UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
(Amendment No.  )

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

ACCURAY INCORPORATED
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

NOTICE OF
2026 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON NOVEMBER 19, 2026
To Our Stockholders:
You are cordially invited to attend the 2026 Annual Meeting of Stockholders, and any adjournment, postponement or other delay thereof (the “Annual Meeting”), of Accuray Incorporated, a Delaware corporation (“Accuray” or the “Company”), which will be held virtually via live audio webcast on Thursday, November 19, 2026 at 11:00 a.m. CT. In order to attend and vote at the Annual Meeting, see “How can I attend the Annual Meeting virtually?” in the proxy statement (the “Proxy Statement”) that accompanies this Notice of 2026 Annual Meeting of Stockholders.
We are holding the Annual Meeting for the following purposes:
1.	To elect one Class II director named in the proxy statement to hold office until our 2029 Annual Meeting of Stockholders, and until his successor has been duly elected and qualified;
2.	To conduct an advisory vote to approve the compensation of our named executive officers;
3.	To ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2027; and
4.
To transact any other business as may properly come before the Annual Meeting, including any motion to adjourn to a later date to permit further solicitation of proxies, if necessary, or any adjournment or postponement of the meeting.

These items of business to be transacted at the Annual Meeting are more fully described in the Proxy Statement. The Annual Meeting this year will be a virtual-only meeting of stockholders to provide convenience to our stockholders and enable increased stockholder participation. Stockholders will be able to attend and participate in the Annual Meeting, vote their shares electronically, and submit questions during the live audio webcast of the Annual Meeting by visiting www.virtualshareholdermeeting.com/ARAY2026 and entering their control number.
The Annual Meeting will begin promptly at 11:00 a.m. CT. Only holders of record and beneficial owners of shares of our common stock at the close of business on October 8, 2026, the record date, are entitled to notice of, to attend, and to vote at the Annual Meeting. A list of stockholders entitled to vote at the Annual Meeting will be available by writing to the Corporate Secretary at our principal executive offices located at 1240 Deming Way, Madison, WI 53717.
It is important that you use this opportunity to vote on the business to come before the stockholders at the Annual Meeting. After reading the Proxy Statement and Annual Report on Form 10-K for the fiscal year ended June 30, 2026 (the “Annual Report”), you are urged to cast your vote as promptly as possible. Please promptly sign, date and return the enclosed proxy card in the prepaid envelope provided to you or vote by telephone or over the Internet to ensure that your shares are represented at the Annual Meeting.
All stockholders are cordially invited to attend the Annual Meeting. Even if you plan to attend the Annual Meeting, please cast your vote as promptly as possible by telephone, Internet or by signing and dating your proxy card and returning it promptly. This will ensure that your vote will be counted if you later decide not to, or are unable to, attend the Annual Meeting. Even if you have given your proxy, you may still attend and vote at the Annual Meeting.
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be held on
November 19, 2026 at 11:00 a.m. Central Time

The Notice of the 2026 Annual Meeting, Proxy Statement and Annual Report to Stockholders for the fiscal year ended June 30, 2026 are available at www.virtualshareholdermeeting.com/ARAY2026.

By order of the Board of Directors,

/s/ STEVE LA NEVE
Steve La Neve
President and Chief Executive Officer

Madison, Wisconsin
October 16, 2026

i

PROXY STATEMENT FOR
ACCURAY INCORPORATED
2026 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON NOVEMBER 19, 2026
This proxy statement (“Proxy Statement”) is furnished to our stockholders of record as of the close of business on October 8, 2026 (the “Record Date”), in connection with the solicitation of proxies by our Board of Directors (the “Board”) for use in connection with our 2026 Annual Meeting of Stockholders, and any adjournment, postponement or other delay thereof (the “Annual Meeting”), to be held virtually via live audio webcast on Thursday, November 19, 2026, at 11:00 a.m. CT. In order to attend and vote at the Annual Meeting, please follow the instructions in the section titled “Questions and Answers Regarding This Solicitation and Voting at the Annual Meeting—How can I attend the Annual Meeting virtually?” This Proxy Statement and the proxy card are first being sent, or made available, to our stockholders on or about October 16, 2026. Our Company’s fiscal year ended on June 30, 2026.
QUESTIONS AND ANSWERS REGARDING THIS SOLICITATION
AND VOTING AT THE ANNUAL MEETING

Why am I receiving these Proxy Materials?
You are receiving this Proxy Statement because you were a stockholder of record or beneficial owner at the close of business on the Record Date. As such, you are invited to attend our Annual Meeting and are entitled to vote on the items of business described in this Proxy Statement. This Proxy Statement contains important information about the Annual Meeting and the items of business to be transacted at the Annual Meeting. You are strongly encouraged to read this Proxy Statement and Annual Report, which include information that you may find useful in determining how to vote.

The items of business to be voted on at the Annual Meeting are as follows:

	1.	The election of one Class II director named in the Proxy Statement to hold office until our 2029 Annual Meeting of Stockholders, and until his successor has been duly elected and qualified;
	2.	An advisory vote to approve the compensation of our named executive officers;
	3.	The ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2027; and
4.
To transact any other business as may properly come
before the Annual Meeting, including any motion to adjourn to a later date to permit further solicitation of proxies, if necessary, or any adjournment or postponement of the meeting.

This Proxy Statement contains important information about the Annual Meeting and the items of business to be transacted at the Annual Meeting. You are strongly encouraged to read this Proxy Statement, which includes information that you may find useful in determining how to vote.

Who is entitled to attend and vote at the Annual Meeting?	Stockholders as of the Record Date are entitled to attend and to vote at the Annual Meeting.

How many shares are outstanding?
On the Record Date, 119,555,592 shares of our common stock were issued and outstanding. Each share of common stock outstanding on the Record Date is entitled to one vote on each item brought before the stockholders at the Annual Meeting. We do not have cumulative voting for directors.

How many shares must be present or represented to conduct business at the Annual Meeting (that is, what constitutes a quorum)?
The presence at the Annual Meeting, in person or represented by proxy, of the holders of at least a majority of the voting power of the shares of our common stock issued and outstanding as of the Record Date and entitled to vote at the Annual Meeting will constitute a quorum for the transaction of business. If, however, a quorum is not present, then no business shall be conducted and the chairperson of the Annual Meeting may adjourn the Annual Meeting until a later time.

What happens if additional matters are presented at the Annual Meeting?
The only items of business that our Board intends to present at the Annual Meeting are set forth in this Proxy Statement. As of the date of this Proxy Statement, no stockholder has advised us of the intent to present any other matter, and we are not aware of any other matters to be presented at the Annual Meeting. However, if any other matter or matters are properly brought before the Annual Meeting, the person(s) named as your proxyholder(s) or you, if you are attending the Annual Meeting, will have the discretion to vote your shares on such matters in accordance with their best judgment and as they deem advisable.

What shares can I vote at the Annual Meeting?
You may vote all of the shares you owned as of the Record Date, including shares held directly in your name as the stockholder of record and all shares held for you as the beneficial owner through a broker or other nominee, such as a bank.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?
Most of our stockholders hold their shares through a bank, broker or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those beneficially owned.

Stockholders of Record. If your shares are registered directly in your name with our transfer agent, Computershare, you are considered, with respect to those shares, the stockholder of record, and we are sending our proxy materials directly to you. As the stockholder of record, you have the right to vote at the Annual Meeting or direct a proxyholder to vote your shares on your behalf at the Annual Meeting by following the procedures for voting over the Internet or by telephone, or by signing and dating the enclosed proxy card and returning it to us in the enclosed postage-paid return envelope.

Beneficial Owner. If your shares are held by a bank, broker or other nominee, you are considered the beneficial owner of those shares and they are considered to be held in street name for your account. Proxy materials are made available to you together with a voting instruction card by delivery to your bank, broker or other nominee. As the beneficial owner, you have the right to direct your bank, broker or other nominee to vote your shares as you instruct with your voting instruction card. The bank, broker or other nominee will vote your shares at the Annual Meeting as you have instructed on your voting instruction card.

How can I vote my shares without attending the Annual Meeting?
If you hold shares directly as the stockholder of record, you may direct how your shares are voted without attending the Annual Meeting by voting on the Internet, by phone or by proxy card. If you provide specific instructions with regard to items of business to be voted on at the Annual Meeting, your shares will be voted as you instruct on those items. If you just sign your proxy card with no further instructions, or if you submit your proxy by telephone or Internet, but do not direct your vote on particular items, your shares will be voted in accordance with the Board’s recommendation on those items. If you hold your shares in street name as a beneficial owner, you may generally vote on the Internet, by phone or by submitting a voting instruction card to your bank, broker or other nominee. Please follow the voting instructions provided by your bank, broker or other nominee. If you do not instruct your bank, broker or other nominee how to vote your shares, your bank, broker or other nominee will only be able to vote your shares with respect to the routine matter of the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2027. Please see “What is a broker non-vote?” below.

How can I attend the Annual Meeting virtually?
We will be hosting the Annual Meeting via live audio webcast only. Both stockholders of record and street name stockholders will be able to attend the Annual Meeting via live audio webcast, submit their questions during the meeting and vote their shares electronically at the Annual Meeting by visiting www.virtualshareholdermeeting.com/ARAY2026. Attending the Annual Meeting via this webcast is the same as attending in person under applicable law.

The Annual Meeting live audio webcast will start at 11:00 a.m. Central Time on Thursday, November 19, 2026. We encourage you to access the meeting prior to the start time. Online check-in will begin at 10:45 a.m. Central Time, and you should allow ample time for the check-in procedures. In order to enter the meeting, you will need the control number. The control number will be included on your proxy card if you are a stockholder of record of shares of common stock, or included with your voting instructions received from your broker, bank or other organization if you hold your shares of common stock in a “street name.” Instructions on how to attend and participate online are available at www.virtualshareholdermeeting.com/ARAY2026.

Even if you plan to attend the Annual Meeting, we recommend that you also vote by Internet, telephone or sign and date the proxy card or voting instruction card and return it promptly in order to ensure that your vote will be counted if you later decide not to, or are unable to, attend the Annual Meeting.

What if I have technical difficulties during the check-in time or during the Annual Meeting?
If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the login page. Please be sure to check in by 10:45 a.m. Central Time on November 19, 2026, the day of the Annual Meeting, so that any technical difficulties may be addressed before the Annual Meeting live audio webcast begins. If we experience a technical failure or other disruption, we will endeavor to post information on the virtual meeting website login page.

Can I submit questions in advance or during the Annual Meeting?
Stockholders may also submit questions in advance of the annual meeting by emailing your question, along with proof of ownership, to investor.relations@accuray.com.

Alternatively, stockholders will be able to submit questions live during the virtual meeting by typing the question into the “Ask a Question” field and clicking submit.

To allow us to answer questions from as many stockholders as possible, we request that each stockholder limit themselves to a total of no more than two questions or comments and provide their name, affiliation and contact details when submitting a question. Questions from multiple stockholders on the same topic or that are otherwise related may be grouped, summarized, and answered together. We will answer questions that comply with the meeting rules of conduct during the Annual Meeting, subject to time constraints. Questions relevant to meeting matters, including those that we do not have time to answer during the meeting, will be posted to our website following the meeting. Questions regarding personal matters or matters not relevant to meeting matters will not be answered.

Can I change my vote or revoke my proxy?
You may change your vote or revoke your proxy at any time prior to the vote at the Annual Meeting. If you are the stockholder of record, you may change your vote by (i) submitting a new proxy bearing a later date (including voting again by Internet or telephone) in accordance with the instructions on the Notice or proxy card, which automatically revokes your earlier proxy, (ii) providing a written notice of revocation to our Corporate Secretary at our principal executive offices prior to the Annual Meeting, or (iii) attending the Annual Meeting and voting at the Annual Meeting. However, attendance at the Annual Meeting will not cause your previously granted proxy to be revoked unless you specifically so request. If you are a beneficial owner, you may generally change your vote by voting again by Internet or phone or by submitting a new, later-dated voting instruction card to your bank, broker or other nominee. However, you should contact your bank, broker or other nominee for specific instructions.

What is a “broker non-vote”?
Brokers that hold shares in street name for the benefit of their clients, banks, brokers and other nominees have the discretion to vote such shares on routine matters only. At the Annual Meeting, only the ratification of the appointment of our independent registered public accounting firm is considered a routine matter. Therefore, if you do not otherwise instruct your bank, broker or other nominee on how to vote your shares, your bank, broker or other nominee may vote your shares on this matter only. Your bank, broker or other nominee will not be able to vote your shares for the election of one Class II director; t the advisory vote to approve the compensation of our named executive officers; or any other matters properly brought before the Annual Meeting without your specific instruction because these are not considered routine matters. A “broker non-vote” occurs when a broker or other nominee does not receive timely instructions from the beneficial owner and therefore cannot vote such shares on the matter.

How are “broker non-votes” counted?
Broker non-votes will be counted as present at the Annual Meeting for the purpose of determining the presence or absence of a quorum for the transaction of business, but they will not be considered to be present and entitled to vote or votes cast for purposes of tabulating the voting results for any non-routine matter. Accordingly, broker non-votes, if any, will have no effect on the outcome of the votes at the Annual Meeting.

What happens if the Annual Meeting is adjourned?
If our Annual Meeting is adjourned until another time and information about the time and location that the meeting will be continued is announced at the time of adjournment, no additional notice will be provided, unless the adjournment is for more than 30 days, in which case a notice of the time and location will be given to each stockholder of record entitled to vote at the Annual Meeting. Any items of business that might have been properly transacted at the Annual Meeting may be transacted after any adjournment.

Who will serve as inspector of elections?	A representative of Broadridge Financial Solutions, Inc. will tabulate the votes and act as Inspector of Elections at the Annual Meeting.

What should I do in the event that I receive more than one set of proxy materials?
You may receive more than one set of these proxy solicitation materials, including multiple copies of this Proxy Statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you may receive a separate voting instruction card from each brokerage account in which you hold shares. In addition, if you are a stockholder of record and your shares are registered in more than one name, you may receive more than one proxy card. Please vote over the Internet, by telephone, or sign, date and return each proxy card and voting instruction card that you receive to ensure that all of your shares are voted.

We have adopted a procedure called “householding,” which the SEC has approved, where we deliver a single copy of the proxy materials to multiple stockholders who share the same address. Please see “Stockholders Sharing the Same Address” for further information regarding householding and how to request additional copies of the materials or enroll in householding.

Who is soliciting my vote and who will bear the costs of this solicitation?
The proxy is being solicited on behalf of our Board. The Company will bear the entire cost of solicitation of proxies, including preparation, Internet posting, assembly, printing and mailing of this Proxy Statement. In addition to solicitation by mail, our directors, officers and employees may also solicit proxies in person, by telephone, by electronic mail or by other means of communication. We will not pay any additional compensation to our directors, officers or other employees for soliciting proxies. We have retained MacKenzie Partners, Inc. to assist in the solicitation of proxies for a fee of approximately $15,000 plus reasonable out-of-pocket costs and expenses. Copies of the proxy materials will be furnished to banks, brokers and other nominees holding beneficially owned shares of our common stock, who will forward the proxy materials to the beneficial owners. We are required to reimburse brokers and other nominees for the costs of forwarding the proxy materials.

If any stockholders need assistance voting their shares, please contact MacKenzie Partners, Inc. at (212) 929-5500, 800-322-2885 (Toll Free) or via email at proxy@mackenziepartners.com.

Where can I find the voting results of the Annual Meeting?
We intend to announce preliminary voting results at the Annual Meeting and publish the final voting results in a Current Report on Form 8-K filed with the SEC within four business days following the Annual Meeting.

What is the deadline for submitting proposals for consideration at next year’s Annual Meeting of stockholders or to nominate individuals to serve as directors?
As a stockholder, you may be entitled to present proposals for action at a future annual meeting of stockholders, including director nominations. Please refer to “—Stockholder Proposals” and “—Recommendations and Nominations of Director Candidates” below.

PROPOSAL ONE

ELECTION OF DIRECTORS
Classes of Our Board
Our Amended and Restated Certificate of Incorporation provides that our Board shall be divided into three classes, designated Class I, Class II and Class III, with each class serving for a staggered three-year term. Our Board currently consists of seven directors: two Class I directors, two Class II directors and three Class III directors. At each annual meeting of stockholders, a class of directors will be elected for a three-year term to succeed the same class whose term is then expiring.
Mika Nishimura, one of our Class II directors, is not standing for re-election at the Annual Meeting and her term will end at the Annual Meeting. We thank Ms. Nishimura for her service to our Company and Board. Following the Annual Meeting, we will have six authorized directors.
The following information is provided for each of the nominees and continuing directors: name, class in which each director or nominee serves, age as of September 30, 2026, and length of service on our Board.

Name	Term Expires	Age	Director Since
Class I Directors
Joseph E. Whitters	2028	68	2018
Chan W. Galbato	2028	63	2025
Class II Directors/Nominees
Richard A. Meier	2029	67	2026
Class III Directors
James M. Hindman	2027	65	2019
Steven F. Mayer	2027	66	2025
Steve La Neve	2027	67	2025

Listed below are the biographies of each director nominee and continuing director and the experiences, qualifications, attributes or skills that led the Nominating and Corporate Governance Committee of the Board (the “Nominating and Corporate Governance Committee”) or the independent members of the board, if applicable, to recommend, and our Board to determine, that the person should serve as a director for the Company. There are no family relationships among any of our directors or executive officers.
Director Nominees—Class II Director
Our Board has nominated Richard A. Meier for election as a Class II director to serve until our 2029 Annual Meeting of Stockholders and until his successor is duly elected and qualified. Mr. Meier is currently serving as a Class II director and has consented to being named in this Proxy Statement and has indicated a willingness to serve if elected. If Mr. Meier is unavailable for election, the persons named as proxyholders will use their discretion to vote for any substitute nominee in accordance with their best judgment. Mr. Meier is an incumbent director currently serving on the Board and is standing for election by stockholders for the first time. Mr. Meier was recommended to the Board by a non-management member of our Board and his nomination was approved by the independent members of our Board.
Richard A. Meier has served as a member of our Board since October 2026. Mr. Meier served as the Chief Executive Officer and a member of the board of directors of TwinMed, LLC, a private healthcare services company from June 2024 through May 2025. Prior to that, he served as President and Chief Executive Officer and a member of the board of Rockley Photonics Holdings Ltd. (“Rockley”), a public medical technology company1, from December 2022 to May 2023 and as President and Chief Financial Officer from October 2022 to December 2022. Prior to Rockley, Mr. Meier was Executive Vice President and Chief Financial Officer of Intersect ENT, Inc., a public medical technology company, a position he held from November 2019 through
[1]
In January 2023, Rockley filed a voluntary petition for relief under Chapter 11 of the U.S. Bankruptcy Code. In March 2023, the Bankruptcy Court approved Rockley’s Prepackaged Plan of Reorganization, and the company emerged from bankruptcy as a private company.

June 2022 when it was acquired by Medtronic. Mr. Meier served as Executive Vice President and Chief Financial Officer of Owens & Minor, Inc., a global healthcare services company, from March 2013 to July 2015. In July 2015, he took on the added role of President-International, a position he held until June 2018. Mr. Meier was an Executive Vice President and Chief Financial Officer at TeleFlex Incorporated, a global medical device company, from January 2010 through March 2012. Earlier in his career, Mr. Meier served as President and Chief Operating Officer of Advanced Medical Optics, Inc., a global ophthalmic medical device company, that was acquired by Abbott Laboratories in February 2009. Throughout his time at Advanced Medical Optics, Mr. Meier served as Chief Financial Officer, while also serving in a number of additional senior operating roles. Mr. Meier was the Executive Vice President and Chief Financial Officer of Bausch Health Companies Inc. (BHC) (formerly Valeant Pharmaceuticals, Inc. and ICN Pharmaceuticals, Inc.), from October 1999 to April 2002, and Senior Vice President & Treasurer from May 1998 to October 1999. Mr. Meier was a member of the Board of Directors of BioMarin Pharmaceutical Inc., a public pharmaceutical company, from 2006 to 2026, where he also served as Chairman from 2023 through 2026, and was also a member of the Board of Directors of Staar Surgical Inc., a public ophthalmic medical device company, from June 2009 to June 2016, where he also served on the Governance, Compensation, and Audit Committees. Mr. Meier holds a B.A. in Economics from Princeton University.
As a seasoned healthcare, medical technology, and life sciences executive, Mr. Meier brings to our Board extensive leadership experience in driving enterprise value creation, operational excellence and financial performance.
Continuing Directors—Class I and Class III Directors
Joseph E. Whitters has served as a member of our Board since July 2018. Mr. Whitters has been an advisor/consultant to Frazier Healthcare, a private equity firm, since 2005. From 1986 to 2005, Mr. Whitters served in various capacities with First Health Group Corp., a publicly traded managed care company, most recently as its Chief Financial Officer. He also previously served as the Controller for United Healthcare Corp, a publicly traded health care management company, from 1984 to 1986. Prior to that, Mr. Whitters served as the Manager of Accounting and Taxation for Overland Express, a publicly traded trucking company, and he began his career in public accounting with Peat Marwick (now KPMG). Mr. Whitters has served on the boards of directors and audit committees of various public companies, including Cutera, Inc., a global aesthetics device company, from February 2019 through June 2023; InfuSystem Holdings, Inc., a publicly traded provider of infusion pumps and related products and services, from April 2012 through May 2019; Analogic Corporation, a private healthcare and security technology solutions company, from October 2017 through June 2018; PRGX Global, Inc., a private provider of recovery audit and spend analytics services, from February 2013 to March 2021; Spark Networks, a private operator of premium online dating sites and mobile applications, from July 2021 to February 2024; and Air Methods Corp., a private air medical transportation and air tourism company, from March 2016 through April 2017. Mr. Whitters has also been an advisor or board member of several private companies. Mr. Whitters holds a B.A. in Accounting from Luther College.
As a former Chief Financial Officer with significant public company governance experience in the medical technology and medical device industry, Mr. Whitters brings to our Board extensive experience in finance, accounting, public company governance, operations and strategy.
Chan W. Galbato has served as a member of our Board since November 2025. Mr. Galbato has been Senior Advisor to Barington Capital Group, LP, a private investment firm, since March 2025, and Alvarez Marsal Holdings, LLC, a consulting firm, since August 2025. Previously, he was the Chief Executive Officer of Cerberus Operations and Advisory Company, LLC, the global operating platform of Cerberus Capital Management, a private investment company, from 2012 to 2024. Prior to joining Cerberus in 2009, Mr. Galbato served as President and Chief Executive Officer of the Controls Group of Invesys plc, a global technology company. Prior to that, he served as President of Services and of the commercial distribution arm of companies for The Home Depot; President and Chief Executive Officer of Armstrong Floor Products, a division of Armstrong World Industries; Chief Executive Officer of Choice Parts, a joint venture start-up; and President and Chief Executive Officer of Coregis Insurance Company, a GE Capital company. He spent fourteen years with General Electric Company, holding several operating and finance leadership positions within their various industrial divisions (including Transportation Systems, Aircraft Engines, Medical Systems and Appliances). Mr. Galbato has served on the boards of directors, audit committees, nominating and governance committees, compensation committees, finance committees and technology committees of various companies, including The

Eastern Company, a publicly traded engineering and manufacturing company, since May 2025, NFI Group Inc., a publicly-traded multinational bus manufacturer, from January 2025 to April 2025; Albertsons Companies, Inc., a publicly traded food and drug retail company, from April 2021 to October 2024; Blue Bird Corporation, a publicly-traded manufacturer of school buses and specialty vehicles, from February 2015 to April 2023; Autoweb, Inc., a publicly-traded digital marketing company for the automotive industry, from January 2019 to May 2022; and Avon Products, Inc., a publicly-traded cosmetics and beauty company, from March 2016 to January 2020. Mr. Galbato holds a B.A. in Economics from the State University of New York and an M.B.A. from the University of Chicago.
As a former Chief Executive Officer with significant experience in running multinational businesses and finance as well as his public company board experience, Mr. Galbato will bring to our Board extensive experience in leadership, governance, business development, operations and strategy.
James M. Hindman has served as a member of our Board since September 2019. Mr. Hindman served in various positions at Allergan, Inc. (“Allergan”), a multi-specialty healthcare company that was acquired by Actavis PLC in 2015, from 1984 to March 2015, where he held positions of increasing responsibility, including most recently as the Executive Vice President, Finance and Business Development, and Chief Financial Officer from August 2014 to March 2015. Mr. Hindman served as Senior Vice President of Treasury, Risk and Investor Relations at Allergan from March 2002 to August 2014, and, from 1984 to 2002, Mr. Hindman served a variety of other finance positions at Allergan, including Senior Vice President, Finance and Controller; Vice President, Finance; Vice President, Financial Planning and Analysis; and Assistant Corporate Controller. Mr. Hindman currently serves on the board of directors of Aatru Medical, LLC, a private medical device company. In the past five years, Mr. Hindman served on the board of directors of Millendo Therapeutics, Inc., a public biotechnology company, from June 2016 to June 2021; Sienna Biopharmaceuticals, Inc., a public clinical-stage medical dermatology and aesthetics company, from August 2018 to December 2019; Urovant Sciences, Inc., a private biopharmaceutical company, from June 2020 to March 2023; and Amolyt Pharma SAS, a private company specializing in developing therapeutic peptides for endocrine and metabolic disease, from July 2021 to July 2024. He has also provided financial consulting services to Cidara Therapeutics, Inc., a public biotechnology company, since July 2015, and to RANI Therapeutics Holdings, Inc., a private biotechnology company, from December 2017 to December 2018. Mr. Hindman holds a B.S. in Accounting from Loyola Marymount University and a M.B.A. from Pepperdine University. He is a certified public accountant in the state of California (inactive).
As a former Chief Financial Officer of a publicly traded global healthcare company with significant financial experience in the medical device industry, Mr. Hindman brings to our Board extensive experience in business development, strategy, financial planning and reporting, accounting, and public company governance.
Steven F. Mayer has served as a member of our Board since June 2025. Mr. Mayer currently serves as a Senior Advisor to Cerberus Capital Management, LP, a private investment firm, and its affiliates since 2023. He has also served as Chairman of the Operations Advisory Counsel and Senior Advisor to the private credit group of TCW, a $200 billion investment group, since 2023; a senior strategic advisor to Red Arts Capital, a private equity firm focused on supply chain investments, since 2024; Chairman and Co-founder of 9Squared, LLC, a technology company, since 2023; and Chief Executive Officer of Dedication Capital, LLC, a privately held investment vehicle, since 2018. Previously, Mr. Mayer was the Executive Chairman of Grifols, SA, a publicly traded global healthcare company, from October 2022 to February 2023 and Senior Managing Director, Co-Head of Global Private Equity, and Chairman of the Investment Committee of Cerberus Capital Management, L.P. from 2002 to 2018. Mr. Mayer currently serves on the Boards of Directors of the holding company of Landmark Structures I, LP, a privately held engineering and contracting company in North America and 9Squared LLC, an early stage, privately held technology company, and in the past five years has served on the Boards of Directors of Grifols, SA, a global healthcare company, from June 2011 to February 2023, Knowles Corporation, a manufacturer of specialty electronic components, from May 2019 through October 2019, and Pace Industries Holdings, LLC, a privately held die cast manufacturer in North America, from December 2023 through March 2026. Mr. Mayer holds a J.D. from Harvard Law School and a B.A. in public and international affairs from Princeton University.
Mr. Mayer brings to our Board extensive governance experience, having served as a member of the Boards of Directors of more than 30 other public and private companies spanning a range of industries including medical technology and biotherapeutics.

Steve La Neve has served as our President and Chief Executive Officer and member of our Board since October 2025. Prior to joining the Company, Mr. La Neve most recently served as President of the Trauma and Joint Reconstruction business unit of Globus Medical Inc. and, previously, Globus Medical Japan K.K., a provider of musculoskeletal device solutions, from 2019 to 2024. From 2015 to 2019, Mr. La Neve was CEO of Bone Biologics Corporation, a medical device company focused on bone regeneration. He also served as a member of the board of directors of Bone Biologics Corporation until December 2022. Prior to that, Mr. La Neve served as CEO of Life Science Enterprises, Inc., an early-stage biomaterials company spun out from ETEX Corporation, from 2014 to 2015, and CEO of ETEX Corporation, an advanced biomaterials company, from 2014 until Zimmer Holdings, Inc. acquired the business of ETEX Holdings, Inc. late in 2014. Prior to that role, Mr. La Neve was CEO and a member of the board of directors at SkelRegen, LLC, Global President of Becton Dickinson Preanalytical Systems, Global President of Medtronic Spine and Biologics, Inc., as well as President of Medtronic Japan. Early in his career, Mr. La Neve served in various commercial roles for three diagnostics companies: Becton Dickinson, Roche and EM Diagnostic Systems, domestically and internationally. He has served as a board member for several healthcare companies in the medical device and diagnostic segments, currently including Insight Medbotics, a company developing MRI guided robotics for interventional oncology. Mr. La Neve holds a B.S. in Health Planning and Administration from the Pennsylvania State University and an MBA from West Chester University. He is a member of Omicron Delta Epsilon, an international honor society recognizing academic excellence and achievements in economics.
Mr. La Neve brings to our Board industry experience with global medical device and healthcare companies. Mr. La Neve’s qualifications to serve on our Board include the perspective he brings as our Chief Executive Officer and, among other skills and qualifications, his strategic management, sales and marketing and business development skills, commercial leadership experience and executive vision.
Governance Agreement and Securities Purchase Agreement
On June 6, 2025, we entered into the Governance Agreement (the “Governance Agreement”) with TCW Asset Management Company LLC (“TCW”) pursuant to which we agreed to appoint a designee of TCW to the Board. Pursuant to the Governance Agreement, TCW has designated Steven F. Mayer to be a director on the Board. During the term of the Governance Agreement, TCW also has the right to designate two individuals to be appointed as non-voting observers to the Board. The Governance Agreement will terminate upon the first date on which: (a) both (1) the Company has paid in full all of the Obligations (as defined in the Financing Agreement (as defined below)) due under the Financing Agreement and (2) TCW or any of its Affiliates (as defined in the Governance Agreement) has legal and beneficial ownership of shares of Common Stock (including warrants issued by the Company calculated on a “net exercise” basis) of less than 5% of the Company’s then-outstanding Common Stock; and (b) the mutual agreement of the Company and TCW in writing.
On July 29, 2026, we entered into a Securities Purchase Agreement (“the Securities Purchase Agreement”) with certain existing investors of the Company party thereto (the “Investors”), pursuant to which we sold shares of Series A Convertible Preferred Stock and agreed to certain governance terms with the Investors. In accordance with the terms of the Securities Purchase Agreement, we decreased the size of our Board to seven members, and concurrently with the execution of the Securities Purchase Agreement, Beverly Huss and Anne Le Grand stepped down from our Board. Under the terms of the Securities Purchase Agreement, following the closing (the “Closing Date”) of the transactions contemplated by the Securities Purchase Agreement, TCW will have the right to designate up to two members of the Board (the “Preferred Directors”). TCW’s right to designate two members of the Board under the Securities Purchase Agreement is inclusive of the individual TCW is entitled to designate pursuant to the Governance Agreement. TCW has initially designated Chan W. Galbato and Steven F. Mayer to serve as the Preferred Directors. In addition, pursuant to the Securities Purchase Agreement, we will elect a seventh director, who will be a new, independent director within 120 days of the Closing Date. For so long as TCW is entitled to designate at least one Preferred Director, (i) each of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee of the Board shall include at least one Preferred Director (subject to applicable independence requirements and applicable law), and (ii) we shall not establish any executive committee, finance committee or other committee of the Board with material authority over any of the matters that require the approval of the holders of the Series A Preferred Stock under the Certificate of Designations unless a Preferred Director is a member of such committee (subject to certain exceptions).

For further information regarding our agreements with TCW, including the Financing Agreement and the Securities Purchase Agreement, see “Certain Relationships and Related Transactions – Transactions with TCW.”
How Votes Are Counted
To be elected, directors must receive a majority of votes cast, meaning that the number of shares voted “FOR” a director’s election exceeds 50% of the number of votes cast with respect to that director’s election. You may vote either “FOR” or “AGAINST” each director nominee or you may abstain by voting “ABSTAIN”. Abstentions will not be counted for purposes of determining the number of votes cast with respect to the election of such a director, and thus will have no effect on the outcome of the vote. Broker non-votes will have no effect on the outcome of the vote.
Under our Corporate Governance Guidelines, in advance of his or her nomination, each director submits an irrevocable, conditional resignation that the Board may accept if an incumbent fails to be elected by a majority of votes cast. In that situation, the independent members of the Board would make a recommendation to the Board about whether to accept such resignation, which the Board will promptly consider. The independent members of the Board and the Board may consider any factors they deem relevant in deciding whether to accept a director’s resignation. If a nominee who is not an incumbent does not receive a majority of the votes cast, such nominee will not be elected as a director.
Board of Directors’ Recommendation
OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE NOMINEE FOR CLASS II DIRECTOR LISTED ABOVE.

PROPOSAL TWO

ADVISORY VOTE TO APPROVE THE
COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
(“SAY-ON-PAY” VOTE)
General
We are submitting to our stockholders for approval, on an advisory (non-binding) basis, the compensation of our named executive officers (“NEOs,” or each, an “NEO”) as disclosed in this Proxy Statement in accordance with Section 14A of the Securities Exchange Act of 1934, as amended (a “say-on-pay” vote). This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the philosophy, policies and practices described in this Proxy Statement. In this proposal, we are asking our stockholders to provide advisory approval of the compensation of our NEOs, as such compensation is described in “Compensation Discussion and Analysis,” the tabular disclosure regarding such compensation, and the accompanying narrative disclosure set forth in this Proxy Statement. We have held a say-on-pay vote annually since our first say-on-pay vote in 2011 and our next say-on-pay vote will be held at next year’s annual meeting of stockholders.
The Compensation Committee of our Board (the “Compensation Committee”) considers the results of each annual stockholder advisory vote on the compensation of our NEOs and stockholder feedback on our executive compensation program. At our 2025 Annual Meeting of Stockholders, approximately 87.6% of the votes cast (excluding abstentions and broker non-votes) were voted in favor of the compensation of our then-named executive officers and, indirectly, our executive compensation program. The Compensation Committee viewed these results as support for our executive compensation program and, as a result, continued to apply the same general principles and philosophy as in the prior fiscal year to our executive compensation programs, policies and practices for fiscal 2026 and kept such programs consistent with the prior fiscal year, which is discussed in more detail in “Compensation Discussion and Analysis” below.
Summary of Fiscal 2026 Executive Compensation Program
Our executive compensation program is designed to enable us to attract, retain, motivate and appropriately reward the individuals who can help us successfully execute our business strategy and promote the best interests of our stockholders. In deciding how to vote on this proposal, our Board urges you to consider the following factors, which are more fully discussed in “Compensation Discussion and Analysis” below:
•	We provide reasonable base salaries.
•	We link pay to performance.
•
We provide reasonable change in control and severance arrangements. Each NEO’s employment agreement has reasonable post-employment cash payment and benefit levels and contains a “double trigger” acceleration provision for unvested and unearned equity awards in the event of a change in control of the Company. For the terms of the employment agreements for our NEOs, please refer to the information set forth under “—Employment, Change in Control and Severance Arrangements”.

•	We maintain a compensation recovery (“clawback”) policy that applies to both our cash incentive award and long-term incentive compensation plans.
•	We maintain sound corporate governance standards. We have adopted the following executive compensation policies and practices:
•	Independent Compensation Consultant. The Compensation Committee has engaged its own independent compensation consultant.
•
We mitigate unnecessary compensation-related risk. We have implemented robust Board and management-level processes to identify compensation-related risks, and we mitigate undue risk with business controls, including limits on payout levels under our cash incentive award plan that applies to both our cash incentive award and long-term incentive compensation plans.

•
We have adopted stock ownership requirements. The Compensation Committee believes it is important for our executives, including our NEOs, and non-employee directors to hold a minimum amount of our equity securities in order to align their interests with those of our stockholders.

Consistent with this belief, we have adopted stock ownership requirements for our executive officers. All of our executive officers are in compliance or are on track to be in compliance with these stock ownership requirements within the periods established in the requirements.
•
No hedging or pledging transactions allowed. Our insider trading policy prohibits all of our employees, including our NEOs, and non-employee directors from engaging in any speculative transactions in Company securities, including purchasing on margin, holding Company securities in margin accounts, purchasing financial instruments (including prepaid variable forward contracts, equity swaps, collars and exchange funds), engaging in short sales, engaging in transactions in derivative securities or engaging in any other forms of hedging transactions. Our employees, including our NEOs, and our non-employee directors are also prohibited from pledging or using Company securities as collateral for loans.

•	We do NOT engage in the following compensation practices:
•	We do not provide excessive perquisites or other personal benefits to our NEOs.
•
We do not currently offer pension arrangements, retirement plans (other than our Section 401(k) employee savings plan), or nonqualified deferred compensation plans or arrangements to our senior executives, including our NEOs, except for those who are employed internationally in accordance with local customs and regulations.

•	We do not provide change of control excise tax gross-ups.
The Compensation Committee will continue to analyze our executive compensation policies and practices and adjust them as appropriate to reflect our performance and competitive needs.
How Votes Are Counted
The proposal requires the affirmative vote of a majority of the voting power of the shares present at the Annual Meeting, in person or by proxy, and entitled to vote on the proposal. Abstentions will be treated as being present and entitled to vote on the proposal and, therefore, will have the same effect as a vote AGAINST the proposal. Broker non-votes, if any, will have no effect on the outcome of the vote.
Because your vote is advisory, it will not be binding on our Board or the Compensation Committee. However, the Compensation Committee, which is responsible for designing and approving our executive compensation program, and our Board value the opinions expressed by our stockholders and will consider the outcome of the vote when making future compensation decisions for our NEOs.
Board of Directors’ Recommendation
Based on the information provided above and within “Compensation Discussion and Analysis” in this Proxy Statement, we request that you indicate your support for our executive compensation philosophy, policies and practices by voting in favor of the following resolution:
“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the Company’s NEOs as described in the Company’s 2026 Proxy Statement, including the Compensation Discussion and Analysis, the compensation tables, and the other narrative compensation disclosures.”
OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE ADVISORY APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DESCRIBED IN THIS PROXY STATEMENT.

PROPOSAL THREE

RATIFICATION OF APPOINTMENT
OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
General
The Audit Committee of our Board (the “Audit Committee”) has selected Grant Thornton LLP as our independent registered public accounting firm to perform the audit of our consolidated financial statements for the fiscal year ending June 30, 2027. Grant Thornton LLP has audited our consolidated financial statements since fiscal year 2007.
Stockholder ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2027 is not required by law, the Nasdaq Listing Rules, our Amended and Restated Certificate of Incorporation or our Amended and Restated Bylaws (“Bylaws”). However, our Board is submitting the selection of Grant Thornton LLP to our stockholders for ratification as a matter of good corporate governance and practice. If the stockholders fail to ratify the appointment, the Audit Committee will reconsider whether or not to retain Grant Thornton LLP. Even if the selection is ratified, we may appoint a different independent registered public accounting firm during the fiscal year if the Audit Committee determines that such a change would be in the best interests of our Company and our stockholders.
Representatives of Grant Thornton LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions from our stockholders.
Audit and Non-Audit Services
The Audit Committee is directly responsible for the appointment, compensation and oversight of our independent auditors. The Audit Committee retained Grant Thornton LLP to audit our consolidated financial statements for the fiscal year ended June 30, 2026. The estimated aggregate fees billed by Grant Thornton LLP for all services relating to fiscal 2026 and 2025 are as follows:

	Fiscal Year Ended June 30,
Service Category	2026	2025
Audit Fees(1)	$2,197,141	$2,991,627
Audit Related Fees(2)	—	—
Tax Fees(3)	14,544	9,576
All Other Fees(4)	—	—
Total	$2,211,685	$2,921,203

(1)
Audit Fees primarily consist of fees for professional services performed for the audit of our consolidated annual financial statements and the review of our unaudited quarterly financial statements. Audit Fees also include fees for the audit of our internal controls over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act of 2002, issuance of consents and fees for statutory audits.

(2)
Audit Related Fees consist of fees for professional services for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.”

(3)	Tax Fees consist of fees for tax compliance, tax advice and tax planning services related to an international statutory tax audit.
(4)	All Other Fees consist of fees billed for products and services provided by the independent registered public accountants other than those that meet the criteria above.
Audit Committee Pre-Approval Policies and Procedures
The Audit Committee pre-approves all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services and tax services, as well as, to a very limited extent, specifically designated non-audit services that, in the opinion of the Audit Committee, will not impair the independence of the registered public accounting firm. Pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent registered public accounting firm and management are required to periodically report to the Audit

Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, including the fees for the services performed to date. In addition, the Audit Committee also may pre-approve particular services on a case-by-case basis, as required.
How Votes Are Counted
The proposal requires the affirmative vote of a majority of the voting power of the shares present at the Annual Meeting, in person or by proxy, and entitled to vote on the proposal. Abstentions will be treated as being present and entitled to vote on the proposal and, therefore, will have the same effect as a vote AGAINST the proposal. Broker non-votes, if any, will have no effect on the outcome of the vote.
Board of Directors’ Recommendation
OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING JUNE 30, 2027.

AUDIT COMMITTEE REPORT
The Audit Committee is responsible for overseeing our accounting and financial reporting processes and internal control systems, the appointment, compensation, retention and oversight of Grant Thornton LLP, our independent registered public accounting firm, and audits of our financial statements, all pursuant to the Audit Committee’s written charter. Grant Thornton LLP reports directly to the Audit Committee. The Audit Committee has the authority to obtain advice and assistance from outside legal, accounting or other advisors as the Audit Committee deems necessary to carry out its duties and to receive appropriate funding, as determined by the Audit Committee, from our Company for such advice and assistance.
Management is responsible for preparing our financial statements and for our financial reporting processes, accounting policies, systems of internal controls and disclosure controls and procedures. For our fiscal year ended June 30, 2026, Grant Thornton LLP was responsible for expressing an opinion on the effectiveness of our internal control over financial reporting. Grant Thornton LLP was also responsible for performing an independent audit and expressing an opinion on the conformity of our audited financial statements with accounting principles generally accepted in the United States. In this context, the Audit Committee hereby reports as follows:
1.	The Audit Committee has reviewed and discussed our audited financial statements for fiscal 2026 with our management.
2.	The Audit Committee has discussed with Grant Thornton LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC.
3.
The Audit Committee has received the written disclosures and the letter from Grant Thornton LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding Grant Thornton LLP’s communications with the Audit Committee concerning independence and has discussed with Grant Thornton LLP its independence.

4.
Based on the review and discussions referred to in paragraphs (1) through (3) above, the Audit Committee recommended to our Board that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended June 30, 2026, for filing with the SEC.

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
James M. Hindman, Chairperson
Chan W. Galbato
Joseph E. Whitters
The foregoing Audit Committee report shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and shall not otherwise be deemed filed under these acts, except to the extent we incorporate by reference into such filings.

EXECUTIVE OFFICERS
Set forth below is certain information regarding each of our executive officers as of September 30, 2026:

Name	Age	Position(s)
Steve La Neve	67	President, Chief Executive Officer and Director
Ali Pervaiz	46	Senior Vice President, Chief Financial Officer
Paul Miele	44	Senior Vice President, Chief Commercial Officer

Further information with respect to Mr. La Neve, our President and CEO, is provided above under “Proposal One—Election of Directors.”
Ali Pervaiz has served as our Senior Vice President, Chief Financial Officer since May 2022. Previously, Mr. Pervaiz served as our Vice President, Global Commercial Operations from August 2020 through May 2022. Prior to joining the Company, Mr. Pervaiz was with GE Healthcare, a global medical technology, pharmaceutical diagnostics, and digital solutions innovator and subsidiary of General Electric Company, for over 15 years in senior financial and operating leadership roles, most recently as Executive – Margin Growth PMO Leader focused on Margin Expansion for the Global Imaging business from September 2018 to January 2020 and Executive – Advance Leader focused on Commercial Strategy & Finance Transformation from January 2017 to September 2018. During his tenure at GE Healthcare, Mr. Pervaiz, who was selected for and graduated from the Corporate Audit Staff program, also previously held business unit Chief Financial Officer roles at GE Healthcare for the US Commercial Diagnostic Imaging Equipment and US Commercial Life Support Solutions businesses. Mr. Pervaiz holds an M.B.A. from the University of Chicago Booth School of Business with focus on finance and operations, an M.S. in healthcare technologies management from the Medical College of Wisconsin and a B.S. from Marquette University.
Paul Miele has served as our Senior Vice President, Chief Commercial Officer since April 2026. Prior to joining the Company, Mr. Miele served as Business Unit Leader & General Manager of the Monarch Robotic Platform at Johnson & Johnson MedTech, the medical device division of the multinational healthcare company, Johnson & Johnson, from September 2024 to April 2026. Prior to that, he was at Globus Medical, a global musculoskeletal technology company, from June 2016 to July 2023, where he served in various senior-level sales positions, including most recently as Vice President Sales, Americas APAC from July 2022 to July 2023. Prior to that he served in various sales-related positions at Intuitive Surgical, Mpathy Medical, Cook Medical and Eli Lilly & Company. Mr. Miele holds a B.S. in Finance and Marketing from Northeastern University.

COMPENSATION DISCUSSION AND ANALYSIS
Introduction
This Compensation Discussion and Analysis provides information regarding the fiscal 2026 compensation program for our named executive officers (“NEOs”), which includes (i) two individuals who served as our principal executive officer during fiscal 2026, (ii) our other two most highly compensated executive officers at fiscal year-end, and (iii) one additional executive officer for whom disclosure would have been provided but for the fact that such individual was not serving as an executive officer at fiscal year-end, who were as follows:

Named Executive Officer	Title
Steve La Neve(1)	President and Chief Executive Officer
Ali Pervaiz	Senior Vice President, Chief Financial Officer
Paul Miele(2)	Senior Vice President, Chief Commercial Officer
Suzanne Winter(3)	Former President and Chief Executive Officer
Sandeep Chalke(4)	Former Senior Vice President, Chief Commercial Officer

(1)	Mr. La Neve joined the Company effective October 20, 2025.
(2)	Mr. Miele joined the Company effective April 6, 2026.
(3)	Ms. Winter left the Company effective October 19, 2025.
(4)	Mr. Chalke left the Company effective March 31, 2026.
This Compensation Discussion and Analysis describes the material elements of our executive compensation program for fiscal 2026. It also provides an overview of our executive compensation philosophy, including our principal compensation policies and practices. Finally, it analyzes how and why the Compensation Committee and in the case of our President and Chief Executive Officer (“CEO”), the independent members of our Board, arrived at their specific compensation decisions for our NEOs in fiscal 2026 and discusses the key factors that they considered in determining NEO compensation, which included stockholder feedback and the results of our 2025 “Say-on-Pay” vote.
Executive Summary
Fiscal 2026 Business Highlights
In fiscal 2026, we achieved mixed financial results, including the following:
•	Achieved revenue of $401.9 million for fiscal year 2026, which was 80% of the pre-established target level under our cash incentive plan (the “Company Bonus Plan”) for fiscal 2026;
•	Generated orders (net of cancellations) of $192 million for fiscal year 2026, which was 61% of the pre-established target level under our Company Bonus Plan for fiscal 2026; and
•	Achieved adjusted EBITDA margin percentage of 2.64% for fiscal year 2026, which was 29% of the pre-established target level under our Company Bonus Plan for fiscal 2026.
Fiscal 2025 Say on Pay Vote and Stockholder Engagement
Our Board and management are committed to maintaining sound and effective compensation and governance programs, with policies and programs reflecting best practices and designed to build value for our stockholders. At our 2025 Annual Meeting of Stockholders, approximately 87.6% of the votes cast (excluding abstentions and broker non-votes) were voted in favor of the compensation of our then-named executive officers and, indirectly, our executive compensation program. In evaluating our executive compensation program, policies, and practices for fiscal 2026, the Compensation Committee was mindful of this result, along with the support our stockholders expressed for the Company’s efforts to better enhance the link between executive pay and company performance in prior years as well as other discussions with our stockholders. Taking these considerations into account, the Compensation Committee concluded that the general compensation principles and philosophy used to determine the components of executive compensation for fiscal 2025 continue to closely align the interests of our executive officers to the long-term interests of our stockholders and promote retention. Accordingly, the Compensation Committee continued to apply the same general principles and philosophy in determining executive compensation for fiscal 2026.

The Compensation Committee recognizes the importance of having on-going and open conversations with our stockholders to solicit their feedback. In an effort to continue to increase the level of stockholder engagement, the Company continued its investor outreach efforts to engage with our stockholders and better understand their perspectives on a variety of matters, including the Company’s performance, governance, human capital management, and executive compensation.
In fiscal 2026, the Compensation Committee invited each of our top 15 institutional stockholders to discuss our executive compensation programs, policies, and practices. In addition to the foregoing, we engaged with our stockholders throughout fiscal 2026 through various meetings with members of our executive team, including our CEO and Chief Financial Officer, and on occasion members of the Board, including the Chairman of the Board. These interactions included the following:
•	presentations at investor and industry conferences, which included individual one-on-one meetings; and
•
one-on-one investor calls and virtual and in-person meetings, initiated by the Board, members of management, and our stockholders over the course of the fiscal year, including following the Company’s quarterly conference calls.

In fiscal 2026, we held over 30 such meetings with one or more institutional stockholders so that they could provide feedback to our executive officers (and members of the Board, as applicable). Such ongoing investor outreach helps us understand investor perspectives and to communicate on a variety of corporate governance topics, including our executive compensation program, policies, and practices. We strive to make these events an open forum to actively engage our stockholders in dialogue about all matters, from our financial and operational trends to governance issues, including executive compensation. These interactions allow investors the opportunity to meet, ask questions of, and provide advice to, our executive officers (and members of our Board, as applicable). We value the insights gained from our discussion with our stockholders and find them to be helpful even when points of view vary. The Compensation Committee, as well as the independent members of our Board, consider such stockholder feedback when adopting policies affecting our executive compensation program. We will continue to seek opportunities for dialogue with our stockholders on executive compensation and other matters on an ongoing basis. We are committed to maintaining or improving our level of stockholder engagement going forward.

Fiscal 2026 Executive Compensation Highlights
Based on its desire to incentivize our senior leadership team for fiscal 2026, which it believes embodies the appropriate experience and skills to successfully execute our long-term business objectives, and taking into account global supply chain challenges, inflation, and other global macroeconomic conditions and the uncertainties caused with respect to the Company and its performance, the Compensation Committee (and, in the case of our CEO, the independent members of our Board) took the following actions with respect to the compensation of our NEOs:

Base Salaries	• After considering individual performance, competitive market data and retention, our continuing NEOs generally did not receive an increase in base salary for fiscal 2026.
Cash Incentive Awards
•
Under the Company Bonus Plan, orders (net of cancellations), revenue and adjusted EBITDA margin were the performance objectives for fiscal 2026.
•
Based on our performance in fiscal 2026,, it was determined that the performance objectives under the Company Bonus Plan were not achieved and as such, no cash incentive awards were funded for fiscal 2026, other than $262,500 for Mr. La Neve paid as a minimum annual cash incentive for fiscal 2026 and $87,000 for Mr. Miele paid as a minimum annual cash incentive award for fiscal 2026, both as provided for under their respective employment agreements.

Annual “Refresh” Equity Awards
•
Consistent with our compensation philosophy that equity awards increase our executive officers’ stake in the Company, thereby reinforcing their incentive to manage our business as owners and tying a significant portion of their target total direct compensation (consisting of base salary, target cash incentive, and equity awards) to our stock price performance, the Compensation Committee and, in the case of our CEO, the independent members of our Board, granted to our continuing NEOs “refresh” equity awards.
•
With respect to fiscal 2026 annual “refresh” equity awards, 50% of the grant date fair value of the mix of our eligible non-CEO NEOs’ fiscal 2026 annual “refresh” equity awards was in the form of a PSU award and the balance was in the form of a RSU award. Specifically, our eligible non-CEO NEOs received annual “refresh” awards consisting of a PSU award and RSU award, each in equal amounts ranging from 90,000 shares to 110,000 shares (which, in the case of the PSU awards, reflect target levels of performance). Provided, Mr. La Neve received annual “refresh” awards consisting of a PSU award for a target number of 1,394,161 shares of our common stock and an RSU award for 1,064,814 shares of our common stock pursuant to the terms of his employment agreement with the Company (with the PSU award size reflecting a reduction from the award size originally agreed under his employment agreement).

Steve La Neve New Hire Compensation
•
Effective October 20, 2025, Mr. La Neve joined the Company as our President, Chief Executive Officer. Pursuant to his employment agreement, Mr. La Neve’s annual base salary was set at $750,000 and his target bonus percentage under our Company Bonus Plan was 100% of his annual base salary. In order to induce Mr. La Neve to join the Company, his employment agreement also provided for relocation reimbursement of up to $150,000 and, with respect to fiscal 2026 only, Mr. La Neve’s annual cash incentive bonus was guaranteed at a minimum of 50% of his base salary (as defined under the Company Bonus Plan) for fiscal 2026, after which future annual cash incentive bonus awards would not be guaranteed and be contingent on performance.
•
In addition, as a material inducement for him to accept employment with the Company, Mr. La Neve’s employment agreement with the Company provided for grants to Mr. La Neve of equity awards consisting of RSUs covering 1,250,000 shares of our common stock and a PSU award covering 1,250,000 shares of our common stock, which were granted in October 2025.
•
With respect to the fiscal 2026 annual “refresh” equity awards, as noted above, Mr. La Neve’s employment agreement provided, subject to approval by the Board, for equity awards with a grant date fair value (as determined under U.S GAAP) equal to $2,300,000, consisting of 50% RSUs and 50% PSUs. Mr. La Neve’s fiscal 2026 annual “refresh” PSUs were granted in September 2026 with a target of 1,394,161 shares (reflecting a reduction from the award size originally contemplated under Mr. La Neve’s employment agreement), as approved by our Board and agreed to by Mr. La Neve.

Paul Miele New Hire Compensation
•
Effective April 6, 2026, Paul Miele joined the Company as our Senior Vice President, Chief Commercial Officer. Pursuant to his employment agreement, Mr. Miele’s annual base salary was set at $465,000 and his target bonus percentage under our Company Bonus Plan was 75% of his annual base salary. In order to induce Mr. Miele to join the Company, Mr. Miele is entitled to receive (i) a monthly stipend equal to $1,500 per month for the term of his employment, which will be applied to housing, (ii) with respect to the fourth quarter of our fiscal 2026, a cash incentive bonus guaranteed at a minimum of $87,000 and (iii) with respect to the first three quarters of fiscal 2027, a cash incentive bonus guaranteed at a minimum of $261,000, after which future annual cash incentive bonus awards will not be guaranteed and will be contingent on performance.
•
In addition, pursuant to Mr. Miele’s employment agreement with the Company and as a material inducement for him to accept employment with the Company, we agreed to grant Mr. Miele equity awards consisting of RSUs covering 650,000 shares of our common stock and a PSU award covering 650,000 shares of our common stock at target, which were granted in May 2026.

“Pay-for-Performance”
We believe that there should be a strong relationship between pay and performance, and our executive compensation program reflects this belief. In particular, cash incentive award opportunities and long-term incentive compensation in the form of equity awards represent a majority of the target total direct compensation opportunities of our executive officers, including our NEOs, as reflected in the charts below. These variable compensation elements are considered “at risk” as they are directly dependent upon the achievement of pre-established performance objectives and/or stock price performance.
We structured our cash incentive award opportunities to focus on the achievement of specific short-term financial performance goals that are aligned with our business strategy and would further our longer-term growth objectives. As such, our Company Bonus Plan only funds if we achieve multiple pre-established financial performance objectives, placing our NEOs’ target cash incentive opportunities entirely at risk.
For fiscal 2026, our long-term incentive compensation program was comprised of a combination of service-based RSU awards and PSU awards. The Compensation Committee continued with the strategy from prior years of including PSU awards rather than options to purchase shares of our common stock to continue to better align executive compensation with sustained financial and operational performance. The Compensation Committee believes that this combination of awards appropriately balances the various objectives of our long-term incentive compensation program because it promotes long-term value creation critical to driving stockholder value, directly aligns executive compensation with stockholder interests through share ownership, and encourages our key executive officers to remain engaged with our organization through the vesting date of the awards, which is typically a multi-year period.
The following charts illustrate the mix of the fiscal 2026 target total direct compensation opportunities for our NEOs between base salary, target cash incentive opportunities and long-term incentive compensation in the form of equity awards, which are further discussed under the heading “Compensation Elements” below.

The following chart illustrates the allocation of the fiscal 2026 target and realized direct compensation for our NEOs among base salary, cash incentive award opportunities and long-term incentive compensation in the form of equity awards. None of the “at-risk” cash compensation subject to bonus pool funding under our Company Bonus Plan and performance-based equity compensation of our NEOs were earned in fiscal 2026 as a result of below-threshold achievement of the applicable pre-established performance objectives.

FY 2026 Target and Realized Compensation ($000)
Time-Based Equity
Performance-Based Equity
Bonus
Salary
$7,000
$6,000
$5,000
$4,000
$3,000
$2,000
$1,000
$0
$5,950
$788
$926
$359
Target
Realized
Target
Realized
CEO
Average NEO

Target total direct compensation in the chart above includes base salary, target cash incentive award opportunities and the grant date fair value of equity awards, but excludes “other compensation” as reported in the Fiscal 2026 Summary Compensation Table under “Executive Compensation” below. Realized compensation includes base salary paid, cash bonuses paid, and the value of equity awards granted prior to, but vesting in, fiscal 2026.
What Guides Our Program
Compensation Philosophy
To achieve our objectives, we need a highly talented and seasoned management team with the integrity, skills, and dedication necessary to oversee a dynamic and growing organization and the vision to anticipate and respond to future market developments. Our executive officers must be capable of fulfilling our long-term business strategy, including expanding the growth of our products into the market.

Accordingly, the overarching compensation philosophy approved by the Compensation Committee for fiscal 2026 was grounded in the following principles and objectives:

Pay for Performance	Emphasize “variable” pay that is tied to the achievement of specific, pre-established performance objectives or stock price appreciation over “fixed” pay
Stockholder Alignment
More closely align our executive officers’ interests with the interests of our stockholders by focusing on long-term equity incentives that correlate with sustainable long-term value growth for our stockholders

Attract, Retain and Motivate	Attract, retain and motivate talented executive officers who can develop, implement and deliver on long-term value creation strategies
Balance the Short- and Long-Term Perspective
Provide a balance of cash incentive bonuses to motivate execution of near-term objectives while also placing a heavier emphasis on long-term equity compensation to focus our executive officers on our long term strategic and financial goals

Market Competitiveness	Use industry appropriate compensation packages that are competitive with those made available to executives at companies with which we compete for executive talent

Consistent with this philosophy, a significant portion of our NEOs’ target total direct compensation in fiscal 2026 was comprised of variable cash incentives (that is, cash incentive award opportunities) and equity-based compensation, consisting of RSU awards and PSU awards, in order to align compensation with our business performance and the long-term interests of our stockholders.
Compensation Elements
The compensation of our executive officers, including our NEOs, consisted of the following elements in fiscal 2026:

Element	Primary Objectives
Base Salary	• Fairly and competitively compensate our executive officers • Provide a fixed component to the compensation program
Cash Incentives
• Reinforce our performance-based culture
•
Provide our executive officers incentive to achieve our challenging corporate performance objectives
•
Align corporate performance objectives with our business strategy

Long-Term Incentive Compensation
• More closely align our executive officer interests with those of our stockholders
•
Serve as an important retention tool in a highly competitive labor market for key talent
•
Incentivize future performance of our executive officers to execute our long-term strategy and create value for our stockholders
•
Reward past corporate and individual performance

Governance Standards and Executive Compensation Practices
We maintain sound corporate governance standards as reflected in our executive compensation policies and practices. The following policies and practices were in effect in fiscal 2026:

What We Do		What We Do Not Do
✔	“Double-Trigger” Equity Acceleration	✘	No “Single-Trigger” Change in Control Arrangements
✔	Compensation Recovery (“Clawback”) Policy	✘	No Excessive Perquisites
✔	Stock Ownership Requirements	✘	No Special Retirement Plans
✔	Annual Compensation Risk Assessment	✘	No Option Backdating or Repricing
✔	Annual Say-on-Pay Vote	✘	No Hedging or Pledging
✔	Independent Compensation Consultant	✘	No Change in Control Excise Tax Gross Ups
✔	Majority Independent Compensation Committee	✘	No Current Equity Compensation Plans with “Evergreen” Provisions
		✘	No Guaranteed Base Salary Increases
		✘	No Compensation Committee Interlock

•
“Double-Trigger” Equity Acceleration. Our executive officers’ employment agreements contain “double trigger” acceleration provisions for equity awards, which requires both a change in control of the Company and an involuntary termination of employment before the vesting of outstanding and unvested equity awards is accelerated.

•
Compensation Recovery (“Clawback”) Policy. We maintain a clawback policy applicable to our executive officers, which we adopted in 2023 for compliance with the Nasdaq Listing Rules and Section 10D of the Exchange Act. Each of our Company Bonus Plan, the 2016 Equity Incentive Plan (the “2016 Plan”), and the 2026 Equity Incentive Plan (the “2026 Plan”) include provisions allowing for potential recovery of performance-based or incentive compensation paid to our executive officers (in the case of the 2016 Plan and the 2026 Plan, in the absence of a clawback policy that applies to the equity award) if (i) we are required to restate our financial results or materially reduce publicly disclosed backlog figures and (ii) the compensation received by our executive officers who received awards under such plans is greater than would have been paid or awarded if calculated based on the restated financial results or the materially reduced backlog figures.

•
Stock Ownership Requirements. We have adopted stock ownership requirements for our executive officers and non-employee directors. All of our executive officers are in compliance with these stock ownership requirements or are on track to be in compliance within the applicable timeframe specified in such requirements.

•
Annual Compensation Risk Assessment. The Compensation Committee directs our independent compensation consultant to conduct an annual review of our compensation policies and practices and respective risk profiles as described in “Corporate Governance and Board of Directors Matters—Compensation Risk Considerations” below.

•
Annual Say-on-Pay Vote. We hold say-on-pay votes annually, which the Compensation Committee reviews to determine support of our executive compensation program as described in “Proposal Two—Advisory Vote to Approve the Compensation of Our Named Executive Officers” above.

•	Independent Compensation Consultant. The Compensation Committee has engaged its own independent compensation consultant.
•
Majority Independent Compensation Committee. A majority of the members of our Compensation Committee are independent under the applicable rules and regulations of the Securities and Exchange Commission and the Nasdaq Listing Rules applicable to Compensation Committee members and both independent members of the Compensation Committee are also “non-employee directors” under Rule 16b-3 of the Securities Exchange Act of 1934, as amended. Following the end of fiscal 2026, our

Board appointed Steven Mayer to the Compensation Committee in accordance with the exception for non-independent members under the Nasdaq Listing Rules. Our Board determined that Mr. Mayer’s membership on the Compensation Committee is required by the best interests of the Company and its stockholders.2
•	No “Single-Trigger” Change in Control Arrangements. We do not provide our executive officers with single trigger change in control severance payments or benefits.
•
No Excessive Perquisites. We do not provide excessive perquisites to our executive officers, including our NEOs. Our executive officers participate in our broad-based company-sponsored health and welfare benefits programs on the same basis as our other full-time, salaried employees. During fiscal 2026, we provided certain one-time relocation benefits to Mr. La Neve in connection with his hire and certain monthly stipends to Mr. Miele for housing assistance. Our Compensation Committee believed these benefits were reasonable and necessary in order to recruit these executives to join us.

•
No Special Retirement Plans. We do not currently offer pension arrangements, retirement plans (other than our Section 401(k) employee savings plan) or nonqualified deferred compensation plans or arrangements to our executive officers, including our NEOs.

•	No Option Backdating or Repricing. We do not allow backdating or repricing of our option awards.
•
No Hedging or Pledging. Our insider trading policy prohibits our employees, including our NEOs, and our non-employee directors from engaging in any speculative transactions in our securities, including purchasing on margin, holding Company securities in margin accounts, purchasing financial instruments (including prepaid variable forward contracts, equity swaps, collars and exchange funds), engaging in short sales, engaging in transactions in derivative securities or engaging in any other forms of hedging transactions. Our employees, including our NEOs, and our non-employee directors are also prohibited from pledging or using our securities as collateral for loans.

•	No Change in Control Excise Tax “Gross-Ups.” We do not provide change in control excise tax “gross-ups” to our executive officers under any circumstances.
•	No Current Equity Compensation Plans with “Evergreen” Provisions. Our current equity compensation plans do not contain “evergreen” provisions.
•	No Guaranteed Base Salary Increases. We do not guarantee our executive officers base salary increases.
•
No Compensation Committee Interlocks. There is no interlock among our Compensation Committee members as described in “Corporate Governance and Board of Directors Matters—Compensation Committee Interlocks and Insider Participation” below.

Compensation Setting Process
Role of Compensation Committee and the Board
The Compensation Committee oversees our executive compensation philosophy and administers our executive compensation program. The Compensation Committee is responsible for reviewing the performance and approving the compensation of our executive officers, including our NEOs (other than our CEO). The independent members of our Board are responsible for reviewing the performance of our CEO and approving our CEO’s compensation. The Compensation Committee is also responsible for reviewing and recommending to our Board the compensation of our non-employee directors and establishing and regularly reviewing the compensation and benefits policies for our executive officers. For additional information on the Compensation Committee, including the scope of its authority, see “Corporate Governance and Board of Directors Matters—Compensation Committee,” below.
At the beginning of each fiscal year, our Board, after consulting with management, establishes our corporate performance objectives, and the Compensation Committee, after consulting with management, reviews and approves the individual performance objectives for each executive officer (other than our CEO) and makes decisions with respect to any base salary adjustment, target cash incentive award opportunities and equity awards
[2]	In October 2026, the Board appointed Richard A. Meier to the Compensation Committee.

for our executive officers, including our NEOs (other than our CEO), for the upcoming fiscal year. The independent members of our Board, based on the recommendations of the Compensation Committee, approve the individual performance objectives for our CEO and make decisions with respect to our CEO’s base salary adjustment, target cash incentive award opportunity and equity awards. After the end of the fiscal year, the Compensation Committee assesses the performance of our executive officers, including our NEOs (other than our CEO), to determine the payouts for the cash incentive award opportunities for the previous year, and the independent members of our Board assess the performance of our CEO to determine any cash incentive award payout for our CEO in light of the previously established performance objectives.
Role of Management
To aid in its deliberations, each fiscal year our CEO provides recommendations to the Compensation Committee regarding the key compensation elements for each of our executive officers, including our NEOs (other than the CEO). Prior to formulating these recommendations, our CEO conducts an annual performance review of our other executive officers to evaluate their performance for the prior fiscal year based on the objectives previously established by the Compensation Committee. Our CEO then presents the results of these evaluations, along with our CEO’s recommendations with regard to their compensation for the current fiscal year, including base salary adjustments, target cash incentive award opportunities and payouts and equity awards, to the Compensation Committee for its consideration. In advance of making such recommendations, our CEO often reviews competitive market data provided by the Compensation Committee’s independent compensation consultant and takes into consideration such factors as our compensation philosophy, achievement of individual performance goals and objectives and internal pay equity.
Our CEO also assists our Board in formulating our performance objectives for the fiscal year and the Compensation Committee in developing the individual performance objectives for each executive officer. The Compensation Committee reviews such recommendations as it deems appropriate prior to approving them or, in the case of our CEO, prior to recommending them to our Board for approval.
Similarly, our CEO’s performance is reviewed annually by the Compensation Committee as well as the other independent members of our Board as part of their deliberations with respect to our CEO’s compensation. The Compensation Committee makes recommendations regarding the compensation of our CEO to the independent members of our Board, who approve all elements of our CEO’s compensation.
Typically, our CEO is present at Compensation Committee meetings where executive compensation and corporate and individual performance are discussed and evaluated (except when our CEO’s own compensation and performance are determined or reviewed). From time to time, our CFO, Chief Legal Officer, and Chief Human Resources Officer may also attend Compensation Committee meetings at which executive compensation matters are discussed and participate in those discussions (except when their own compensation and performance are determined or reviewed).
Role of Compensation Consultant
The Compensation Committee retained Exequity LLP, a national compensation consulting firm (“Exequity”), as its advisor to provide advice with respect to our executive and non-employee director compensation programs for fiscal 2026. Exequity advised the Compensation Committee with respect to trends in executive compensation, the development of the Compensation Peer Group (as defined below) for fiscal 2026, the determination of compensation programs, the assessment of competitive pay levels and mix (for example, the proportion of fixed pay to incentive pay and the proportion of annual cash pay to long-term incentive pay) and setting compensation levels. Exequity also consulted with the Compensation Committee to formulate, design, and recommend new programs to better align our executive officers’ performance with the interests of our stockholders.
Exequity did not perform any other services for us or the Compensation Committee in fiscal 2026. Based on its review, the Compensation Committee has determined that Exequity’s services did not raise any conflict of interest and, after consideration of the factors set forth in the rules of the Securities and Exchange Commission and the Nasdaq Listing Rules, determined that Exequity was independent within the meaning of those rules and standards.
Compensation Peer Group
For fiscal 2026, the Compensation Committee determined the compensation of our executive officers, including our NEOs, including the allocation between cash and equity compensation based on an analysis of the data reflected in Radford’s High-Tech Industry Survey covering companies within the technology, life sciences, and medical devices industries with $200 million to $500 million in annual revenue, as well as an assessment of our performance and compensation practices against a peer group of 21 health care equipment, services, and supplies companies (the “Compensation Peer Group”) with whom we compete for executive talent, which are in our industry sector or which have comparable financial and organizational characteristics (collectively, the “Relevant Market Data”). The Compensation Peer Group was recommended by Exequity and submitted to the Compensation Committee for its review and approval. Changes to the Compensation Peer Group from the prior year included the removal of two companies, Shockwave Medical and Cue Healthcare, due to acquisition or bankruptcy, respectively, and the addition of Alphatec Holdings, Inc. and AtriCure, Inc. to the Compensation Peer Group, as each such company generally fit within the criteria used for fiscal 2026. The Compensation Peer Group for fiscal 2026 was approved by the Compensation Committee in March 2025.
The criteria used to develop the fiscal 2026 Compensation Peer Group included the following:
Primary Factors:
•	Similar industry (i.e., health care equipment and technology);
•	Competitors for executive talent;
•	Annual total revenue of approximately 0.3 to 3.0 times our annual total revenue;
•	Market capitalization of up to approximately 0.5 to 3.0 times our market capitalization;
•	Headcount of approximately 0.5 to 3.5 times our own; and
•	Headquartered in the United States.
The fiscal 2026 Compensation Peer Group is set forth below:

Alphatec Holdings, Inc.	Glaukos Corporation	Nevro Corp.
AngioDynamics, Inc.	Inari Medical, Inc.	Orthofix Medical Inc.
AtriCure, Inc.	Inogen, Inc.	Penumbra, Inc.
Artivion, Inc.	Inspire Medical Systems, Inc.	RadNet, Inc.
Avanos Medical, Inc.	iRhythm Technologies, Inc.	Tactile Systems Technology, Inc.
CONMED Corporation	Lantheus Holdings, Inc.	Tandem Diabetes Care, Inc.
Cutera, Inc.	Merit Medical Systems, Inc.	Varex Imaging Corporation

The following table summarizes our relative positioning to the fiscal 2026 Compensation Peer Group when the Compensation Committee conducted its annual review of our executive compensation program during fiscal 2025.

Criteria	Accuray FY 2025	Target for Peer Group	2026 Peer Group Median (Data as of 1/31/24)
Revenue ($MM)	$453	0.3x – 3.0x	$574
Market Capitalization ($MM)	$224	0.5x – 3.0x	$1,944
Employees	987	0.5x – 3.5x	1300

The Compensation Committee annually reviews the composition of the Compensation Peer Group to ensure it is the most relevant set of companies to use for comparison purposes.
In evaluating the base salaries of our executive officers for fiscal 2026, establishing target cash incentive award opportunities and granting equity awards (and with respect to our CEO, recommending such elements of compensation for approval by the independent members of our Board), the Compensation Committee reviewed the Relevant Market Data to inform its decisions on individual compensation elements, in particular the competitive reasonableness of such elements and to ensure that its decisions were consistent with our compensation philosophy and strategy. While the Compensation Committee considered the Relevant Market Data, it did not make its decisions solely based on targeting compensation to specific benchmarks against the Relevant Market Data. Instead, the Compensation Committee took an approach consistent with its intention to (i) set performance objectives for cash incentive compensation so that target level payouts would only be made if our executive officers and the Company performed at a superior level that would be difficult to achieve and (ii) provide our executive officers with the ability to earn above-market compensation for exceptional performance that furthered our long-term financial and strategic goals.

Tally Sheets
As part of our annual executive compensation approval process, with the assistance of Exequity, the Compensation Committee reviews each executive officer’s compensation history for the past five years or, if an executive officer was hired within the past five years, since his or her date of hire, including each compensation element and how it compared to the Relevant Market Data for the most recent fiscal year. The Compensation Committee also reviews tally sheets setting forth the expected value of annual compensation and benefits for each executive officer, including our NEOs, which includes base salaries, potential cash incentive award payouts and minimum and maximum levels, long-term incentive compensation, including the mix of equity awards and the number of shares of our common stock subject to outstanding stock options, RSU awards, and PSU awards granted, including the fair value at grant, and the annualized cost of other benefits.
These tally sheets also set forth the accumulated value of the compensation and benefits for each executive officer, including our NEOs, which includes the accumulated value of equity awards and the accumulated value of potential payouts under different separation from employment scenarios, including under our post-employment compensation arrangements. Reviewing tally sheets each year facilitates the Compensation Committee’s evaluation of the reasonableness of the total accumulated value of the compensation and benefits provided to each executive officer, including our NEOs. For fiscal 2026, the tally sheets served to assist the Compensation Committee and, in the case of our CEO, the independent members of our Board, in understanding the total annual compensation opportunity for each then executive officer and relative compensation among our then executive officers, but did not affect any specific decision relating to our executive officers’ compensation.
Fiscal 2026 Executive Compensation Program
Base Salary
We believe that a competitive base salary is the essential foundation to providing an appropriate total direct compensation package for our executive officers, including our NEOs. We use base salary to fairly and competitively to compensate our executive officers for the jobs we ask them to perform. We view base salary as the most stable component of our executive compensation program, as this amount is not at risk.
The Compensation Committee and, in the case of our CEO, the independent members of our Board, makes adjustments to base salary when it believes there is a deviation from market-competitive levels based on a review of the Relevant Market Data, when an individual is promoted or assumes an increase in responsibility or when the Compensation Committee determines that an individual’s performance warrants an adjustment. The Compensation Committee (or in the case of our CEO, the independent members of our Board) reviews the base salary levels of our then executive officers each year to determine whether an adjustment is warranted.
For fiscal 2026, after considering competitive market data, individual performance and retention as well as global macroeconomic conditions and the Company’s cost-cutting measures, the Compensation Committee approved to keep base salaries for our then executive officers, including our then NEOs, at substantially the same level as the prior fiscal year. The salary for each of Mr. La Neve and Mr. Miele was established in negotiation with the individual executive and approved by the independent members of our Board or the Compensation Committee, respectively, after considering competitive market data and the executive’s skills and experience. . Each NEO’s fiscal 2026 base salary is shown below:

Named Executive Officer	Fiscal 2025 Base Salary	Fiscal 2026 Base Salary(1)	% Change
Steve La Neve(2)	N/A	$750,000	N/A
Suzanne Winter(3)	$750,000	$750,000	0%
Ali Pervaiz	$450,600	$450,600	0%
Sandeep Chalke(4)	$459,000	$459,000	0%
Paul Miele(5)	N/A	$465,000	N/A

(1)
The fiscal 2026 base salaries set forth in this table were effective October 1, 2025 other than with respect to Messrs. La Neve and Miele whose base salary for fiscal 2026 were effective upon the date they joined the Company.

(2)	Mr. La Neve joined the Company on October 20, 2025.
(3)	Ms. Winter left the Company effective October 19, 2025.
(4)	Mr. Chalke left the Company effective March 31, 2026.
(5)	Mr. Miele joined the Company effective April 6, 2026.

The annual base salaries earned and paid to our NEOs are reported in the Fiscal 2026 Summary Compensation Table under “Executive Compensation” below.
Cash Incentives
Funded by Bonus Pool Under the Company Bonus Plan
Typically, the cash incentive awards under our Company Bonus Plan serve to reinforce our performance-based culture. The Compensation Committee believes in providing our executive officers, including our NEOs, with a target incentive compensation opportunity near market median and target total cash compensation opportunity above the market median tied to the achievement of challenging, pre-established corporate performance objectives that are aligned with our business strategy. Historically, due to the challenging nature of the objectives that the Compensation Committee established, payouts under our Company Bonus Plan have averaged approximately 57% of their target level from fiscal 2013 through fiscal 2025, excluding fiscal 2020, where cash incentive awards were eliminated for such fiscal year due to the COVID-19 pandemic. As with base salary, each then current executive officer’s target cash incentive award opportunity is set with reference to his or her performance over the previous fiscal year as evaluated by our CEO or, in the case of our CEO, the independent members of our Board, his or her experience and responsibilities, the critical nature of his or her position relative to our success, our retention needs, the Relevant Market Data, and our CEO’s recommendation with respect to our other NEOs. The target cash incentive award opportunity for each of Mr. La Neve and Mr. Miele was determined in connection with his hire based on the Relevant Market Data, the executive’s skills and experience, and the executive’s expected contributions in his role.
At the beginning of the fiscal year, the Compensation Committee reviewed and approved the corporate performance objectives and related target levels for the fiscal 2026 cash incentive awards, as discussed in further detail below under “Fiscal 2026 Company Bonus Plan Performance Objectives” and “Fiscal 2026 Company Bonus Plan Payouts.” Achievement of these corporate performance objectives at requisite levels would result in funding the bonus pool for payout of bonuses to participating employees, including our NEOs. The Compensation Committee approved the cash incentive award payout for each executive officer, including our NEOs, but excluding our CEOs, whose target cash incentive award opportunity and payout, if any, were reviewed and approved by the independent members of our Board. The table below sets forth, for fiscal 2026, the target cash incentive award opportunity for each of our NEOs as a percentage of base salary and in absolute dollars.
Fiscal 2026 Company Bonus Plan Target Cash Incentive Award Opportunities

	Fiscal 2026
Named Executive Officer	(%)	($)(1)
Steve La Neve(2)	100	525,000
Suzanne Winter(3)	100	314,423
Ali Pervaiz	70	316,633
Sandeep Chalke(4)	75	259,512
Paul Miele(5)	75	83,163

(1)	Target cash incentive awards under the Company Bonus Plan for fiscal 2026 are calculated based upon each NEO’s base salary, as defined in the Company Bonus Plan.
(2)
Pursuant to Mr. La Neve’s employment agreement with the Company, for fiscal 2026 only, Mr. La Neve was entitled to a guaranteed cash incentive award of at least 50% of his base salary (as defined under the Company Bonus Plan), or $262,500. Such guaranteed portion of Mr. La Neve’s cash incentive award was determined pursuant to the terms of his executive employment agreement and future cash incentive award opportunities would not be guaranteed as they would align with the same performance goals under the Company Bonus Plan.

(3)	Ms. Winter left the Company effective October 19, 2025. As a result, she was not eligible to receive a bonus for the year.
(4)	Mr. Chalke left the Company effective March 31, 2026. As a result, he was not eligible to receive a bonus for the year.
(5)
Mr. Miele joined the Company effective April 6, 2026, and was eligible to participate in the Company Bonus Plan for the fourth quarter of fiscal 2026 only. Pursuant to Mr. Miele’s employment agreement with the Company, Mr. Miele was entitled to receive a guaranteed cash incentive award for the fourth quarter of fiscal 2026 of at least $87,000. Such guaranteed portion of Mr. Miele’s cash incentive award was determined pursuant to the terms of his executive employment agreement and future cash incentive award opportunities would not be guaranteed as they would align with the same performance goals under the Company Bonus Plan.

Fiscal 2026 Company Bonus Plan Performance Objectives
All employees, including our NEOs, are eligible to participate in the Company Bonus Plan, which was adopted by the Compensation Committee. For fiscal 2026, these cash incentive awards were designed to reward our executive officers, including our NEOs, based on our financial performance. In establishing the fiscal 2026 cash incentive award program for our executive officers, including our NEOs, the Compensation Committee determined that their award opportunities should be directly linked to achieving multiple corporate financial performance objectives that were considered key drivers of the Company’s long-term strategy and stockholder value creation.
The bonus pool for these incentive awards under the Company Bonus Plan would be funded only if the corporate financial performance objectives established by our Board or the Compensation Committee were achieved at pre-established threshold levels as of June 30, 2026; provided, however, that such funding will be automatically adjusted to the extent required to maintain compliance with the financial covenants set forth in any credit facility of the Company. Accordingly, if the bonus pool was not funded, no executive officer would be entitled to any cash incentive award payout tied to such bonus pool under the Company Bonus Plan, regardless of his or her individual performance. To the extent that the bonus pool was funded, the Company Bonus Plan would provide each executive officer to an actual cash incentive award payout as determined by the formula below, provided that the Compensation Committee or our Board could exercise positive or negative discretion to increase or reduce the overall funding percentage and/or to increase, reduce or eliminate any individual award payout, including for individual performance in accordance with the terms of the Company Bonus Plan.

For fiscal 2026, the Compensation Committee established three corporate financial performance objectives: orders (net of cancellations), revenue, and adjusted EBITDA margin for purposes of the Company Bonus Plan. These performance objectives were applied in the same manner to all of our executive officers, including our NEOs, participating in the Company Bonus Plan. The Compensation Committee established target levels and minimum funding thresholds with respect to each performance objective, thereby requiring that we achieve the minimum threshold set for each objective in order for any funding to occur with respect to that measure.
The performance objectives and their relative weightings, target levels and minimum funding thresholds for fiscal 2026, as well as the actual performance attained, were as follows:

Performance Objective	Weighting	Threshold	Target	Maximum	Actual Results	%Plan Attained	%Weighted Funding
Orders (net of cancellations)(1)	30%	$288.0 million	$315.0 million	$346.5 million	$192 million	61	0
Revenue	20%	$460.0 million	$500.0 million	$525.0 million	$401.9 million	80	0
Adjusted EBITDA Margin	50%	8%	9%	9.5%	2.6%	29	0

(1)	If we do not meet or exceed the threshold metric for the Adjusted EBITDA Margin objective, the payout under the orders objective will not exceed the target payout level of 100%.
For fiscal 2026, the Compensation Committee replaced adjusted EBITDA with adjusted EBITDA margin and increased the weighting of the metric from 35% to 50%, while reducing the Revenue weighting from 35% to 20%. These changes were intended to place greater emphasis on profitable growth, operating efficiency and affordability, reflecting the Compensation Committee’s view that management should be rewarded not only for generating revenue and earnings, but also for converting revenue into sustainable profitability while maintaining financial discipline and supporting compliance with the Company’s debt covenant obligations. The revenue objective was calculated on a GAAP basis, consistent with the GAAP financial measures reported in our quarterly earnings releases. For purposes of the Company Bonus Plan, “orders (net of cancellations),” a non-GAAP financial measure, was calculated by subtracting cancellations from backlog from orders entered into backlog, in each case during the performance period, and “adjusted EBITDA margin,” a non-GAAP financial measure, was calculated by excluding any bonus accrual amounts. The Compensation Committee could, in its discretion, approve exclusions in the nature of one-time occurrences, extraordinary items or events outside management’s control.
With respect to each performance objective, the Compensation Committee assessed whether and to what extent that such performance was met. The funding with respect to each performance objective was based on a funding slope in a straight line from 50% at the minimum threshold level to 100% at the target level, with the maximum funding opportunity set at 150%.
Based on our actual corporate performance results, our Board and our Compensation Committee approved 0% funding of the cash incentive awards for fiscal 2026 and as a result no Company Bonus Plan payouts were made to our NEOs for fiscal 2026 other than certain guaranteed minimum cash incentive awards for our NEOs hired during fiscal 2026.
Long-Term Incentive Compensation
We believe that long-term incentive compensation in the form of equity awards promotes a strong alignment between the interests of our stockholders and our executive officers, including our NEOs, and serve as an important retention tool, especially given the highly competitive environment in which we compete to attract and retain talent. Accordingly, the Compensation Committee seeks to motivate and retain our executive officers through the use of equity awards consistent with the reasonable management of our overall equity compensation expense and stockholder dilution. The Compensation Committee and, in the case of our CEO, the independent members of our Board, grants equity awards to our executive officers, including our NEOs, at the beginning of each fiscal year, as a reward for past corporate and individual performance, as an incentive for future performance, and to satisfy our retention objectives.
In the past, our executive officers have been granted service-based RSU awards, performance-based equity in the form of PSU awards, market-based performance unit (“MSU”) awards, and options to purchase shares of our common stock, all of which, to the extent they remain outstanding, continue to provide incentive to our executive officers to drive stockholder value over the relevant vesting or performance period, as applicable.
Historically, the size of an executive officer’s equity award is determined by the Compensation Committee and, in the case of our CEO, the independent members of our Board, after considering his or her performance against his or her individual goals and objectives over the last fiscal year as evaluated by our CEO (or, in the case of our CEO, as evaluated by the independent members of our Board), an evaluation of his or her target total direct compensation, an evaluation of his or her accumulated equity holdings, the critical nature of his or her position relative to our success, our retention needs, the Relevant Market Data, internal parity, role hierarchy and such other factors as the Compensation Committee or the independent members of our Board, as applicable, determines relevant.
In addition, outside of our long-term incentive compensation program, we granted Messrs. La Neve and Miele awards consisting of a PSU and an RSU award in connection with their hiring, as discussed in further detail below.
Fiscal 2026 Annual “Refresh” Equity Awards
For fiscal 2026, given the continued desire to (i) drive alignment between executive interests and the interests of our stockholders, (ii) properly incentivize our executive officers to effectively execute our transformation initiatives, and (iii) more closely tie pay and performance, the Compensation Committee, granted equity awards under our long-term incentive compensation program to our executive officers (including our NEOs) with generally an equal mix of 50% PSU awards and 50% RSU awards (with certain exceptions discussed below), which is consistent with the approach used for fiscal 2025.
The annual “refresh” PSU awards granted to our NEOs for fiscal 2026 will vest upon the achievement of one or more of the performance goals, subject to the individual continuing to be a service provider through the determination date. The three-year performance goals measured at the end of fiscal 2028 require the Company to achieve (i) product revenue, which is weighted at 30%, (ii) service revenue, which is weighed at 30%, (iii) adjusted EBITDA, which is weighted at 40%, at certain rigorous, pre-determined threshold, target or maximum levels. The Compensation Committee replaced the total revenue metric with separate product revenue and service revenue metrics to better reflect the distinct strategic importance of new system sales and recurring service revenue. The Compensation Committee believed that evaluating these revenue streams independently would help promote balanced growth across the business and provide a more comprehensive assessment of management’s performance. The Compensation Committee also removed the total global system install base metric because it viewed revenue generation and financial performance as more direct measures of long-term value creation and therefore more closely aligned with stockholder interests. If such performance goals meet or exceed the pre-determined threshold, target or maximum levels, the target number of shares subject to the PSU award would vest based on a straight line slope from 50% of the target shares at the minimum threshold level to 100% of the target shares at the target level as well as a straight-line slope from such target to a maximum of 150% of the target shares vesting at the maximum achievement level, all upon certification of such achievement by the Compensation Committee. For purposes of determining whether the performance goals are achieved, product revenue and service revenue will be calculated based on GAAP numbers and adjusted EBITDA will be calculated by the Company in its reasonable discretion and exclude non-recurring items, subject to review and approval by the Compensation Committee. The only automatic adjustments would be for equity-based compensation and changes to the value of warrants. The Compensation Committee could, in its discretion, approve exclusions in the nature of one-time occurrences, extraordinary items or events outside management’s control.
The Compensation Committee believes this mix of PSU and RSU awards was appropriate for these NEOs because it provides a balance between a meaningful incentive (given that PSU awards only provide value to the recipient in the event that certain long-term performance objectives are met) and retention (given that RSU awards only vest and become payable based upon continued service over time). Service-based RSU awards offer more certainty in value delivery thereby driving executive retention while also providing incentive to build sustainable long-term value in the form of stock appreciation for the benefit of our stockholders. In addition, the Compensation Committee believes that the use of PSUs rather than options establishes a stronger connection between the compensation of these NEOs and the achievement of performance goals that are important for long-term stockholder value creation as well as company growth.
For fiscal 2026, after assessing their individual performance, Mr. La Neve recommended equity award amounts to the Compensation Committee for each of our then eligible executive officers, including certain NEOs, other than himself. The Compensation Committee reviewed our CEO’s recommendations and, after assessing each of the factors described above, including without limitation stockholder dilution, determined the equity awards to be granted for each then eligible NEO as set forth in the table further below. Mr. La Neve’s employment agreement provided for Mr. La Neve to receive annual refresh equity awards for fiscal 2026 with a grant date value equal to $2,300,000, with a mix of 50% RSUs and 50% PSUs. In September 2026, to support the Company’s ongoing transformation efforts, the Board approved, and Mr. La Neve agreed to, an adjustment to the PSU component of Mr. La Neve’s annual refresh equity award for fiscal 2026 to a target number of 1,394,161 shares. We granted the RSU components of all NEO “refresh” grants (including those for Mr. La Neve) in November 2025, while the PSU components of refresh grants for fiscal 2026 remained under consideration at that time, including in particular consideration for the appropriate performance objectives to apply to the PSUs, in light of the ongoing transformation initiatives. The fiscal 2026 “refresh” PSU grant for all NEOs (other than Mr. La Neve) were made in May 2026, and the fiscal 2026 “refresh” PSU grant for Mr. La Neve was made in September 2026. Ms. Winter had left the Company at the time of grant and did not receive any annual “refresh” equity awards for fiscal 2026. Mr. Miele did not receive annual “refresh” equity award amounts for fiscal 2026. See below for a description of inducement awards granted to Mr. La Neve and Mr. Miele in connection with their joining the Company.
Inducement Awards
Pursuant to Mr. La Neve and Mr. Miele’s respective employment agreements and as a material inducement for them to accept employment with the Company as our President, Chief Executive Officer and Senior Vice President, Chief Commercial Officer, respectively, we agreed to grant inducement awards to Messrs. La Neve and Miele. Consistent with the Company’s ongoing annual “refresh” equity award design mix of 50% PSU awards and 50% RSU awards, our Board decided on a similar mix for Messrs. La Neve and Miele’s inducement equity award mix such that a majority of such award would be performance-contingent and also be forfeited if such individual was no longer employed by the Company prior to vesting of such awards, with Mr. La Neve’s award requiring achievement of multiple rigorous stock price hurdles prior to vesting to better align our new CEO’s compensation opportunity with shareholders (as described further below).

Mr. La Neve was granted equity awards consisting of RSUs covering 1,250,000 shares of our common stock (the “La Neve Inducement RSU”) and a PSU award covering 1,250,000 shares of our common stock (the “La Neve Inducement PSU”), which were granted in October 2025. The La Neve Inducement RSU had a grant date of October 31, 2025 and will vest as to 25% of the shares subject to the La Neve Inducement RSU on each anniversary of the grant date, subject to Mr. La Neve’s continued service through each such date. The La Neve Inducement PSUs had a grant date of October 31, 2025 and are eligible to vest based on the Company’s stock price performance over an approximately six-year performance period ending on September 30, 2031. The La Neve Inducement PSUs are divided into three tranches. Each tranche is eligible to vest one year after the achievement of a stock price goal, measured based on the VWAP over a trailing, consecutive 30-day trading period as compared to a starting price (“Starting Price”) equal to the VWAP over the consecutive 30-day trading days prior to October 20, 2025. The stock price goals and number of PSUs eligible to vest per tranche are as follows:

Number of Shares Subject to PSUs	Performance Goal
375,000 shares	Achievement of a stock price goal on or prior to September 30, 2027, equal to the greater of $2.00 per share or a 25% share price increase relative to the Starting Price
375,000 shares	Achievement of a stock price goal on or prior to September 30, 2029, equal to the greater of $2.50 per share or a 60% share price increase relative to the Starting Price
500,000 shares	Achievement of a stock price goal on or prior to September 30, 2031, equal to the greater of $3.00 per share or a 90% share price increase relative to the Starting Price

However, no more than one third (1∕3) of the aggregate number of PSUs may vest earlier than the first anniversary of the grant date and no more than a total of two thirds (2∕3) of the aggregate number of PSUs may vest earlier than the second anniversary of the grant date.
Mr. Miele was granted equity awards consisting of RSUs covering 650,000 shares of our common stock (the “Miele Inducement RSU”) and a PSU award covering 650,000 shares of our common stock (the “Miele Inducement PSU”). The Miele Inducement RSU had a grant date of May 29, 2026 and will vest as to 25% of the shares subject to the Miele Inducement RSU on April 30, 2027 and will continue to vest as to 25% of the shares subject to the Miele Inducement RSU on each of the one-, two-, and three-year anniversaries of such date, subject to Mr. Miele’s continued service through the applicable date. The Miele Inducement PSUs had a grant date of May 29, 2026 and are eligible to vest based on the same performance goals as the PSUs under the Company’s fiscal 2026 annual refresh equity awards set forth above.
Fiscal 2026 NEO Equity Awards
For fiscal 2026, the Compensation Committee (or, in the case of our CEO, the independent members of our Board) granted each of the following NEOs equity awards in the following amounts (no stock options were granted in fiscal 2026):

Name	RSU Grant Date	Number of Shares Subject to RSUs (#)(1)	PSU Grant Date	Number of Shares Subject to PSUs (#)(2)
Steve La Neve	11/28/2025 10/31/2025	1,064,814 1,250,000(4)	10/31/2025 9/30/2026	1,250,000(5) 1,394,161
Ali Pervaiz	11/28/2025	90,000	5/30/2026	90,000
Sandeep Chalke(3)	11/28/2025	110,000	—	—
Paul Miele	5/30/2026	650,000(4)	5/30/2026	650,000

(1)
Except as otherwise noted below, each RSU award vests over a three-year period with 33 1/3% of the shares subject to the award vesting on the first anniversary of the grant date and an additional 33 1/3% of the shares subject to the award vesting on each of the second and third anniversaries of the grant date, subject to the applicable NEO’s continued service with the Company.

(2)
The numbers listed in this column reflect the target number of shares covered by the applicable NEO’s PSU award. Except as otherwise noted below, upon certification of the Compensation Committee of the achievement of the applicable performance goals within sixty (60) days following completion of the three-year performance period that ends on the last day of fiscal 2028, the PSU award would vest based on a straight line slope from 50% of the target number of shares at the minimum threshold level to 100% of the target number of shares at the target level as well as a straight-line slope from such target to a maximum of 150% of the target number of shares vesting at the maximum achievement level, subject to the applicable NEO’s continued service with the Company.
(3)	Mr. Chalke left the Company effective March 31, 2026, and thus did not receive a PSU grant in May 2026.
(4)
The RSU vests as to 25% of the shares subject to the RSU on April 30, 2027 and will continue to vest as to 25% of the RSU award on each of the one-, two-, and three-year anniversaries of such date, in each case subject to the recipient’s continued service through the applicable date.

(5)	This PSU references the La Neve Inducement PSU, which has a vesting schedule as described under “Inducement Awards.”
The equity awards granted to our NEOs in fiscal 2026 are reported in the Fiscal 2026 Summary Compensation Table under “Executive Compensation” below.
Previously Granted Performance Stock Units
In fiscal 2024, the Compensation Committee and, in the case of Ms. Winter, the Board, approved, as part of the annual “refresh” equity awards for that year, PSUs for our then executive officers, including our then named executive officers. This provided for the grant of PSUs to our executive officers that would vest upon the achievement of one or more of the performance goals, subject to the individual continuing to be a service provider through such date. The three-year performance goals were measured at the end of fiscal 2026 and required the Company to achieve (i) total revenue, which was weighted at 50%, (ii) adjusted EBITDA margin, which was weighted at 30%, and (iii) total global system install base, which was weighted at 20%, at certain rigorous, pre-determined threshold, target or maximum levels. If such performance goals meet or exceed the pre-determined threshold, target or maximum levels, the target number of shares subject to the PSU award would vest based on a straight line slope from 50% of the target shares at the minimum threshold level to 100% of the target shares at the target level as well as a straight-line slope from such target to a maximum of 150% of the target shares vesting at the maximum achievement level, all upon certification of such achievement by the Compensation Committee. The target level for the total revenue goal was $511 million, and the target level of the adjusted EBITDA margin goal was 9.0%. The Compensation Committee determined that neither of such goals was met, and that only the total global system install base goal was achieved, at 70% of target. At the time the PSU awards were granted, the Compensation Committee believed that the total global install base goal would be particularly challenging and require considerable effort and skill to achieve at target levels. Based on performance achievement through fiscal 2026, the shares with respect to such PSU awards vested as to 15% of such awards, resulting in Mr. Pervaiz, who was originally granted a target of 132,075 shares under such PSU awards, vesting as to 19,811 shares of such award. Mr. Chalke had already left the Company at the time of such vesting and as new hires, Messrs. La Neve and Miele did not participate in the fiscal 2024 annual “refresh” equity awards.
Other Compensation Practices and Policies that Align Our NEOs to our Stockholders
Stock Ownership Requirements
Our Board has adopted Corporate Governance Guidelines to help ensure that we are managed in the best long-term interests of our stockholders, to promote effective functioning of the Board and its committees and to provide a flexible framework within which our Board may conduct its oversight of our business. The Corporate Governance Guidelines require that our executive officers and non-employee members of our Board own shares of our common stock as follows:
•	Non-Employee Directors: the number of shares having a value equal to at least four times the non-employee director’s regular annual board cash retainer (excluding any committee retainer);
•	Chief Executive Officer: the number of shares having a value equal to at least three times his or her annual base salary;
•	All Other Executive Officers: the number of shares having a value equal to at least one times his or her annual base salary.
Our executive officers and non-employee directors have five years from the date of election or appointment to attain such ownership levels. We expect each executive officer and non-employee director to retain at least 25% of the net shares of our common stock he or she receives pursuant to all equity awards granted by us (excluding shares sold to cover (i) the exercise price of any stock options and/or (ii) associated withholding and other taxes), until the foregoing ownership levels are achieved. As of the last day of fiscal 2026, all of our continuing NEOs were in compliance with such stock ownership requirements or were on track to be in compliance within the appropriate timeframe.
Compensation Recovery (“Clawback”) Policy
On November 9, 2023, our Compensation Committee approved an executive compensation recovery (“clawback”) policy, which applies to certain incentive-based compensation that is received on or after October 2, 2023. The clawback policy applies to all of our executive officers, and any individual who is or was ever designated as an officer by our Board. To the extent permitted by applicable law and subject to certain limited exceptions, the clawback policy requires such individuals to repay to us certain recoverable incentive compensation if (i) we are required to prepare an accounting restatement of our financial statements as a result of a material noncompliance with any financial reporting requirement under securities laws, including any required accounting restatement to correct an error in previously issued financial statements that is material to the previously issued financial statements, or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period (an “Accounting Restatement”); (ii) the individual served as an officer at any time during the performance period applicable to such compensation; and (iii) such individual received such compensation (meaning generally that the applicable performance measures were attained) after having become an officer, on or after October 2, 2023, and during the three completed fiscal years immediately preceding the earliest to occur of the date our Board, a committee of the Board or one or more of the officers of the Company authorized to take such action if Board action is not required, concludes, or reasonably should have concluded, that the Company is required to prepare an Accounting Restatement, or the date a court, regulator or other legally authorized body directs the Company to prepare an Accounting Restatement. Recoverable incentive compensation is defined in the clawback policy but generally includes any incentive-based compensation that was granted, earned or vested based wholly or in part upon attainment of any financial reporting measure (including any stock price or total stockholder return measure), to the extent the compensation amount exceeds the amount that would have been received if determined in accordance with the restated financial statements. To date, there has been no recovery or repayment of compensation from executive officers pursuant to the clawback policy.
In addition, the Company Bonus Plan, the 2016 Plan, and the 2026 Plan each include a compensation recovery (“clawback”) provision. Under the 2016 Plan, in the absence of a clawback policy of ours that applies to the equity award, in the event we are required to restate our financial results or materially reduce publicly disclosed backlog figures, our Board will review the conduct of our executive officers in relation to the restatement or material reduction. If our Board determines that an executive officer has engaged in misconduct, or otherwise violated our Code of Conduct and Ethics with respect to a restatement, and that such misconduct or violation contributed to the restatement, then our Board may, in its discretion, take appropriate action to remedy the misconduct or violation, such as seeking reimbursement of any portion of any performance-based or incentive compensation paid or awarded to the executive officer that is greater than what would have been paid or awarded if calculated based on the restated financial results, to the extent not prohibited by governing law. If the Board determines that an executive officer has engaged in knowing or reckless misconduct or otherwise violated the Company’s Code of Conduct and Ethics with respect to a material reduction in publicly disclosed backlog figures and that such misconduct or violation led to the improper inclusion of a proposed system sale in publicly disclosed backlog, then our Board shall, in its discretion, take appropriate action to remedy the misconduct or violation, such as seeking reimbursement of any portion of any performance-based or incentive compensation paid or awarded to the executive officer that is greater than what would have been paid or awarded if calculated based on the materially reduced backlog figures, to the extent not prohibited by governing law. Under the Company Bonus Plan, these clawback provisions apply in addition to the provisions of the Company’s Clawback Policy.
The 2026 Plan provides that awards under that plan will be subject to any applicable compensation recoupment policy that we adopt from time to time as required by law, any clawback policy in effect when the award is granted, and any other clawback that is necessary or appropriate to comply with applicable laws. In addition, the administrator of the 2026 Plan may specify in an award agreement that the award will be subject to reduction, cancellation, forfeiture, recoupment, reimbursements or reacquisition upon certain specified events, in addition to any otherwise applicable vesting or performance requirements. These events may include without limitation, termination for cause or any action or inaction by the participant that would constitute cause for termination.

Insider Trading, Anti-Hedging and Pledging Policy
We maintain an insider trading policy that prohibits trading in shares of our common stock while in possession of material, non-public information, unless trading is in connection with a previously established Exchange Act Rule 10b5-1 plan, or if sold automatically by us on the date of vesting to cover and pay the withholding tax requirements in accordance with Company policy.
In addition, our insider trading policy prohibits all of our employees, including our executive officers, consultants and the non-employee members of our Board from engaging any speculative transactions in our securities, including purchasing on margin, holding Company securities in margin accounts, purchasing financial instruments (including prepaid variable forward contracts, equity swaps, collars and exchange funds), engaging in short sales, engaging in transactions in put options, call options or other derivative securities, or engaging in any other forms of hedging transactions.
Our employees, including our executive officers, consultants and the non-employee members of our Board are also prohibited from pledging or using our securities as collateral for loans.
Equity Award Grant Practices
Historically, the Compensation Committee has granted stock options, RSU awards and/or performance-based equity awards (PSU awards or MSU awards) to our employees, including our executive officers, when they first join us. Typically, new-hire stock options, RSU awards and performance-based equity awards are granted via unanimous written consent at the end of the month of the employee’s first day of employment or at the first meeting of the Compensation Committee in the month following an employee’s first day of employment.
Follow-on awards are considered as part of our fiscal review process. We do not seek to time the grant of stock options, RSU awards or performance-based equity awards to take advantage of information, either positive or negative, about the Company that has not been publicly disclosed.
We grant stock options with an exercise price that is equal to the fair market value of a share of our common stock on the date of grant. We do not have a policy of granting stock options with an exercise price that is less than the fair market value of our common stock. The exercise price for our stock options is based on the closing price per share of our common stock as reported on the Nasdaq Global Select Market on the date of grant. No stock options were granted during fiscal 2026.
Other Benefits
Post-Employment Compensation—Retirement Plans
Other than our tax-qualified Section 401(k) employee savings plan described in the following paragraph, we do not currently maintain, nor do we have plans to provide, pension arrangements, retirement plans or nonqualified deferred compensation plans or arrangements for our executive officers, including our NEOs.
We maintain a tax-qualified Section 401(k) employee savings plan that provides all regular employees with an opportunity to save for retirement on a tax-advantaged basis. Under this plan, participants may elect to defer a portion of their annual compensation on a pre-tax basis and have it contributed to the plan subject to applicable annual Internal Revenue Code limits. Pre-tax contributions are allocated to each participant’s individual account and are then invested in selected investment alternatives according to such participant’s directions. Typically, we match 50% of each participant’s contributions to the plan, up to a maximum contribution by a participant of six percent of his or her base salary per year. One hundred percent of our matching contributions made to the Section 401(k) employee savings plan on behalf of an employee vest on the first anniversary of such employee’s service. As a tax-qualified retirement plan, contributions to the plan and earnings on those contributions are not taxable to participants until distributed from the plan and all contributions are deductible by us when made.
We view this plan as serving two important objectives. First, it encourages our executive officers, including our NEOs, and other employees to commit to long-term service with us. Second, it enables them to save a portion of their annual compensation for their eventual retirement.
Given that the amounts set aside for retirement under the plan are largely drawn from participants’ annual compensation and our matching contribution is modest, the Compensation Committee does not consider plan participation when making compensation decisions for our executive officers, including our NEOs.

Health, Welfare, and Other Employee Benefits (including Perquisites)
We provide health and welfare benefits to our executive officers, including our NEOs, on the same terms and conditions as all of our full-time, salaried employees. These benefits include group medical, life and disability insurance.
In circumstances where we are recruiting a candidate who would have to move to accept our job offer, we may agree to reimburse certain of such employee’s relocation expenses.
Generally, we do not provide perquisites or other personal benefits to our executive officers, including our NEOs. To the extent that any NEO was granted a perquisite or other personal benefit that is subject to disclosure, such perquisite or other personal benefit has been reported in the Fiscal 2026 Summary Compensation Table below.
Employment, Change in Control and Severance Arrangements
In fiscal 2025, we entered into amended and restated executive employment agreements with each of our then-current executive officers, including Mr. Pervaiz, to document the material terms and conditions of each executive officer’s employment, including his or her annual base salary and target cash incentive award opportunity. Messrs. La Neve and Miele entered into a substantially similar executive employment agreement upon joining the Company in October 2025 and April 2026, respectively. Each executive officer’s employment agreement has a three-year term (with automatic successive three-year term renewal unless we or the executive officer provides timely notice of non-renewal) and specifies the payments and benefits that each executive officer will receive in the event of a termination of his or her employment under certain qualifying circumstances, including in connection with a change in control of the Company.
The employment agreements with our executive officers also protect our interests in the event of a termination of employment by stipulating the rights and responsibilities of the parties and prohibiting these individuals from engaging in certain specific activities harmful to us, including disclosing our confidential information, or using our proprietary information to solicit our employees, customers or other business partners.
These post-employment compensation arrangements were provided for the following reasons:
•	Assist us in retaining talented executives in a competitive market;
•	Permit our executive officers to focus on our business;
•	Eliminate any potential personal bias of an executive officer against a transaction that is in our best interests and the best interests of our stockholders;
•	Avoid the need for, and costs associated with, individually negotiating severance payments and benefits with our executive officers at the time of termination of employment; and
•	Provide us with the flexibility needed to react to a continually changing business environment.
The Compensation Committee believes that these agreements serve several other important objectives. First, they provide a desired level of transparency, both within and outside the Company. They also assure our executive officers that their severance payments and benefits are based on a consistent framework that differentiates the level of payments and benefits between individuals based on their position and level of responsibility. In addition, this approach is easier for us to administer.
Generally, our executive officers, including our NEOs, are eligible for severance payments and benefits in the event of the termination of their employment by us without “cause” or by the executive officer for “good reason,” in each case, provided that the executive officer executes a general release of claims in favor of the Company. In addition, our executive officers, including our NEOs, are eligible for certain enhanced severance payments and benefits in the event such termination of employment without cause or resignation for good reason occurs within three months prior to or 24 months following a change in control of the Company (i.e., a “double-trigger” arrangement). Further, our executive officers, including our NEOs, are not entitled to a “gross-up” payment for excise taxes in connection with a change in control of the Company. We believe that the agreements offer payments and benefits that are generally comparable to the payments and benefits of similarly situated executives at the companies in our compensation peer group.

For additional information, see “—Executive Compensation—Potential Payments and Benefits Upon Termination or Change in Control” below.
Winter Separation Agreement and Consulting Agreement
In connection with Ms. Winter’s departure, which entitled her to certain payments and benefits under her employment agreement, the Company entered into a separation agreement with Ms. Winter, effective as of October 18, 2025 (the “Separation Agreement”). Under the Separation Agreement, Ms. Winter received (i) continued payment of base salary through November 30, 2025, (ii) cash severance of $750,000, which is equal to 12 months of base salary, payable in 12 equal monthly installments following November 30, 2025; (iii) $50,000, representing payment in lieu of the target bonus payable under Ms. Winter’s employment agreement, payable in 12 equal monthly installments following November 30, 2025; (iv) reimbursement of the insurance premiums payable by Ms. Winter to retain group health coverage for her and her eligible dependents under the Consolidated Omnibus Budget Reconciliation Act of 1985 for 14 months; and (v) continued vesting of her outstanding Company equity awards through November 30, 2025, subject to Ms. Winter remaining a service provider under a consulting agreement on the Company’s standard form, pursuant to which she provided transition services to the Company (the “Consulting Agreement”) in order to facilitate an orderly transition. The term of the Consulting Agreement ended on November 30, 2025.
Chalke Separation Agreement
In connection with Mr. Chalke’s separation, we entered into a separation agreement and general release with Mr. Chalke. In exchange for Mr. Chalke’s release of claims in favor of the Company and certain other continuing obligations, Mr. Chalke received severance benefits in accordance with the terms of his employment agreement, as well as vesting acceleration of a total of 78,125 shares under his then outstanding RSUs. Additional information regarding the severance benefits that Mr. Chalke received pursuant to the terms of his employment agreement is set forth further below under the Fiscal 2026 Summary Compensation Table and Potential Payments and Benefits Upon Termination or Change in Control.
Tax and Accounting Considerations
Section 162(m)—Deductibility of Executive Compensation
Generally, Section 162(m) of the Internal Revenue Code disallows a tax deduction to any publicly-held corporation for any remuneration in excess of $1 million paid in any taxable year to its chief executive officer, chief financial officer and certain other highly compensated current and former executive officers. For tax years beginning before January 1, 2018, remuneration in excess of $1 million was exempt from this limit and, therefore, could be deducted if it qualified as “performance-based compensation” within the meaning of Section 162(m).
The exception from Section 162(m)’s deduction limit for performance-based compensation has been repealed, effective for taxable years beginning after December 31, 2017, such that compensation paid to our covered executive officers in excess of $1 million will not be deductible unless it qualifies for transition relief applicable to certain arrangements in place as of November 2, 2017, that has not been subsequently materially modified. The Compensation Committee seeks to operate our executive compensation program to maximize the deductibility of the remuneration paid to our NEOs to the extent that it believes that doing so is in our best interests. Consequently, in determining which compensation elements are to be paid to our executive officers, and how they are weighted, the Compensation Committee takes into account whether a particular form of compensation will be deductible under Section 162(m), but retains discretion to award compensation that is not deductible under Section 162(m) if it believes that doing so is in the best interests of the Company and our stockholders.
While we cannot predict how the $1 million deduction limit may impact our executive compensation program in future years, the Compensation Committee intends to maintain an approach to executive compensation that strongly links pay to performance. However, the Compensation Committee may, in its judgment, authorize and pay compensation that is not fully tax deductible when it believes that such compensation is in the best interests of the Company and our stockholders.

Accounting for Stock-Based Compensation
We follow ASC Topic 718 for our stock-based awards. ASC Topic 718 requires companies to measure the compensation expense for all share-based payment awards made to employees and directors, including stock options, RSU awards and performance-based equity awards (PSUs and MSUs), based on the grant date “fair value” of these awards. This calculation is performed for accounting purposes and reported in the compensation tables below, even though our NEOs may never realize any value from their awards. ASC Topic 718 also requires companies to recognize the compensation cost of their stock-based compensation awards in their income statements over the period that an executive officer is required to render service in exchange for the option or other award.
For performance unit awards, stock-based compensation expense recognized may be adjusted over the performance period based on interim estimates of performance against their pre-established performance objectives.

COMPENSATION COMMITTEE REPORT
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement with management. Based on such review and discussion, the Compensation Committee recommended to our Board that the Compensation Discussion and Analysis be included in this Proxy Statement.
COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS3
Mika Nishimura, Chairperson
James M. Hindman
Steven F. Mayer
The foregoing Compensation Committee Report shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and shall not otherwise be deemed filed under these acts, except to the extent that we expressly incorporate it by reference into such filings.
[3]	Mr. Meier joined the Compensation Committee in October 2026 following the approval of the Compensation Discussion and Analysis included in this Proxy Statement.

EXECUTIVE COMPENSATION
Fiscal 2026 Summary Compensation Table
The following table sets forth the compensation for each of fiscal years 2026 and 2025 paid to and earned by the following persons, who we refer to as our Named Executive Officers or (“NEOs”):
•	two (2) individuals who served as our principal executive officer during fiscal 2026;
•	our two (2) other most highly compensated executive officers who were serving as executive officers at the end of fiscal 2026; and
•	one (1) additional executive officer for whom disclosure would have been provided but for the fact that such individual was not serving as an executive officer at fiscal year-end.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Steve La Neve, President and Chief Executive Officer(6)	2026	525,000	262,500(5)	4,263,749	—	—	63,217	5,114,466
Ali Pervaiz, Senior Vice President, Chief Financial Officer	2026	452,333	—	131,256	—	—	5,437	589,026
	2025	452,333	—	589,055	—	50,000	6,525	1,097,913
Paul Miele, Senior Vice President, Chief Commercial Officer(6)	2026	110,885	87,000(5)	491,920	—	—	4,250	694,055
Suzanne Winter, Former President and Chief Executive Officer	2026	314,423	—	—	—	—	800,000	1,114,423
	2025	695,264	—	2,314,147	—	25,000	7,708	3,042,119
Sandeep Chalke, Former Senior Vice President, Chief Commercial Officer	2026	346,015	—	118,800	—	—	464,903	929,718
	2025	491,458	—	673,206	—	25,000	9,670	1,199,334

(1)	The amounts reported in this column represent the base salary amounts actually paid to each NEO for each respective fiscal year.
(2)
The amounts reported in these columns represent the aggregate grant date fair value of stock awards granted in each respective fiscal year as determined in accordance with FASB ASC Topic 718. These amounts may not actually reflect the actual value that will be realized by our NEOs. The assumptions used to calculate the value of stock awards are set forth under Note 1 and Note 10 of the Notes to Consolidated Financial Statements contained in our Annual Report on Form 10-K for the fiscal year ended June 30, 2025 filed with the SEC on August 27, 2026.

For fiscal years 2026 and 2025, the amounts shown in the “Stock Awards column” include the grant date fair values of the PSUs granted in those fiscal years based upon the probable outcome of the applicable performance conditions, which were as follows: (i) in Mr. La Neve’s case, $1,351,250 for the PSUs granted in fiscal 2026, (ii) in Mr. Pervaiz’s case, $34,056 for the PSUs granted in fiscal 2026 and $294,527 for the PSUs granted in fiscal 2025, (iii) in Mr. Miele’s case, $245,960 for the PSUs granted in fiscal 2026, (i) in Ms. Winter’s case, $1,157,073 for the PSUs granted in fiscal 2025, and (v) in Mr. Chalke’s case, $336,603 for the PSUs granted in fiscal 2025.
Assuming the highest levels of performance are achieved, the values of the PSUs, based on the closing price for our common stock on the Nasdaq stock market on the grant date of the PSUs were as follows: (i) in Mr. La Neve’s case, $2,026,875 for the PSUs granted in fiscal 2026, (ii) in Mr. Pervaiz’s case, $51,084 for the PSUs granted in fiscal 2026 and $441,791 for the PSUs granted in fiscal 2025, (iii) in Mr. Miele’s case, $368,940 for the PSUs granted in fiscal 2026, (iv) Ms. Winter’s case, $1,735,610 for the PSUs granted in fiscal 2025, and (v) in Mr. Chalke’s case, $504,904 for the PSUs granted in fiscal 2025.
The actual value, if any, that an NEO may realize from an award is contingent upon the satisfaction of the conditions to vesting in that award and there is no assurance that the value, if any, eventually realized by the NEO will correspond to the actual amount reported.
(3)
The amounts reported in this column represent the cash incentive awards earned under our Company Bonus Plan for each fiscal year. Amounts earned in any fiscal year were paid in the following fiscal year. For fiscal 2026, no cash incentive awards were earned by our NEOs, including our CEO, pursuant to performance achievement under our Company Bonus Plan.

(4)	The amounts reported in the “All Other Compensation” column for fiscal 2026 consist of the following:

Name	Severance ($)	Relocation/ Housing ($)	Company Matching Contribution to Section 401(k) Plan ($)	Life Insurance Premiums Paid by the Company ($)	Company Contribution to Health Savings Account ($)
Steve La Neve	—	52,987	9,681	549	—
Ali Pervaiz	—	—	4,679	758	1,000
Paul Miele	—	2,312	1,788	150	—
Suzanne Winter	800,000	—	—	—	—
Sandeep Chalke	459,000	—	5,143	—	760

(5)	Represents guaranteed minimum annual cash incentive bonus amounts for Messrs. La Neve and Miele pursuant to their employment agreements entered into when they joined the Company in fiscal 2026.
(6)	Messrs. La Neve and Miele joined the Company in October 2025 and April 2026, respectively.
Outstanding Equity Awards at Fiscal 2026 Year-End Table
The following table sets forth the outstanding and exercisable and unexercisable stock options and other unvested stock awards held by our NEOs as of June 30, 2026. The market value for the stock awards was calculated by multiplying the number of shares of our common stock subject to each award by the closing market price per share of our common stock on June 30, 2026, the last trading day of the fiscal year. Ms. Winter and Mr. Chalke were no longer with the Company on June 30, 2026 and as such do not have any equity awards outstanding as of such date and are not included in the table below.

		Option Awards(1)					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights that Have Not Vested (#)(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights that Have Not Vested ($)(3)
Steve La Neve	10/31/25	—	—	—	—	—	1,250,000	325,000(5)	—	—
	11/28/25	—	—	—	—	—	1,064,814	276,852	—	—
	10/31/25	—	—	—	—	—	—	—	1,250,000(6)	325,000
Ali Pervaiz	5/31/22	39,682	—	—	2.08	5/31/32	—	—	—	—
	11/30/23	—	—	—	—	—	44,025	11,447	—	—
	11/29/24	—	—	—	—	—	88,050	22,893	—	—
	11/28/25	—	—	—	—	—	90,000	23,400	—	—
	11/30/23	—	—	—	—	—	—	—	19,811(7)	5,151
	11/29/24	—	—	—	—	—	—	—	79,245(8)	20,604
	5/29/26	—	—	—	—	—	—	—	103,500(9)	26,910
Paul Miele	5/29/26	—	—	—	—	—	650,000	169,000(5)	—	—
	5/29/26	—	—	—	—	—	—	—	747,500(9)	194,350

(1)
Unless otherwise described in the footnotes below, the shares of our common stock subject to stock options will vest over a four-year period, with 25% of the shares to vest upon completion of one year of service measured from the vesting commencement date, and the balance to vest in 36 successive equal monthly installments upon the completion of each additional month of service thereafter; provided, however, if a vesting date falls on a day upon which the U.S. national securities exchanges are not open for trading, such vesting date shall be delayed until the next trading date.

(2)
Unless otherwise described in the footnotes below, 33 1/3% of the shares subject to the award will vest on the first anniversary of the vesting commencement date and the remaining shares subject to the award vest as to 33 1/3% of the RSUs subject to the award on the second and third anniversary of the vesting commencement date, in each case subject to continued service through the vesting date; provided, however, if a vesting date falls on a day upon which the U.S. national securities exchanges are not open for trading, such vesting date shall be delayed until the next trading date.

(3)
Market value of shares or units of common stock that have not vested is computed by multiplying (i) $0.26, the closing market price per share on the Nasdaq Global Select Market of our common stock on June 30, 2026, the last trading day of fiscal year 2026, by (ii) the number of shares or units of common stock.

(4)	The PSU award reported is to be earned based on achieving certain pre-established performance goals.
(5)
25% of the shares subject to the award will vest on April 30, 2027 and the remaining shares subject to the award vest as to 25% of the RSUs subject to the award on the second, third and fourth anniversary of such date, in each case subject to continued service through the vesting date; provided, however, if a vesting date falls on a day upon which the U.S. national securities exchanges are not open for trading, such vesting date shall be delayed until the next trading date.

(6)
Inducement PSU, which is eligible to vest based on the Company’s stock price performance over an approximately six-year performance period ending on September 30, 2031 and is divided into three tranches. Each tranche is eligible to vest one year after the achievement of a stock price goal, measured based on the VWAP over a trailing, consecutive 30-day trading period as compared to a starting price (“Starting Price”) equal to the VWAP over the consecutive 30-day trading days prior to October 20, 2025. The stock price goals and number of PSUs eligible to vest per tranche are as follows: (i) PSUs covering 375,000 shares of the Company’s common stock are eligible to vest upon the achievement of a stock price goal on or prior to September 30, 2027 equal to the greater of $2.00 per share or a 25% share price increase relative to the Starting Price; (ii) PSUs covering 375,000 shares of the Company’s common stock are eligible to vest upon the achievement of a stock price goal on or prior to September 30, 2029 equal to the greater of $2.50 per share or a 60% share price increase relative to the Starting Price; and (iii) PSUs covering 500,000 shares of the Company’s common stock are eligible to vest upon the achievement of a stock price goal on or prior to September 30, 2031 equal to the greater of $3.00 per share or a 90% share price increase relative to the Starting Price; provided, however, that no more than one third (1/3) of the aggregate number of PSUs may vest earlier than the first anniversary of the grant date and no more than a total of two thirds (2/3) of the aggregate number of PSUs may vest earlier than the second anniversary of the grant date.

(7)
Upon certification of the Compensation Committee of the achievement of the applicable performance goals within 60 days following the completion of the three-year performance period that ends on the last day of fiscal 2026, the PSU award would vest, subject to the NEO’s continued service through the date of such certification, based on a straight-line slope from 50% of the target shares at the minimum threshold level to 100% of the target shares at the target level, as well as a straight-line slope from such target to a maximum of 150% of the target shares vesting at the maximum achievement level. In September 2026, the Compensation Committee certified that the performance goals for the three-year performance period ending on the last day of fiscal 2026 was met as to the install base metric and confirmed vesting as to 15% of the shares, which is the number of shares reported.

(8)
Upon certification of the Compensation Committee of the achievement of the applicable performance goals within 60 days following the completion of the three-year performance period that ends on the last day of fiscal 2027, the PSU award would vest, subject to the NEO’s continued service through the date of such certification, based on a straight-line slope from 50% of the target shares at the minimum threshold level to 100% of the target shares at the target level, as well as a straight-line slope from such target to a maximum of 150% of the target shares vesting at the maximum achievement level. The number of shares reported is the number of shares that would be earned if the target level of performance (100% of target) is achieved for the install base metric and the threshold level of performance is achieved for the revenue and adjusted EBITDA metric (50% of target) because the level of achievement would have been between the threshold and target levels for the install base metric and below threshold levels for the revenue and adjusted EBITDA metric if the performance period had ended on June 30, 2026.

(9)
Upon certification of the Compensation Committee of the achievement of the applicable performance goals within seventy-four (74) days following the completion of the 3-year performance period that ends on the last day of fiscal 2028, the PSU award would vest based on a straight line slope from 50% of the target shares at the minimum threshold level to 100% of the target shares at the target level, with a maximum of 150% of the target shares vesting at the maximum achievement level. The number of shares reported is the number of shares that would be earned if the target level of performance (100% of target) is achieved for the product revenue, system revenue and install base metric and the above target level of performance (150% of target) is achieved for the adjusted EBITDA margin metric because the level of achievement would have been between the threshold and target levels for the product revenue, system revenue and install base metric and above target levels for the adjusted EBITDA margin metric if the performance period had ended on June 30, 2026.

Potential Payments and Benefits Upon Termination or Change in Control
Employment Agreements
Our employment agreements with each of our executive officers, including our NEOs, among other things, provide for certain payments and benefits upon their termination of employment under specified circumstances, including in connection with a change in control of the Company.
Except as set forth below, our NEOs will forfeit any outstanding and unvested stock options, RSU awards and performance-based equity awards if their employment with us is terminated.
Termination Not in Connection with a Change in Control of the Company
In the event of a termination of employment by us without “Cause” (as defined below) (excluding due to the executive’s death or incapacity) or by an NEO for “Good Reason” (as defined below), the amount of the severance payments and benefits to which each such executive is entitled depends on such executive’s position with the Company. For each executive the severance payments and benefits consist of:
•	a lump sum payment equal to 12 months of the executive’s annual base salary,
•	reimbursement of insurance premiums payable to retain group health coverage as of the termination date for such executive and such executive’s eligible dependents under COBRA for 12 months,

•
either (i) if the termination date is on or after the payment date of the prior fiscal year bonus, then a prorated portion of the bonus such executive would have received for the fiscal year during which termination occurs (without the exercise of any negative discretion to reduce the amount of the bonus), except that such bonus will not be prorated if the termination of employment occurs after the seventh month of the fiscal year, or (ii) if the termination date is before the payment of the prior fiscal year bonus, then the bonus such executive would have received for the prior fiscal year (without the exercise of any negative discretion to reduce the amount of the bonus), and

•	outplacement assistance in accordance with our then-current policies and practices with respect to outplacement assistance for other executives for up to 12 months.
In addition, each NEO’s employment agreement requires us to provide the NEO with 30 days’ written notice of a termination of employment without Cause but allows us to terminate the NEO before the end of that notice period if we pay the NEO his or her base salary for the remainder of the notice period (the “Termination Notice Replacement Payment”).
Our NEOs’ employment agreements define “Cause” generally as (i) material breach of the employment agreement, or of a Company policy or of a law, rule or regulation applicable to the Company or its operations; (ii) demonstrated and material neglect of duties, or failure or refusal to perform the material duties of the NEO’s position, or the failure to follow the reasonable and lawful instructions of the Company (or in the case of our CEO, our Board); (iii) gross misconduct or dishonesty, self-dealing, fraud or similar conduct that the Company (or in the case of our CEO, our Board) reasonably determines has caused, is causing or reasonably is likely to cause harm to the Company; or (iv) the NEO’s conviction of or plea of guilty or nolo contendere to a felony (other than a traffic offense that is not punishable by a sentence of incarceration) or any crime involving fraud, embezzlement, or any other act of moral turpitude, provided that a termination pursuant to (ii) will be effective only if such failure continues after the NEO has been given written notice thereof and 15 business days thereafter in which to cure, unless the Company (or in the case of our CEO, our Board) reasonably determines that the reasons for termination are not capable of being cured.
Our NEOs’ employment agreements define “Good Reason” generally as the occurrence of any one of the following events without the NEO’s written consent, unless the Company cures the circumstances constituting Good Reason within 30 days after notice from the NEO that Good Reason exists: (i) a material reduction in the NEO’s base compensation; (ii) any action or inaction that constitutes a material breach by the Company of the NEO’s employment agreement; (iii) during the Change in Control Period (as defined below), a material diminution in the NEO’s authority, duties or responsibilities such that they are materially inconsistent with his/her then position in the Company or, outside of the Change in Control Period, a material diminution in the NEO’s duties or responsibilities such that they are materially inconsistent with the position to which he/she was originally appointed; or (iv) a relocation of the NEO’s primary work location to a location that increases the NEO’s commute by 30 miles or more. To the extent the NEO’s principal work location is not the Company’s offices or facilities due to a shelter-in-place order, quarantine order, or similar work-from-home requirement that applies to the NEO, the NEO’s principal work location, from which a change in location under the foregoing clause (iv) will be measured, will be considered the Company’s office or facility location where the NEO’s employment with the Company primarily was or would have been based immediately prior to the commencement of such shelter-in-place order, quarantine order, or similar work-from-home requirement. In order for a resignation with Good Reason to be effective, each NEO must provide written notice of his or her resignation for Good Reason to the Company within 60 days after the date the NEO becomes aware of the initial occurrence of any of the foregoing, and the separation date must occur not later than six months after the NEO becomes aware of the initial occurrence of the event constituting Good Reason.
Termination in Connection with a Change in Control of the Company
Each of our NEO’s (including our CEO’s) severance payments and benefits are generally larger in the event that the termination of employment occurs in connection with a change in control of the Company (as defined below).

For each of our NEOs, in the event such executive’s employment is terminated without Cause or such executive resigns for Good Reason, in each case within three months prior to or 24 months following a change in control of the Company, the severance payments and benefits consist of:
•	a lump sum payment equal to 24 months (or 12 months in the case of Mr. Miele) of the executive’s annual base salary;
•
200% (or 100% in the case of Mr. Miele) of the executive’s target annual bonus for the fiscal year during which termination occurs (but no less than 200% of the target bonus in effect for the fiscal year immediately before the change in control if the change in control occurs within the first three months of the fiscal year);

•	reimbursement of the insurance premiums payable to retain group health coverage as of the termination date for such executive and such executive’s eligible dependents under COBRA for 12 months;
•
with respect to each of the first 12 months following the termination date, a taxable monthly payment (which may be used for any purpose) equal to the amount of COBRA reimbursement the executive actually receives for such month;

•
full and immediate vesting of all outstanding and unvested equity awards, with any equity awards that are scheduled to vest based on the achievement of performance-based conditions (which may include additional service-based conditions) (“Performance-based Equity Awards”) vesting at target unless otherwise specified in the applicable Performance-based Equity Award’s award agreement; and

•	outplacement assistance in accordance with our then-current policies and practices with respect to outplacement assistance for other executives for up to 12 months.
Each NEO’s employment agreement generally defines a “change in control” to include the following:
•
a change in the ownership of the Company which occurs on the date that any one person, or more than one person acting as a group (“Person”), acquires ownership of the stock of the Company that, together with the stock held by such Person, constitutes more than 50% of the total voting power of the stock of the Company; provided, however, that for purposes of this paragraph, the acquisition of additional stock by any one Person, who is considered to own more than 50% of the total voting power of the stock of the Company will not be considered a change in control. Further, if the stockholders of the Company immediately before such change in ownership continue to retain immediately after the change in ownership, in substantially the same proportions as their ownership of shares of the Company’s voting stock immediately prior to the change in ownership, direct or indirect beneficial ownership of 50% or more of the total voting power of the stock of the Company or of the ultimate parent entity of the Company, such event shall not be considered a change in control under this paragraph. For this purpose, indirect beneficial ownership shall include, without limitation, an interest resulting from ownership of the voting securities of one or more corporations or other business entities which own the Company, as the case may be, either directly or through one or more subsidiary corporations or other business entities;

•
a change in the effective control of the Company which occurs on the date that a majority of members of the Board is replaced during any 12-month period by members of the Board whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election. For purposes of this paragraph, if any Person is considered to be in effective control of the Company, the acquisition of additional control of the Company by the same Person will not be considered a change in control; or

•
a change in the ownership of a substantial portion of the Company’s assets which occurs on the date that any Person acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than 50% of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions; provided, however, that for purposes of this paragraph, the following will not constitute a change in the ownership of a substantial portion of the Company’s assets: (A) a transfer to an entity that is controlled by the Company’s stockholders immediately after the transfer, or (B) a transfer of assets by the Company to: (1) a stockholder of the Company (immediately before the asset transfer) in exchange for or with respect to the Company’s stock, (2) an entity, 50% or more of the total value or voting power of which is owned, directly or indirectly, by the Company, (3) a Person, that owns, directly or indirectly, 50% or more of the total value or voting power of all the outstanding stock of the Company, or (4) an entity, at least 50% of the total value or voting power of which is owned, directly or indirectly, by a Person described in clause (3). For purposes of this paragraph, gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.
Termination as a Result of Incapacity or Death
In the event of the termination of our CEO’s employment because of incapacity or death, our CEO’s employment agreement provides for (i) the acceleration of vesting of all outstanding and unvested equity awards that are scheduled to vest based solely on the achievement of service-based conditions (“Time-based Equity Awards”) that would have vested within 12 months of such termination of employment had such Time-based Equity Awards had vesting schedules that provided for pro-rata vesting on a monthly basis over the entirety of the vesting schedule and (ii) with respect to any Performance-based Equity Awards for which the performance period is scheduled to end within 12 months after the date of termination, each such Performance-based Equity Award will remain outstanding until the date the Compensation Committee determines whether the applicable performance condition is achieved and will vest in accordance with its terms to the extent such performance condition is achieved.
In the event of termination of employment of any of our non-CEO NEOs because of incapacity or death, their respective employment agreements provide for (i) the acceleration of vesting of all unvested Time-based Equity Awards that would have vested within six months of such termination of employment had such Time-based Equity Awards had vesting schedules that provided for prorated vesting on a monthly basis over the entirety of the vesting schedule and (ii) with respect to Performance-based Equity Awards for which the performance period is scheduled to end within six months after the date of termination, each such Performance-based Equity Award will remain outstanding until the date the Compensation Committee determines whether the applicable performance condition is achieved and will vest in accordance with its terms to the extent such performance condition is achieved.
Restrictive Covenants and Release of Claims
As a condition to the receipt of payments and benefits (including the Termination Notice Replacement Payment) upon or following termination of employment (other than a termination due to incapacity or death), each of our NEOs is subject to compliance with certain restrictive covenants as set forth in their individual employment agreements. Generally, these covenants prohibit these executives from disclosing our proprietary or confidential information during their employment with us and thereafter, soliciting any of our employees to leave employment with us or any of our customers or suppliers to do business with any of our competitors for the duration of their employment with us and for one year thereafter, and from competing with us for the duration of their employment. These severance payments and benefits may cease in the event of violation of these covenants. In addition, these severance payments and benefits are conditioned upon our NEOs entering into a full release of claims in favor of the Company.
Section 4999 of the Code
If, in connection with a change in control of the Company, any payments or benefits payable to our NEOs would be subject to the excise tax imposed by Section 4999 of the Code, their payments and benefits will be reduced to the extent necessary so that no amount will be subject to this excise tax, provided that the reduction will occur only if the NEO will be in a more favorable after-tax position than if no reduction had been made. We believe that this approach protects the value of compensation already awarded to our NEOs and mitigates any potential personal bias against a potential corporate transaction.
Other Information
The Compensation Committee does not consider the potential payments and benefits under these arrangements when making compensation decisions for our NEOs. These arrangements serve very specific purposes that are unrelated to the determination of our NEOs compensation for a specific year.

Equity Incentive Plans and Inducement Awards
Each of our NEOs has been granted equity awards under our 2016 Plan, our 2026 Plan or standalone inducement award agreements. Our 2016 Plan, 2026 Plan and standalone inducement award agreements provide that in the event of our merger or change in control (as defined in the respective plan or agreement), if the successor corporation does not assume or substitute for the award, the participant will fully vest in and have the right to exercise all of his or her outstanding options and stock appreciation rights, and all restrictions on restricted stock and restricted stock units will lapse. With respect to awards with performance-based vesting that are not assumed or substituted for, unless the applicable award agreement provides otherwise, all performance goals or other vesting criteria will be deemed achieved at target levels (prorated based on the portion of the performance period that has elapsed as of immediately prior to the transaction), and all other terms and conditions will be deemed met.
The La Neve Inducement PSU separately provides that if a Change in Control (as defined in the award agreement) occurs during a performance period, the performance period will be shortened to end on a date within ten days prior to the expected Change in Control effective date, and performance against the La Neve Inducement PSU performance goals will be determined based on the value per share of our common stock in the Change in Control. Any shares that become eligible to vest as a result of such determination will vest upon Mr. La Neve’s continued service through the first anniversary of the Change in Control, subject to any acceleration as provided under his employment agreement.

Pay Versus Performance
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K, the table below includes information to demonstrate the relationship, for fiscal years 2026, 2025, and 2024 between certain financial performance measures and the compensation of each of our principal executive officers (each, a “PEO”) or the average compensation of our named executive officers other than the PEO (the “non-PEO NEOs”). For additional information about our performance-based pay philosophy and how we align executive compensation with our performance, refer to the section entitled “Compensation Discussion and Analysis.”

Fiscal Year(1)	Summary Compensation Table Total for PEO#1 ($)(2)	Compensation Actually Paid to PEO#1 ($)(3)(4)	Summary Compensation Table Total for PEO#2 ($)(2)	Compensation Actually Paid to PEO#2 ($)(3)(4)	Average Summary Compensation Table Total for Non-PEO NEOs ($)(5)	Average Compensation Actually Paid to Non-PEO NEOs ($)(6)	Value of Initial Fixed $100 Investment based on:
							Total Shareholder Return ($)(7)	Net Income (Loss)(8) ($)
2026	1,114,423	(2,622,849)	5,226,966	1,890,069	737,600	(237,584)	7	(49.194 million)
2025	3,042,119	1,199,375	1,199,334	602,265	1,233,163	746,671	35	(1.591 million)
2024	3,516,039	(125,703)			1,173,971	(72,097)	47	(15.545 million)

(1)	The Company’s named executive officers, including its PEO for the applicable years, were as follows:
2026: Suzanne Winter (PEO#1); Steve La Neve (PEO#2); and Ali Pervaiz, Sandeep Chalke and Paul Miele (non-PEO NEOs).
2025: Suzanne Winter (PEO#1); Sandeep Chalke (PEO#2); and Ali Pervaiz and Jesse Chew (non-PEO NEOs).
2024: Suzanne Winter (PEO); and Ali Pervaiz, Sandeep Chalke, Jesse Chew, and Michael Hoge (non-PEO NEOs).
(2)	The dollar amounts reported are the total compensation reported for each PEO (as specified in Footnote 1 above) for each fiscal year in the “Total” column of the Summary Compensation Table.
(3)
Compensation actually paid does not necessarily reflect the amounts of compensation actually earned, realized, or received by our named executive officers in each fiscal year. Rather, compensation actually paid is calculated by making certain adjustments to the amount of compensation reported in the “Total” column of the Summary Compensation Table for each PEO (or the average of the non-PEO NEOs) in accordance with the requirements of Item 402(v) of Regulation S K. We have not reported any amounts in our Summary Compensation Table with respect to, and we do not maintain and have not maintained for the fiscal years shown in the table, any defined benefit or actuarial pension plans for our named executive officers, and accordingly, no adjustments are shown in footnotes (4) and (6) below for any such compensation.

(4)	Compensation actually paid to each PEO for the respective fiscal years reported is calculated as follows:

	2026 PEO#1 ($)	2026 PEO#2 ($)	2025 PEO#1 ($)	2025 PEO#2 ($)	2024 ($)
Total compensation reported in Summary Compensation Table	1,114,423	5,226,966	3,042,119	1,199,334	3,516,039
Less: Grant date fair value of equity awarded in the covered fiscal year(a)	—	4,263,749	2,314,147	673,206	2,708,486
Plus:
Fair value as of June 30th of awards granted during and outstanding and unvested at the end of the covered fiscal year(b)	—	926,852	1,421,696	413,584	1,888,676
Change in fair value as of the end of the covered fiscal year of outstanding awards granted in prior fiscal years that are vested(c)	—	—	(666,436)	(328,063)	(2,353,594)
Vesting date fair value of equity awards granted and vested during the covered fiscal year(d)	—	—	—	—	—
Change in fair value of awards granted in prior fiscal years and vested during the covered fiscal year(e)	(43,921)	—	56,355	(9,383)	(468,338)
Earnings paid on unvested awards for dividends or other earnings (not otherwise reflected in total compensation for the covered fiscal year)	—	—	—	—	—
Less: Fair value as of June 30th at end of immediately prior fiscal year of awards granted in prior fiscal years that were forfeited during the covered fiscal year(f)	3,693,350	—	340,212	—	—
Compensation Actually Paid to PEO	(2,622,849)	1,890,069	1,199,375	602,265	(125,703)

(a)
The grant date fair value of equity awards represents the total of the amounts reported in the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table for the applicable year. See the notes to the Summary Compensation Table and Grants of Plan-Based Awards table for more information on how we determine fair value for equity awards.

(b)
Represents the fair value as of the indicated fiscal year-end of the outstanding and unvested option awards and stock awards granted during such fiscal year, computed in accordance with the methodology used for financial reporting purposes.

(c)
Represents the change in fair value, measured from the prior fiscal year-end to the last day of the indicated fiscal year, of each option award and stock award that was granted in a prior fiscal year and that remained outstanding and unvested as of the last day of the indicated fiscal year, computed in accordance with the methodology used for financial reporting purposes and, for awards subject to performance-based vesting conditions, based on the probable outcome of such performance-based vesting conditions as of the last day of the fiscal year.

(d)	Our PEOs did not have any option or stock awards that were granted and vested during the covered fiscal year.
(e)
Represents the change in fair value, measured from the prior fiscal year-end to the vesting date, of each option award and stock award that was granted in a prior fiscal year and which vested during the indicated fiscal year, computed in accordance with the methodology used for financial reporting purposes.

(f)
Represents the fair value as of the last day of the prior fiscal year of the option award and stock awards that were granted in a prior fiscal year and which were forfeited or failed to meet the applicable vesting conditions in the indicated fiscal year, computed in accordance with the methodology used for financial reporting purposes.

(5)
The dollar amounts reported are average of the total compensation reported our non-PEO NEOs for the respective fiscal year (as specified in Footnote 1 above) in the “Total” column of the Summary Compensation Table.

(6)	Compensation actually paid on average to our non-PEO NEOs (as specified in Footnote 1 above) for the respective fiscal years reported is calculated as follows:

	2026 ($)	2025 ($)	2024 ($)
Average total compensation reported in Summary Compensation Table	737,600	1,233,163	1,173,971
Less: Average grant date fair value of equity awarded in the covered fiscal year(a)	247,325	712,653	689,432
Plus:
Average fair value as of June 30th of awards granted during and outstanding and unvested at the end of the covered fiscal year(b)	128,267	437,818	480,753
Average change in fair value as of the end of the covered fiscal year of outstanding awards granted in prior fiscal years that are unvested(c)	(146,603)	(173,881)	(895,539)
Average vesting date fair value of equity awards granted and vested during the covered fiscal year(d)	—	—	—
Average change in fair value of awards granted in prior fiscal years and vested during the covered fiscal year(e)	(104,547)	29,060	(141,850)
Earnings paid on unvested awards for dividends or other earnings (not otherwise reflected in total compensation for the covered fiscal year)	—	—	—
Less: Fair value as of June 30th at end of immediately prior fiscal year of awards granted in prior fiscal years that were forfeited during the covered fiscal year(f)	604,975	66,835	—
Average Compensation Actually Paid to Non-PEO NEOs	(237,584)	746,671	(72,097)

(a)
The grant date fair value of equity awards represents the total of the amounts reported in the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table for the applicable year. See the notes to the Summary Compensation Table and Grants of Plan-Based Awards table for more information on how we determine fair value for equity awards.

(b)
Represents the fair value as of the indicated fiscal year-end of the outstanding and unvested option awards and stock awards granted during such fiscal year, computed in accordance with the methodology used for financial reporting purposes.

(c)
Represents the change in fair value, measured from the prior fiscal year-end to the last day of the indicated fiscal year of each option award and stock award that was granted in a prior fiscal year and that remained outstanding and unvested as of the last day of the indicated fiscal year, computed in accordance with the methodology used for financial reporting purposes and, for awards subject to performance-based vesting conditions, based on the probable outcome of such performance-based vesting conditions as of the last day of the fiscal year.

(d)	Our non-PEO NEOs did not have any option or stock awards that were granted and vested during the covered fiscal year.
(e)
Represents the change in fair value, measured from the prior fiscal year-end to the vesting date, of each option award and stock award that was granted in a prior fiscal year and which vested during the indicated fiscal year, computed in accordance with the methodology used for financial reporting purposes.

(f)
Represents the fair value as of the last day of the prior fiscal year of the option award and stock awards that were granted in a prior fiscal year and which were forfeited or failed to meet the applicable vesting conditions in the indicated fiscal year, computed in accordance with the methodology used for financial reporting purposes.

(7)	As calculated in the manner prescribed by Item 201(e) of Regulation S-K. Represents the cumulative total stockholder return of the Company over the applicable measurement period.
(8)	The dollar amounts reported represent the amount of net income (loss) reflected in the Company’s audited financial statements for the applicable year.

Analysis of Information Presented in the Pay Versus Performance Table
The graphs that follow present the relationship between: (i) the “Compensation Actually Paid” (or “CAP”) to our PEOs and the average CAP to our non-PEO NEOs compared to our total shareholder return and (ii) CAP to our PEOs and the average CAP to our non-PEO NEOs compared to net income (loss), over the three most recently completed fiscal years, as disclosed in the table above.

COMPENSATION OF NON-EMPLOYEE DIRECTORS
Director Compensation Table for Fiscal 2026
The following table sets forth summary information concerning the compensation of our non-employee directors for their service during fiscal 2026:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	All Other Compensation ($)	Total ($)
James M. Hindman	88,750	61,131	—	149,881
Beverly A. Huss(2)	75,313	61,131	—	136,444
Anne B. Le Grand(3)	76,243	181,131	—	257,374
Steven F. Mayer	47,852	2,473,152	360,004(6)	2,881,008
Robert C. Kill(4)	37,174	—	—	37,174
Mika Nishimura	63,478	61,131	—	124,610
Byron C. Scott(5)	48,750	61,131	—	109,881
Joseph E. Whitters	127,500	61,131	—	188,631
Chan W. Galbato(7)	25,197	115,131	—	140,328
Richard A. Meier(8)	—	—	—	—

(1)
Unless otherwise described in the footnotes below, the amounts reported in this column represent the grant date fair value of the RSU awards granted in fiscal 2026, measured in accordance with FASB ASC Topic 718. See Note 1 and Note 12 of the notes to our consolidated financial statements contained in our Annual Report on Form 10-K for the fiscal year ended June 30, 2026 filed with the SEC on August 27, 2026 for a discussion of the assumptions made by us in determining the grant date fair values of our equity awards. None of our directors had any options outstanding as of June 30, 2026. The following table provides additional information regarding each RSU award granted to the individuals who served as our non-employee directors in fiscal 2026, as well as RSU awards held by them at the end of fiscal 2026:

Name	Grant Date	RSU Awards Granted during fiscal 2026	Outstanding RSU Awards at June 30, 2026
James M. Hindman	11/28/25	56,603	56,603
Beverly A. Huss	11/28/25	56,603	56,603
Anne B. Le Grand	8/29/25	78,947	78,947
	11/28/25	56,603	56,603
Steven F. Mayer	10/31/25	354,609	—
	11/28/25	56,603	56,603
	11/28/25	895,391	333,664
	11/28/25	1,250,000	1,250,000
Mika Nishimura	11/28/25	56,603	56,603
Robert C. Kill	—	—	—
Byron C. Scott	11/28/245	56,603	—
Joseph E. Whitters	11/28/25	56,603	56,603
Chan W. Galbato	11/28/25	50,000	—
	11/28/25	56,603	56,603
Richard A. Meier	—	—	—

(2)	Ms. Huss resigned from the Board effective July 29, 2026.
(3)	Ms. Le Grand resigned from the Board effective July 29, 2026.
(4)	Mr. Kill resigned from the Board effective November 13, 2025.
(5)	Dr. Scott resigned from the Board effective December 31, 2025.
(6)
Amounts include (i) $325,000 in consulting fees and (ii) $35,004 in expense reimbursement, all pursuant to the Mayer Agreement entered into by the Company and Dedication Capital, LLC, an affiliate of Mr. Mayer. For more information see the section entitled “Certain Relationships and Related Transactions.”

(7)	Mr. Galbato joined the Board effective November 13, 2025.
(8)	Mr. Meier joined the Board effective October 5, 2026 and as such did not receive any compensation for fiscal 2026.

Director Compensation Program
The compensation program for our non-employee directors is designed to attract and retain high quality directors and to align director interests with those of our stockholders. The compensation of our outside directors is reviewed regularly by the board of directors upon recommendation from the Compensation Committee, which review includes a market assessment and an analysis by Exequity conducted generally every other year. For fiscal 2026, our Compensation Committee consulted with Exequity regarding our non-employee director compensation program. Exequity provided the Compensation Committee relevant market data on non-employee director compensation derived from the same Compensation Peer Group and Relevant Market Data used for evaluating compensation for our executive officers. The Compensation Committee reviewed such director compensation information and concluded that in light of our non-employee director compensation program generally aligning with competitive market practices, no change in director compensation would be recommended for fiscal 2026. Our non-employee directors receive compensation in the form of equity awards granted under the terms of our 2026 Plan and cash, as described below. Please see the section titled “Certain Relationships and Related Transactions” to compensation paid to Mr. Mayer in his consulting capacity.
Cash Compensation
Each non-employee director, other than the Chairperson of our Board, receives an annual cash retainer of $52,500, paid quarterly. The Chairperson of our Board receives an annual cash retainer of $112,500, paid quarterly. The additional annual cash retainer for non-employee directors who serve on the standing committees of our Board and the additional annual retainer for serving as the chairperson of such committee are set forth in the table below:

Committee	Chairperson retainer	Member retainer
Audit Committee	$25,000	$10,000
Compensation Committee	$15,000	$7,500
Nominating and Corporate Governance Committee	$10,000	$5,000
Science & Technology Committee	$10,000	$5,000

The annual retainers set forth above apply regardless of the number of meetings and no additional fees are paid for additional meetings in excess of the regularly scheduled meetings.
Additionally, in August 2025, a Special Committee comprised of Messrs. Hindman and Mayer and Mses. Le Grand and Huss was established to support the Company in its transformation efforts. The Board approved compensation for the members of such committee as follows: (i) an annual cash retainer in the amount of $30,000 to each of the chairperson and vice chairperson of the Special Committee and (ii) an annual cash retainer in the amount of $15,000 to each member of the Special Committee other than the chairperson and vice chairperson. Such compensation was determined based upon an analysis of market data by and recommendation of the Company’s compensation consultant, which was taken into consideration when the independent members of our Board approved such compensation.
In addition to the foregoing, all of our non-employee directors are reimbursed for the reasonable expenses incurred in connection with participating in the meetings of our Board and committees of our Board. Employee directors are not compensated for Board service in addition to their regular employee compensation.
In March 2026, in light of efforts to conserve the Company’s cash, the Compensation Committee approved the elimination of all Board and Committee retainers that would have been earned during the period beginning April 1, 2026 through June 30, 2026.
Further, in September 2026, the Board approved updated annual cash retainers for each non-employee directors for fiscal 2027, Each of our non-employee directors will receive an annual retainer of $30,000, paid in equal quarterly installments. The Chairperson of our Board will receive a total annual retainer of $45,000, paid in equal quarterly installments, with no additional cash retainer for serving as a member of our Board. Each non-employee director serving as a chairperson of a standing committee will receive an additional annual cash retainer as set forth in the table below (with no additional cash retainer for serving as a member of such committee):

Committee	Chairperson retainer
Audit Committee	$10,000
Compensation Committee	$5,000

Equity Compensation
Pursuant to guidelines for annual equity awards adopted by our Board in November 2017 and affirmed in November 2024, each of our non-employee directors receives an annual RSU award covering the number of shares of our common stock obtained by dividing $150,000 by the fair market value of one share of our common stock, with the grant of such RSU awards effective on the last day of the month in which our Annual Meeting of Stockholders occurs, and with a vesting commencement date of the date of the Annual Meeting. In September 2025, our Board revised the annual equity awards to be granted each of our non-employee directors to provide that such annual restricted stock unit awards will be scheduled to vest in full on the earlier of the one-year anniversary from grant and the next annual meeting of stockholders provided that such meeting occurs at least 50 weeks after the most recent annual meeting. In accordance with these guidelines, on November 28, 2025, each then-current non-employee director was granted an RSU award covering 56,603 shares of our common stock under the 2026 Equity Incentive Plan, with a vesting commencement date of November 13, 2025. In calculating the number of shares for the annual RSU awards, the Board was mindful of stockholder dilution and share burn and approved a deviation to the guidelines to keep the number of shares of our common stock covered by each non-employee director annual RSU award granted in November 2025 at the same level as the analogous awards granted in November 2024, resulting in a grant date fair market value of less than $150,000 for each annual RSU award granted in November 2025. The annual RSU awards vest in full on the first anniversary of the vesting commencement date and are subject to full acceleration of vesting in the event of a change in control of the Company.
Our Board revised the equity compensation for newly elected non-employee directors in November 2017 such that upon initial appointment to our Board, a non-employee director will receive an RSU award covering the number of shares of our common stock obtained by dividing $150,000 by the fair market value (as of the date of grant) of one share of our common stock. This RSU award will be prorated for the number of months the newly elected non-employee director will serve on our Board prior to the next Annual Meeting of Stockholders. The vesting commencement date for the initial RSU award is the date of appointment for the new director, with full vesting on the next Annual Meeting of Stockholders. Vesting of the initial RSU award will be accelerated in full in the event of a change in control of the Company.
In recognition of the services provided by certain members of the Board in connection with the CEO transition and transformation efforts, the Board also approved special recognition grants to Ms. Le Grand and Mr. Galbato. In August 2025, the Board approved the grant to Ms. Le Grand of an RSU award covering 78,947 shares of our common stock under the 2016 Equity Incentive Plan with a vesting commencement date of August 29, 2025, which is scheduled to vest upon the one-year anniversary of the vesting commencement date. In November 2025, the Board approved the grant to Mr. Galbato of an RSU award covering 50,000 shares of our common stock under the 2026 Equity Incentive Plan with a grant date of November 28, 2025, which was fully-vested upon grant. No additional stock options or RSU awards are provided for Board or committee membership or for serving as the chairperson of a committee.
In addition, upon their departure from the Company on July 29, 2026. 135,550 and 56,603 shares of unvested restricted stock units belonging to Ms. Le Grand and Ms. Huss, respectively, were forfeited. In recognition of their service to the Board through their departure and in light of the compensation that was not received for recent service due to such forfeited awards, the Board approved the payment of cash to Ms. Le Grand and Ms. Huss in the amount of $31,177 and $13,019, respectively.
In connection with approval of updated annual cash retainers for fiscal 2027, in September 2026, our Board also approved updated annual equity compensation for continuing Board members as well as equity compensation for newly elected non-employee directors, both for fiscal 2027. With respect to annual equity compensation, for fiscal 2027, each of our non-employee directors will receive (i) an annual RSU award covering 50,000 shares of our common stock that will vest in full on the first anniversary of the vesting commencement date and (ii) an annual stock option grant covering 50,000 shares of our common stock that will fully vest one-year after the date of grant, with an exercise price to be the fair market value of our common stock at the date of grant. Both awards would be granted effective on the last day of the month in which our Annual Meeting of Stockholders occurs, with the RSU having a vesting commencement date of the date of the Annual Meeting. With respect to newly elected non-employee directors appointed or elected in fiscal 2027, upon initial appointment or election to our Board, such non-employee director will receive (i) an RSU award covering 75,000 shares of our common stock that will vest over a three-year period and (ii) a stock option grant covering 75,000 shares of our common stock that will vest over a three-year period after the date of grant, with an exercise price to be the fair market value of our common stock at the date of grant. Vesting of the annual and initial RSU award will be accelerated in full in the event of a change in control of the Company.
Stock Ownership Requirements
Our Corporate Governance Guidelines require our non-employee directors to own the number of shares of our common stock having a value equal to at least four times his or her regular annual cash retainer. Non-employee directors have five years from the date of election or appointment to attain the foregoing ownership levels. Due to significant stock price changes in fiscal 2026, certain of our non-employee directors who previously were in compliance with these stock ownership requirements or otherwise on track to be in compliance within the applicable timeframe specified in such requirements, fell below the requirement levels as of the last day of fiscal 2026. Pursuant to the Guidelines, each non-employee director to retain at least 25% of the net shares he or she receives pursuant to all Company equity awards (excluding shares sold to cover (i) the exercise price of any stock options and/or (ii) associated taxes), until the foregoing ownership levels are achieved. No non-employee director sold any shares of our common stock during any period in which such non-employee director’s holdings were below the applicable ownership threshold. The Compensation Committee monitors the progress of non-employee director towards meeting their ownership requirements and will take such actions as it deems appropriate to address any continued noncompliance.

EQUITY COMPENSATION PLAN INFORMATION
The following table sets forth as of June 30, 2026 certain information regarding our equity compensation plans.

	A	B	C
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights	Weighted average exercise price of outstanding options, warrants, and rights(1)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in Column A)
Equity compensation plans approved by security holders	8,222,177(2)	$2.08	10,478,926(4)
Equity compensation plans not approved by security holders	5,280,485(3)	$4.46	—
Total	13,502,662	$3.81(5)	10,478,926

(1)	The weighted average exercise price does not take into account the shares issuable upon vesting of outstanding restricted stock units and performance stock units, which have no exercise price.
(2)
Includes (i) 39,682 shares subject to outstanding stock options, 1,864,343 shares subject to outstanding RSU awards, and 1,089,618 shares subject to outstanding performance-based awards (at the maximum amount of shares issuable under such awards), all under our 2016 Equity Incentive Plan and (ii) 2,993,535 shares subject to outstanding RSU awards and 2,234,999 shares subject to outstanding performance-based awards (at the maximum amount of shares issuable under such awards), all under our 2026 Equity Incentive Plan. Payout of PSUs is contingent on the Company reaching certain levels of performance during the relevant performance period. If the performance criteria for these awards are not fully satisfied, the award recipient will receive less than the maximum number of shares available under these grants and may receive nothing from these grants.

(3)
Includes 105,485 shares subject to outstanding stock options, 2,387,500 shares subject to outstanding RSU awards, and 2,787,500 shares subject to outstanding PSU awards (at the maximum amount of shares issuable under such awards) under (i) the Company’s Stand-Alone Inducement Restricted Stock Unit Agreement and Stand-Alone Inducement Stock Option Agreement for Jim Dennison; (ii) the Company’s Stand-Alone Inducement Restricted Stock Unit Agreement and Stand-Alone Inducement Performance-based Restricted Stock Unit Agreement for Paul Miele; (iii) the Company’s Stand-Alone Inducement Restricted Stock Unit Agreement and Stand-Alone Inducement Performance-based Restricted Stock Unit Agreement for David Shin; (iv) the Company’s Stand-Alone Inducement Restricted Stock Unit Agreement and Stand-Alone Inducement Performance-based Restricted Stock Unit Agreement for Steve La Neve; and (v) the Company’s Stand-Alone Inducement Restricted Stock Unit Agreement for Michael Murphy.

(4)
Includes 8,881,203 shares available for future issuance under the 2026 Equity Incentive Plan (assuming the maximum amount of shares issuable under outstanding performance-based awards) and 1,597,723 shares reserved for issuance under the Company’s Amended and Restated 2007 Employee Stock Purchase Plan, including 267,285 shares subject to purchase during the purchase periods in effect as of June 30, 2026. Shares available for future issuance under the 2026 Equity Incentive Plan is 9,572,741 shares assuming the target amount of shares issuable under outstanding performance-based awards.

(5)	Weighted average remaining contractual life of all outstanding options and rights as of June 30, 2026 is 4.83 years.
Policies and Practices for Granting Certain Equity Awards
We do not have any formal plan or obligation that requires us to award equity or equity-based compensation to any executive officer on specified dates. Under the Company’s historical practices, the approval of long-term equity incentive compensation for the Company’s regular annual equity awards to its executive officers is typically made early in the second quarter of each fiscal year (in November) and the Company intends to continue doing so at this time (although the Compensation Committee may change the timing of such annual grants in the future). These grants are then made effective at the end of the month of grant, which occurs after the date of filing of the Company’s Form 10-Q for its prior fiscal quarter and after the Company’s annual meeting of stockholders.
This equity grant approach is used by the Compensation Committee in order to best help ensure the grants to executive officers are made only during an open window, and after the release of the Company’s material non-public information regarding its most recently-completed fiscal quarter. Additionally, the Compensation Committee does not factor any material non-public information into its design and approval of the terms of such regular annual equity awards. Including with respect to grants made during fiscal 2026, the Company does not time the disclosure of material non-public information for purposes of affecting the value of executive compensation.

During fiscal 2026, the Company did not grant stock options (or similar awards) to any named executive officer during any period beginning four business days before and ending one business day after the filing of any Company periodic report on Form 10-Q or Form 10-K, or the filing or furnishing of any Company Form 8-K that disclosed any material non-public information.

SECURITY OWNERSHIP
Security Ownership of Certain Beneficial Owners and Management
The following table presents information as to the beneficial ownership of our common stock as of September 30, 2026 by:
•	each of our NEOs;
•	each of our directors and our director nominees;
•	all of our current directors and executive officers as a group; and
•	each stockholder known by us to be the beneficial owner of more than 5% of our common stock.
Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Shares of our common stock subject to options, warrants, RSUs and other convertible securities that are currently exercisable or releasable or will become exercisable or releasable within 60 days of September 30, 2026 are deemed to be outstanding and to be beneficially owned by the person holding the options, warrants, RSUs or other convertible securities for the purpose of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.
Unless otherwise indicated, the address for each of the stockholders in the table below is c/o Accuray Incorporated, 1240 Deming Way, Madison, WI 53717

This table lists applicable percentage ownership based on 119,575,537 shares of common stock outstanding as of September 30, 2026

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
5% Stockholders
The TCW Group, Inc., on behalf of the TCW Business Unit(1) 515 South Flower Street Los Angeles, CA 90071	27,527,916	23.0%

Named Executive Officers and Directors
Steve La Neve(2)	687,435	*
Ali Pervaiz(3)	479,966	*
Paul Miele	—	—
Suzanne Winter(4)	1,200,047	1.0%
Sandeep Chalke(5)	419,806	*
Joseph E. Whitters(6)	724,259	*
James M. Hindman(7)	351,407	*
Chan W. Galbato(8)	106,603	*
Steven F. Mayer(9)	1,602,223	1.3%
Mika Nishimura(10)	269,262	*
Richard A. Meier(11)	—	—
All current executive officers, directors, and director nominees as a group (9 persons)(12)	4,221,155	3.5%

*	Less than 1%.
(1)
Based upon a Amendment No. 3 to Schedule 13D filed with the SEC on September 2, 2026 reporting beneficial ownership as of July 29, 2026, the TCW Group, Inc., on behalf of the TCW Business Unit, has shared voting and dispositive power over all shares listed through ownership of warrants issued by Accuray Incorporated to TCW Rescue Financing and TCW Direct Lending. The TCW Business Unit is primarily engaged in the provision of investment management services. The TCW Business Unit is managed separately and operated independently. Investment funds affiliated with The Carlyle Group, L.P. (“The Carlyle Group”) hold a minority indirect ownership interest in TCW that technically constitutes an indirect controlling interest in TCW. The principal business of The Carlyle Group is acting as a private investment firm with affiliated entities that include certain distinct specialized business units that are independently operated including the TCW Business Unit. Entities affiliated with The Carlyle Group may be deemed to share beneficial ownership of the securities reported herein. Information barriers are in place between the TCW Business Unit and The Carlyle Group. Therefore, in accordance with Rule 13d-4 under the Exchange Act, The Carlyle Group disclaims beneficial ownership of the shares beneficially owned by the TCW Business Unit and reported herein. The TCW Business Unit disclaims beneficial ownership of any shares which may be owned or reported by The Carlyle Group and its affiliates.

(2)
Amount shown includes (i) 20,000 shares of our common stock held of record by Mr. La Neve and (ii) 667,425 shares of our common stock that may be acquired pursuant to restricted stock units that will vest within 60 days of September 30, 2026.

(3)
Amount shown includes (i) 322,234 shares of our common stock held of record by Mr. Pervaiz, (ii) 118,050 shares of our common stock that may be acquired pursuant to restricted stock units that will vest within 60 days of September 30, 2026, and (iii) 39,682 shares of our common stock that may be acquired under stock options that are currently exercisable or exercisable within 60 days of September 30, 2026.

(4)	Amount shown reflects 1,200,047 shares of our common stock held of record by Ms. Winter.
(5)	Amount shown reflects 419,806 shares of our common stock held of record by Mr. Chalke.
(6)
Amount shown includes (i) 667,656 shares of our common stock held of record by Mr. Whitters and (ii) 56,603 shares of our common stock that may be acquired pursuant to restricted stock units that will vest within 60 days of September 30, 2026.

(7)
Amount shown includes (i) 294,804 shares of our common stock held of record by Mr. Hindman and (ii) 56,603 shares of our common stock that may be acquired pursuant to restricted stock units that will vest within 60 days of September 30, 2026.

(8)
Amount shown includes (i) 50,000 shares of our common stock held of record by Mr. Galbato and (ii) 56,603 shares of our common stock that may be acquired pursuant to restricted stock units that will vest within 60 days of September 30, 2026.

(9)
Amount shown includes (i) 1,211,956 shares of our common stock held of record by Mr. Mayer and (ii) 390,267 shares of our common stock that may be acquired pursuant to restricted stock units and restricted stock awards that will vest within 60 days of September 30, 2026.

(10)
Amount shown includes (i) 212,659 shares of our common stock held of record by Ms. Nishimura and (ii) 56,603 shares of our common stock that may be acquired pursuant to restricted stock units that will vest within 60 days of September 30, 2026.

(11)	Mr. Meier joined the Board of Directors in October 2026.
(12)
Amount shown includes (i) 2,779,309 shares of our common stock held of record, (ii) 1,402,164 shares of our common stock that may be acquired pursuant to restricted stock units and restricted stock awards that will vest within 60 days of September 30, 2026, and (iii) 39,682 shares of our common stock that may be acquired under stock options that are currently exercisable or exercisable within 60 days of September 30, 2026.

Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires our directors, executive officers and persons who beneficially own more than 10% of our common stock to file reports of ownership and reports of changes in ownership of our common stock and other equity securities with the SEC. Directors, executive officers and beneficial owners of more than 10% of our common stock are required by SEC regulations to furnish us with copies of all these forms they file.
Based solely upon our review of the copies of Forms 3, 4 and 5 received by us, or written representations from reporting persons that no forms were required of such persons, we believe that during our fiscal year ended June 30, 2026, all Section 16(a) reports were timely filed other than one Form 3 for Mr. La Neve reporting one transaction, which was filed on November 4, 2025.

CORPORATE GOVERNANCE AND BOARD OF DIRECTORS MATTERS
Director Independence
Our Board currently consists of six directors. Other than Steve La Neve, our President and Chief Executive Officer, and Steven Mayer, who is providing consulting services to the company as Transformation Board Sponsor and has received more than $120,000 in compensation for such services, our Board has determined that each of our current directors is independent under the director independence standards of the Nasdaq Listing Rules.
Board Leadership Structure
Our Board has a general policy as set forth in our Corporate Governance Guidelines that the positions of Chairperson of the Board and CEO should be held by separate persons as an aid in our Board’s oversight of management and to allow our CEO to focus on managing the day-to-day responsibilities to the Company. Our Board believes that there may be advantages to having an independent chairperson for matters such as: communications and relations between our Board, our CEO, and other senior management; assisting our Board in reaching consensus on particular strategies and policies; and facilitating robust director, Board and CEO evaluation processes. Our Board Chair also helps shape the agenda of Board meetings and ensures that key topics are addressed at the Board level to facilitate the Board’s oversight, including over risk management, Board and committee composition and structure, and the longer-term strategy of the Company. We have operated with these roles separated for several years and continue to believe separation of the two roles is in the best interests of our stockholders. Our CEO serves as a member of our Board, and the remaining board members, including Joseph E. Whitters, our current Chairperson of our Board, are independent.
The Corporate Governance Guidelines provide that in determining whether a single individual or two individuals should fill these roles, our Board should consider factors that include, but are not limited to, the size of the Company’s business, the current composition of our Board, the current director candidates for Board seats, applicable regulations and the Company’s succession planning goals. In the event our Board determines that it is in the best interests of the Company and its stockholders to have these roles filled by one individual, or if the Chairperson of our Board is otherwise not independent, then the Corporate Governance Guidelines provide that the independent members of our Board shall appoint a Lead Independent Director who shall lead executive sessions.
Majority Voting
Our Bylaws provide for a majority voting standard (i.e., votes “for” must exceed votes “against”) in the election of directors in uncontested elections.
Under our Corporate Governance Guidelines, in advance of his or her nomination, each director submits a contingent, irrevocable resignation that the Board may accept if that director fails to be elected by a majority of votes cast. In that situation, our Nominating and Corporate Governance Committee, or if there is no Nominating and Corporate Governance Committee, the independent members of our Board, would make a recommendation to the Board about whether to accept such resignation, which the Board will promptly consider. The Nominating and Corporate Governance Committee, or if there is no Nominating and Corporate Governance Committee, the independent members of the Board, and the Board may consider any factors they deem relevant in deciding whether to accept a director’s resignation.
Board Oversight of Risk
Our Board, as a whole and through the Audit Committee, oversees the Company’s risk management process, including operational, financial, legal and regulatory, cybersecurity, strategic and reputational risks. Our Board’s approach to risk oversight is designed to support the achievement of organizational objectives, including strategic objectives, to improve long-term organizational performance and enhance stockholder value. A fundamental part of our risk oversight is not only understanding the risks a company faces and what steps management is taking to manage those risks, but also understanding what level of risk is appropriate for us. In setting our short and long-term business strategy, our Board assesses the various risks and mitigation strategies implemented by management and determines the appropriate level of risk for the Company.

Our Board believes that open communication between management and our Board is essential for effective risk management and oversight. Our Board meets with our CEO and other members of the executive team at quarterly meetings of our Board, where, among other topics, they discuss strategy and risks facing the Company, as well at such other times as they deemed appropriate. Oversight of human capital management is an important role of our Board. Management updates our Board periodically on our human capital management initiatives and progress. In addition, cybersecurity is a critical part of risk management at the Company and is part of our overall enterprise risk management process. Management regularly engages with our full Board and our Audit Committee on the Company’s cybersecurity program and its related priorities and controls. In addition, management regularly engaged with our Science and Technology Committee and now our Audit Committee related to product cybersecurity. We engage in the periodic assessment of our policies, standards, processes, and practices that are designed to address cybersecurity threats and incidents, internally and through assessments by external providers. The results of such internal and external assessments, audits, and reviews are reported to the Audit Committee and the Board, and we adjust our cybersecurity policies, standards, processes, and practices as necessary based on the information provided by these assessments, audits, and reviews.
While our Board is ultimately responsible for risk oversight, our Board committees assist our Board in fulfilling its oversight responsibilities in certain areas of risk as described below and the respective committee chairs advise our Board of any significant risks and management’s response via periodic committee reports to the full Board.

Board/Committee	Primary Areas of Risk Oversight
Full Board of Directors
Strategic, financial, business and operational, legal and regulatory, compliance, reputational and execution risks and exposures associated with our business strategy, policy matters, succession planning, conflicts of interest, significant litigation and regulatory exposures and other current matters that may present material risk to our financial performance, operations, infrastructure, plans, prospects or reputation, acquisitions and divestitures and our operational infrastructure.

Audit Committee
Risks and exposures associated with financial matters, particularly financial reporting, tax, accounting, disclosure controls and procedures, internal control over financial reporting, investment guidelines and credit and liquidity matters; compliance with securities laws and other legal and regulatory requirements; cybersecurity and other information technology risks, controls and procedures. Discussions with management and the independent auditor, guidelines and policies with respect to risk assessment and risk management pertaining to financial and accounting matters. Receives regular reports from management on key cybersecurity issues, including related priorities and controls.

Compensation Committee
Risks and exposures associated with leadership assessment, retention and succession; human capital management matters; executive compensation programs and arrangements, including incentive and equity plan structures and practices; and our compensation philosophy and practices.

Nominating and Corporate Governance Committee (Independent members of the Board)
In September 2026, the Board dissolved the Nominating and Corporate Governance Committee and allocated the committee’s responsibilities to the independent directors. Prior to the dissolution of the Nominating and Corporate Governance Committee, the Nominating and Corporate Governance Committee, and subsequently, the independent directors oversee risks and exposures associated with board organization, membership and structure; director and executive succession planning; overall board and committee effectiveness; and environmental, social, corporate governance (ESG) and corporate social responsibility matters, including climate-related, environmental, health and safety, and social matters as well as the company’s approach to human rights.

While our Board oversees risk management and has delegated a portion of its responsibility to its committees, the Company’s management is charged with managing risk on a day-to-day basis. Management has reporting processes that are designed to provide visibility to our Board regarding the identification, assessment and management of risks and management’s strategic approach to risk mitigation. The Company believes it has strong internal processes and a robust internal control environment, which facilities the identification and management of risks and regular communication with our Board. As part of our overall risk management process, we conduct an enterprise risk assessment on an annual basis led by our Chief Legal Officer, which is shared and discussed with our Audit Committee and reported to our Board. Other processes include quarterly management disclosure committee meetings, a Code of Conduct and Ethics and a robust compliance program. In addition, our Audit Committee’s responsibilities related to oversight of the Company’s risk management framework and programs include a routine evaluation of the processes, as well as discussions with key management to identify, assess, monitor and report on risks across the organization and the setting and communication of the organization’s implementation and measurement of risk tolerances, limits and mitigation. In addition, we have implemented a cybersecurity risk assessment program, which includes policies and processes that are designed to provide visibility, and information about the identification, assessment, and management of critical risks and management’s risk mitigation strategies, to our Board and personnel that are responsible for risk assessment and information about the identification, assessment, and management of critical risks and management’s risk mitigation strategies.
The results of the compensation risk assessment described below under “Compensation Risk Consideration” is reported back to our full Board.
Meetings Attended by Directors
Our Board held a total of 10 meetings during our fiscal year ended June 30, 2026. During fiscal 2026, all of our directors attended at least 75% of the aggregate of (i) the total number of meetings held by our Board during the period for which he or she has been a director and (ii) the total number of meetings held by all of the committee(s) of our Board on which he or she served during the period for which he or she was a director.
The independent directors hold meetings on a periodic basis. The meetings of the independent directors typically take place in connection with the regularly scheduled meetings of the full Board. The independent directors may also meet at such other times as they deem necessary or appropriate. The Chairperson of our Board, who is independent, generally chairs each meeting.
Pursuant to our Corporate Governance Guidelines, our directors are encouraged to attend our annual meeting of stockholders. All of our then-current directors attended our 2025 Annual Meeting of Stockholders.
Committees of the Board
Our Board currently has two standing committees: the Audit Committee and the Compensation Committee. In September 2026, our Board dissolved the Nominating and Corporate Governance Committee and allocated the responsibilities of the Nominating and Corporate Governance Committee to the independent members of our Board. At the same time, our Board also dissolved the Science and Technology Committee. The Special Committee discussed above under “Compensation of Non-Employee Directors” was an ad hoc committee formed for a special purpose as described above.
The current membership of each of the two standing committees of our Board, as well as the number of meetings of each such committee during the fiscal year ended June 30, 2026, is set forth below. During the fiscal year ended June 30, 2026, the Nominating and Corporate Governance Committee had four meetings.

Name of Director	Audit Committee	Compensation Committee
Joseph E. Whitters	Member
James M. Hindman	Chairperson	Member
Chan W. Galbato	Member
Steven F. Mayer		Member
Mika Nishimura		Chairperson
Richard A. Meier		Member
Number of meetings	13	5

Audit Committee
The Audit Committee oversees our corporate accounting and financial reporting processes and internal controls. Among other matters, the Audit Committee evaluates the independent auditors’ qualifications, independence, performance and tenure; determines the engagement of the independent auditors; reviews and discusses with management the scope of the annual audit and the audit fee; discusses with management and the independent auditors the results of the audited annual financial statements and the quarterly financial statements; discusses the Company’s earnings releases with management; approves the retention of the independent auditor to render non-audit services; monitors the rotation of partners of the independent auditors as required by law; discusses with the independent auditor our critical accounting policies and practices used in the audit; reviews and discusses with management and the independent auditor, the Company’s internal controls; oversees our internal audit function; reviews the Company’s cybersecurity and other information technology risks, controls and procedures as well as cybersecurity issues that could affect the adequacy of the Company’s internal controls; and annually reviews the Audit Committee charter and the Audit Committee’s performance.
The members of the Audit Committee are Mr. Galbato, who joined the committee in November 2025, Mr. Whitters, and Mr. Hindman, the chairperson of the committee. Ms. Nishimura served on the Audit Committee from August 2025 through November 2025. Each of the members of the Audit Committee is independent as defined under the rules and regulations of the SEC and the Nasdaq Listing Rules applicable to Audit Committees. All members of the Audit Committee meet the requirements for financial literacy under the Nasdaq Listing Rules. Our Board has determined that each of Messrs. Hindman and Whitters is an Audit Committee financial expert as defined under the applicable rules of the SEC and has the requisite financial sophistication as defined under the Nasdaq Listing Rules. Our Audit Committee operates under a written charter that was adopted by our Board. A copy of the Audit Committee Charter is available on our investor website at https://investors.accuray.com/corporate-governance.
Nominating and Corporate Governance Committee
As noted above, in September 2026, our Board dissolved the Nominating and Corporate Governance Committee and allocated the responsibilities of the Nominating and Corporate Governance Committee to the independent members of our Board. Prior to its dissolution, the Nominating and Corporate Governance Committee was, and now the independent members of our Board are, responsible for making recommendations to our Board regarding candidates for directorships and the size and composition of our Board and each of its committees. In addition, the Nominating and Corporate Governance Committee was, and now the independent members of our Board are, responsible for reporting and making recommendations to our Board concerning governance matters and for overseeing the performance evaluations of the members of our Board.
The members of the Nominating and Corporate Governance Committee were Mr. Whitters, the chairperson of the committee, and Mr. Galbato. Ms. Le Grand served on the Nominating and Corporate Governance Committee until her resignation from the Board in July 2026. Mr. Hindman served on the Nominating and Corporate Governance Committee through December 2025. Ms. Nishimura served on the Nominating and Corporate Governance Committee through November 2025. Each of the directors who served on the Nominating and Corporate Governance Committee prior to its dissolution was independent under the Nasdaq Listing Rules. During its existence, our Nominating and Corporate Governance Committee operated under a written charter that was adopted by our Board. The Corporate Governance Guidelines have been updated to address the nominations process by the independent members of the Board, which now governs the nominations process.
Compensation Committee
The Compensation Committee reviews and recommends policies relating to compensation and benefits of our executive officers and employees. The Compensation Committee reviews our compensation philosophy, reviews and approves corporate and individual goals and objectives relating to compensation of our CEO and other executive officers, evaluates the performance of these individuals in light of those goals and objectives, and approves the compensation of these individuals (other than the CEO, whose compensation is set by the independent members of our Board) based on such evaluations. The Compensation Committee also manages, reviews and approves the grant of stock options and other equity awards under our stock plans (other than awards granted to the non-employee members of our Board, which are granted by the entire Board).
The 2007 Incentive Award Plan permits delegation by the Compensation Committee to a committee of one or more members of our Board or one or more of our executive officers the authority to grant or amend awards to participants under the plan other than (i) senior executives of the Company who are subject to Section 16 of the Exchange Act, (ii) “Covered Employees” under Section 162(m) of the Code, or (iii) direct reports of our CEO (or the non-employee members of our Board) to whom authority to grant or amend awards has been delegated thereunder. The Compensation Committee may at any time rescind the authority so delegated or appoint a new delegate. The Compensation Committee has delegated to a committee consisting of our CEO, CFO and Chief Human Resources Officer (the “management committee”), the authority to grant routine stock options and other awards under our stock plans, within guidelines determined by the Compensation Committee, to newly hired employees and employees for the purpose of promotion or special recognition (other than awards granted to employees who report directly to our CEO). The Compensation Committee has made corresponding delegations of authority to the management committee under our 2016 Equity Incentive Plan.
The Compensation Committee also reviews and recommends policies relating to the compensation of the non-employee members of our Board. The Compensation Committee reviews and evaluates, at least annually, the performance of the Compensation Committee as a whole and of its members, including compliance of the Compensation Committee with its charter.
The members of the Compensation Committee are Ms. Nishimura, who was appointed Chair in August 2026, Mr. Hindman, Mr. Meier, who joined the committee in October 2026, and Mr. Mayer, who re-joined the committee in August 2026. Ms. Huss served on the Compensation Committee until her resignation from the Board in July 2026. Mr. Mayer previously served on the committee through October 2025 and Dr. Scott served on the committee until his resignation from the Board in December 2025. Ms. Nishimura, Mr. Meier, and Mr. Hindman are independent under the applicable rules and regulations of the SEC and Nasdaq applicable to Compensation Committee members, and each is a non-employee director under Rule 16b-3 of the Exchange Act. Each of the former members of the Compensation Committee were independent during the time of their service on the Compensation Committee. As of his recent appointment in August 2026, Mr. Mayer is not deemed to be independent under Nasdaq Listing Rule 5605(a)(2)(B) because he received compensation from the Company in excess of $120,000 during a period of twelve months in the preceding three years. Please see the section titled “Certain Relationships and Related Transactions” for more information related to the compensation paid to Mr. Mayer in his consulting capacity. Mr. Mayer has been appointed to the Compensation Committee in compliance with Section 5605(d)(2)(B) of the Nasdaq Listing Rules, which permits the appointment of a non-independent director to the Compensation Committee under exceptional and limited circumstances, if the director is not an Executive Officer or employee or Family Member of an Executive Officer (each as defined in the Nasdaq Listing Rules) and the Board determines that the non-independent director’s membership is required by the best interests of the Company and its stockholders. Based on Mr. Mayer’s extensive management, financial, strategic, operations and governance experience, the Board, upon the recommendation of the Nominating and Corporate Governance Committee, determined that Mr. Mayer’s membership on the Compensation Committee is required by the best interests of the Company and its stockholders. In addition, pursuant to the Securities Purchase Agreement, Mr. Mayer is a “Preferred Director” and pursuant to the Securities Purchase Agreement, the Compensation Committee must include at least one Preferred Director for so long as TCW is entitled to designate at least one Preferred Director (subject to applicable independence requirements and applicable law). Our Compensation Committee operates under a written charter that was adopted by our Board. A copy of the Compensation Committee Charter is available on our investor website at https://investors.accuray.com/corporate-governance.
Compensation Risk Considerations
At the direction of the Compensation Committee, Exequity, with the assistance of our management, conducted a review of our compensation policies and practices and their respective risk profiles for fiscal 2026. Exequity presented the findings to the Compensation Committee for consideration. After consideration of the information presented, the Compensation Committee concluded that our compensation programs are designed with an appropriate balance of risk and reward in relation to our overall business strategy and do not encourage excessive or unnecessary risk-taking behavior.
In making this determination, the Compensation Committee considered our pay mix, our base salaries and the attributes of our incentive and other variable compensation programs, including our annual cash incentive compensation plan, our equity compensation plans and our sales compensation plans. We also have in place numerous business controls such as maximum payout levels in our annual bonus plan, a sales compensation committee, a compensation recovery (“clawback”) policy, stock ownership requirements and other internal business and operational approval processes.
The Compensation Committee believes that the design of our executive compensation program as described in the “Compensation Discussion and Analysis” above places emphasis on long-term incentives and competitive base salaries, while a portion of the annual total compensation is tied to short-term performance in the form of annual bonuses. The Compensation Committee concluded that this mix of incentives appropriately balances risk and also properly aligns our executive officers’ motivations for the Company’s long-term success, including stock price performance.
The results of the foregoing compensation risk assessment are reported to our full Board by the Compensation Committee.
Consideration of Director Nominees
Stockholder Nominations and Recommendations. The policy of the independent members of our Board, who are responsible for nominating directors for the Board, is to consider recommendations and properly submitted stockholder nominations for candidates for membership on our Board. A stockholder may make such a recommendation or nomination by following the procedures set forth below in the “Recommendations and Nominations of Director Candidates” section of this Proxy Statement. We did not receive any director nominations or recommendations from stockholders for the Annual Meeting.
Director Qualifications. Our Board believes that the members of our Board should have the highest professional and personal ethics and values and conduct themselves in a manner that is consistent with our Code of Conduct and Ethics. While our Board has has not established specific minimum qualifications for director candidates, the independent members of our Board may consider any applicable rules or legislation and the following criteria, among others, for candidates and nominees: (i) personal and professional integrity, ethics and values; (ii) experience in corporate management and a general understanding of marketing, finance and other elements relevant to the success of a publicly held company; (iii) experience in our industry and with relevant social policy concerns; (iv) experience as a director of a publicly held company; (v) academic expertise in an area of our operations; and (vi) practical and mature business judgment, including ability to make independent analytical inquiries.
Identifying and Evaluating Director Nominees. Candidates for nomination to our Board typically come to the attention of our Board through professional search firms who are paid a fee for their services, although they may also be suggested by existing directors or executive officers, stockholders or other persons. The independent members of our Board review the qualifications of any candidates who have been properly brought to the Board’s attention. Such review generally includes discussions with persons familiar with the candidate and an interview with the candidate, and may include other actions that the independent members of our Board deem proper. The independent members of our Board consider the suitability of each candidate, including the current members of our Board, in light of the current size and composition of our Board. In evaluating the qualifications of the candidates, the independent members of our Board consider many factors, including issues of character, judgment, independence, age, expertise, skills and experience, particularly in light of the specific skills and strengths discussed above, length of service, other commitments and other similar factors. The Company’s Corporate Governance Guidelines provide that the independent members of our Board and our Board should see that our Board has the benefit of a wide range of skills, expertise, industry knowledge and other attributes, including cultural, gender and ethnic diversity, experience in industries beyond healthcare and age diversity, accordingly the independent members of our Board and the Board consider all of these factors in the consideration of candidates for the Board. The independent members of our Board evaluate such factors, among others, and do not assign any particular weighting or priority to any of these factors. The independent members of our Board expect that they would evaluate candidates properly recommended by stockholders using the same criteria as other candidates.
Hedging and Pledging Transactions
Our insider trading policy prohibits all of our employees, including our NEOs, and non-employee directors from engaging in any speculative transactions in Company securities, including purchasing on margin, holding Company securities in margin accounts, purchasing financial instruments (including prepaid variable forward contracts, equity swaps, collars and exchange funds), engaging in short sales, engaging in transactions in derivative securities or engaging in any other forms of hedging transactions. Our employees, including our NEOs, and our non-employee directors are also prohibited from pledging or using Company securities as collateral for loans.
Code of Conduct and Ethics
We are committed to maintaining the highest standards of business conduct and ethics. Our Code of Conduct and Ethics reflects our values and the business practices and principles of behavior that support this commitment. The code applies to all of our officers, directors and employees, as well as our agents, distributors and contractors. Our Code of Conduct and Ethics can be found on our website, www.accuray.com, under the section titled “Investors” and under the subsection “Governance.”
Compensation Committee Interlocks and Insider Participation
None of the members of the Compensation Committee during fiscal 2026 has at any time been one of our executive officers or employees. None of our current executive officers currently serves, or in the past fiscal year has served, as a member of the Board or Compensation Committee of any entity that has one or more of its executive officers serving on our Board or Compensation Committee. Except as disclosed in the section entitled “Certain Relationships and Related Transactions” with respect to Mr. Mayer, none of the members of the Compensation Committee had any relationship with the Company requiring disclosure under Item 404 of Regulation S-K.
Stockholder Communications
We have established a process by which stockholders and other stakeholders may send communications to our Board, any committee of our Board or any individual director, including non-employee directors. Stockholders and other stakeholders may so communicate by writing to: Board of Directors, c/o Corporate Secretary, Accuray Incorporated, 1240 Deming Way, Madison, WI 53717 or by sending an e-mail to investor.relations@accuray.com. The non-executive chair or lead independent director shall facilitate the review and response to such communications and shall inform, as necessary, such committee of our Board or independent director, as the case may be.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
In addition to compensation arrangements, including employment, termination of employment and change in control arrangements discussed above in the sections titled “Compensation of Non Employee Directors” and “Executive Compensation,” there have not been any transactions or series of similar transactions, since the beginning of our last fiscal year, to which we were a party or will be a party, in which:
•	the amounts involved exceeded or will exceed $120,000; and
•
any of our directors, nominees for director, executive officers or beneficial holders of more than 5% of our outstanding common stock, or any immediate family member of, or person sharing the household with, any of these individuals or entities (each, a related person), had or will have a direct or indirect material interest.

Consulting Agreement with Mr. Mayer
On October 18, 2025, the company entered into a consulting agreement (the “Mayer Agreement”) with Dedication Capital, LLC (“Dedication Capital”), an affiliate of Steven F. Mayer, a Board member. Pursuant to the Mayer Agreement, Mr. Mayer, the chief executive officer of Dedication Capital, was appointed as Transformation Board Sponsor of the company, providing consulting services to the Company over a period of one year. Mr. Mayer’s services during this period include, among other things, responsibility for leading the company’s planning and execution of certain strategic, organizational, cultural, and operational initiatives and transformation in consultation with the CEO, onboarding the CEO and consulting with the CEO on other matters, and establishing the composition and duties of a transformation office.
The Mayer Agreement provides, in consideration for the services to be provided to the company, Dedication Capital and Mr. Mayer will receive (i) a base consulting fee of $600,000 per year, (ii) a cash incentive award for fiscal year 2026 and the first 3 ½ months of fiscal 2027 totaling up to $750,000, where $375,000 is guaranteed, and (iii) equity awards granted to Mr. Mayer consisting of (a) 1.25 million shares under restricted stock awards (“RSAs”) with a grant date fair value of $1.5 million and (b) 1.25 million shares under performance-based stock awards (“PRSA”) with a grant date fair value of $0.9 million. The RSAs will vest one year from the grant date and no later than November 28, 2026, and the PRSAs will be eligible to vest based on the company’s stock price performance over an approximately six-year performance period ending on September 30, 2031. These PRSAs are divided into three tranches. Each tranche is eligible to vest upon achievement of a stock price goal, measured based on the VWAP over a trailing, consecutive 30-day trading period. The stock price goals and number of PRSAs eligible to vest per tranche are as follows: (i) PRSAs covering 375,000 shares of the Company’s common stock are eligible to vest upon the achievement of a stock price goal of $2.00 per share on or prior to September 30, 2027; (ii) PRSAs covering 375,000 shares of the Company’s common stock are eligible to vest upon the achievement of a stock price goal of $2.50 per share on or prior to September 30, 2029; and (iii) PRSAs covering 500,000 shares of the Company’s common stock are eligible to vest upon the achievement of a stock price goal of $3.00 per share on or prior to September 30, 2031; provided, however, that no PRSAs will vest earlier than the first anniversary of the grant date.
On April 1, 2026, the Company amended the Mayer Agreement. The Mayer Agreement reduced the following by fifty percent: (1) the base consulting fee for the period of March 31, 2026 through October 31, 2026, (2) the minimum amount payable under the guaranteed cash incentive award for the period ended June 30, 2026, and (3) the minimum guaranteed mid-year cash incentive award for the period ended September 30, 2026. In addition, the Company accelerated 0.9 million shares under the RSAs to vest on April 1, 2026, and the remaining shares will vest on October 31, 2026.
Transactions with TCW
In May 2026, in connection with accessing the delayed draw term loan under our existing credit facility under the Financing Agreement (as defined below) we issued to TCW Asset Management Company LLC (“TCW”), who beneficially owns more than 5% of the Company’s common stock, and its affiliates (i) an aggregate of 2,990,010 shares of common stock issuable upon exercise of outstanding warrants, with an exercise price of $1.50 per share, exercisable on and after November 19, 2026 and expiring on May 18, 2033, (ii) an aggregate of 2,135,721 shares of common stock issuable upon exercise of outstanding warrants, with an exercise price of $1.25 per share, exercisable on and after November 19, 2026 and expiring on May 18, 2033, and (iii) an aggregate of 1,708,577 shares of common stock issuable upon exercise of outstanding warrants, with an exercise price of $0.01 per share, which are exercisable immediately and expire on May 18, 2033.
On July 29, 2026, the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain existing investors of the Company party thereto (the “Investors”), including certain affiliates of TCW, pursuant to which the Company agreed to sell, and the Investors agreed to purchase, an aggregate of 55,000 shares of the Company’s Series A Convertible Preferred Stock, par value $0.001 per share (the “Series A Preferred Stock”), for an aggregate purchase price of $55.0 million, or $1,000 per share (the “Issuance”). The aggregate purchase price for the Series A Preferred Stock will be paid in the form of (i) $15.0 million in cash, which amount was paid on the date the parties entered into the Purchase Agreement (the “Cash Investment”), and (ii) the conversion of $40.0 million of existing indebtedness held by the Investors under the Financing Agreement (as defined below), with such existing indebtedness to be cancelled and extinguished in exchange for shares of Series A Preferred Stock issued at the closing of the Issuance. The Issuance is subject to certain closing conditions, including approval by the Company’s stockholders of the Issuance and the implementation of a reverse stock split of the Company’s common stock, par value $0.001 per share (the “Common Stock”), at a ratio ranging from any whole number between 1-for-15 and 1-for-40 (the “Reverse Stock Split”), or such other ratio as may be approved by the Board of Directors of the Company (the “Board”), including at least one Preferred Director (as defined below).
Pursuant to the Purchase Agreement, the Company and the Investors agreed that, effective as of, and contingent upon the closing of the Issuance, outstanding warrants to purchase an aggregate of approximately 27.6 million shares of Common Stock held by the Investors, consisting of (i) warrants exercisable for an aggregate of approximately 17.2 million shares of Common Stock at $1.68 per share on and after December 7, 2025 until June 6, 2032, (ii) warrants exercisable for an aggregate of approximately 6.1 million shares of Common Stock at $1.50 per share on and after June 16, 2026 until December 15, 2032, and (iii) warrants exercisable for an aggregate of approximately 4.3 million shares of Common Stock at $1.25 per share on and after June 16, 2026 until December 15, 2032, will automatically be cancelled and extinguished, with no further rights to the cancelled warrants remaining thereafter.
In addition, pursuant to the Purchase Agreement, the Company decreased the size of its Board to seven members, effective upon the execution of the Purchase Agreement. Under the terms of the Purchase Agreement, following the closing of the Issuance, TCW shall have the right to designate two members of the Board (the “Preferred Directors”). TCW has initially designated Chan W. Galbato and Steven F. Mayer, both of whom are currently serving as members of the Board, to serve as the Preferred Directors. In addition, for so long as TCW is entitled to designate at least one Preferred Director, (i) each of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee of the Board shall include at least one Preferred Director (subject to applicable independence requirements and applicable law), and (ii) the Company shall not establish any executive committee, finance committee or other committee of the Board with material authority over any of the matters that require the approval of the holders of the Series A Preferred Stock under the Certificate of Designations unless a Preferred Director is a member of such committee (subject to certain exceptions).
On July 29, 2026, the Company also entered into Amendment No. 3 to Financing Agreement (the “Third Amendment”) in respect of its Financing Agreement, dated as of June 6, 2025 (as amended by the Third Amendment, and as further amended, amended and restated, supplemented, revised, or otherwise modified from time to time, the “Financing Agreement”), by and among the Company, the guarantors party thereto, and TCW, as administrative agent and collateral agent and the other parties signatory thereto. The Third Amendment amends the Financing Agreement to, among other things, (i) provide a covenant holiday through December 31, 2027 with respect to the Company’s compliance with the Total Leverage Ratio and Fixed Charge Coverage Ratio (each as defined in the Financing Agreement) financial covenants, (ii) modify the terms of the minimum liquidity requirement, (iii) increase certain fees applicable to prepayments, (iv) provide that if the Purchase Agreement is terminated, the Cash Investment is deemed to be a secured obligation under the Financing Agreement and subject to repayment, together with a $15.0 million fee, upon repayment or satisfaction of the obligations (or earlier acceleration thereof), (v) to provide for an additional $5.0 million in aggregate principal amount of Delayed Draw Term Loans (as defined in the Financing Agreement), subject to satisfaction of certain borrowing conditions, and (vi) convert the revolving loan facility under the Financing Agreement into an asset-based revolver with related changes to the borrowing conditions and covenants. In addition, pursuant to the Third Amendment, the Company agreed to pay certain amendment fees totaling $250,000.
Review, Approval or Ratification of Transactions with Related Parties
Any transaction or proposed transaction in which we were, or are to be, a participant in which the amount involved exceeds $120,000 and in which any director, executive officer or holder of more than 5% of our common stock, or members of any such person’s immediate family, had or will have a direct or indirect material interest is required to be approved by the Audit Committee and we intend that such transactions will be on terms no less favorable to us than could be obtained from unaffiliated third parties. Our Code of Conduct and Ethics contains a written policy to the effect that any transaction of the nature described above must be approved by the Audit Committee or other independent committee of the Board.

WHERE YOU CAN FIND ADDITIONAL INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are also available to the public at the SEC’s website at www.sec.gov and through our website at www.accuray.com.
We will deliver promptly, without charge, upon written or oral request a separate copy of the annual report to any stockholder requesting a copy. To receive a copy of our annual report, you may write or call our Corporate Secretary at Accuray Incorporated, 1240 Deming Way, Madison, Wisconsin 53717, Attention: Corporate Secretary, telephone: 608-824-2800.
Stockholders Sharing the Same Address
We have adopted a procedure called “householding.” Under this procedure, we are delivering only one copy of the proxy materials to multiple stockholders who share the same address, unless we have received contrary instructions from an affected stockholder.
We will deliver promptly upon written or oral request a separate copy of the proxy materials to any stockholder at a shared address to which a single copy of any of those documents was delivered. To receive a separate copy of the Annual Report or Proxy Statement, you may write or call our Corporate Secretary at the contact information set forth above under “Where You Can Find Additional Information.” You may also access our Annual Report and Proxy Statement on our website, www.accuray.com, under the section titled “Investors” and under the subsection “SEC Filings.”
If you are a holder of record and would like to revoke your householding consent and receive a separate copy of the Annual Report or Proxy Statement in the future, please contact Computershare, 250 Royall Street, Canton, MA 02021, telephone: (800) 851-9677. You will be removed from the householding program within 30 days of receipt of the revocation of your consent.
Any stockholders of record who share the same address and currently receive multiple copies of our Annual Report and Proxy Statement who wish to receive only one copy of these materials per household in the future should contact our Corporate Secretary at the contact information listed above to participate in the householding program. Stockholders who participate in householding will continue to receive separate proxy cards.
A number of brokerage firms have instituted householding. If you hold your shares in “street name,” please contact your bank, broker or other holder of record to request information about householding.
Stockholder Proposals
For a stockholder proposal to be considered for possible inclusion in our proxy statement for the Annual Meeting to be held in 2027, the proposal must be in writing and received by our Corporate Secretary at our principal executive offices no later than 5:00 p.m., Central Time, on June 3, 2027. If, however, the date of next year’s Annual Meeting is more than 30 days before or 30 days after the anniversary date of this year’s Annual Meeting, the deadline for receipt by the Corporate Secretary of stockholder proposals intended to be included in our proxy statement will instead be a reasonable time before we begin to print and mail our proxy materials. To be included in our proxy statement, stockholder proposals must comply with the requirements of Rule 14a-8 promulgated under the Exchange Act and any other applicable rules established by the SEC.
For stockholder proposals that are not intended by the stockholder to be included in our proxy materials for next year’s Annual Meeting, our Bylaws establish an advance notice procedure in order to permit such proposals to be brought before an annual meeting of stockholders. In general, notice must be received at our principal executive offices not later than 5:00 p.m., Central Time, on the 90th day nor earlier than 8:00 a.m., Central Time, on the 120th day before the one-year anniversary of the date on which we first mailed our proxy materials or a notice of availability of proxy materials (whichever is earlier) for the preceding year’s Annual Meeting of stockholders. Therefore, to be presented at our 2027 Annual Meeting of stockholders, such a proposal must be received by us not earlier than 8:00 a.m., Central Time, on June 3, 2027 but no later than 5:00 p.m., Central Time, on July 3, 2027. If, however, the date of the Annual Meeting is more than 25 days earlier or more than 25 days later than such anniversary date, the Corporate Secretary must receive the notice not earlier than 8:00 a.m., Central Time, on the 120th day prior to such Annual Meeting and not later than 5:00 p.m., Central Time, on the later of (i) the 90th day prior to such Annual Meeting, or (ii) the 10th day following the date on which public announcement of the date of the Annual Meeting is first made. Our Bylaws also specify additional requirements as to the form and content of a stockholder’s notice.
Recommendations and Nominations of Director Candidates
If a stockholder or stockholder group wishes to recommend a nominee or nominees for director for possible inclusion in our proxy statement and proxy card relating to our 2027 Annual Meeting, the stockholder(s) should submit such recommendation in writing, including the nominee’s name and qualifications for Board membership, to our Corporate Secretary at our principal executive offices. The stockholder(s) should also provide the written consent of each recommended nominee to serve as a member of our Board, if so elected, as well as a written statement that the recommended nominee intends to tender his or her irrevocable resignation upon his or her election or re-election, which resignation shall become effective only upon the nominee’s failure to receive the requisite number of votes and the acceptance by our Board of such resignation.
If a stockholder desires to nominate a candidate for election of our Board, the stockholder must give timely notice to our Corporate Secretary at our principal executive offices. Under our Bylaws, the notice is timely if our Corporate Secretary receives it no earlier than 8:00 a.m., Central Time, on June 3, 2027 (120 days prior to the anniversary of the mailing date of this year’s proxy materials) and no later than 5:00 p.m., Central Time, on July 3, 2027 (90 days prior to the anniversary of the mailing date of this year’s proxy materials). If, however, the date of the Annual Meeting is more than 25 days earlier or more than 25 days later than the anniversary date of the prior Annual Meeting, notice must be received not earlier than 8:00 a.m., Central Time, on the 120th day prior to such Annual Meeting and not later than 5:00 p.m., Central Time, on the later of (i) the 90th day prior to such Annual Meeting, or (ii) the 10th day following the date on which public announcement of the date of the Annual Meeting is first made. The notice must be in writing and must include the nominee’s name and qualifications for service on our Board. Our Bylaws also require that the notice include the written consent of each nominee to serve as a member of our Board, if so elected, as well as a written statement that the director nominee intends to tender his or her irrevocable resignation upon his or her election or re-election, which resignation shall become effective only upon the nominee’s failure to receive the requisite number of votes and the acceptance by our Board of such resignation. Stockholders are also advised to review our Bylaws, which contain additional requirements with respect to the nomination of directors by stockholders. In addition, the notice of nomination must comply with Rule 14a-19 under the Exchange Act. Please note that the notice requirement under Rule 14a-19 is in addition to the applicable notice requirements under the advance notice provisions of our amended and restated bylaws as described above.

OTHER MATTERS
As of the date of this Proxy Statement, no stockholder had advised us of the intent to present any other matters, and we are not aware of any other matters to be presented, at the Annual Meeting. Accordingly, the only items of business that our Board intends to present at the Annual Meeting are set forth in this Proxy Statement.
If any other matter or matters are properly brought before the Annual Meeting, the persons named as proxyholders will use their discretion to vote on the matters in accordance with their best judgment as they deem advisable.

THE BOARD OF DIRECTORS

Madison, Wisconsin
October 16, 2026

ACCURAY

ACCURAY INCORPORATED
ATTN: CORPORATE SECRETARY
1240 DEMING WAY
MADISON, WI 53717

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/ARAY2026**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

T03842-P57053 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ACCURAY INCORPORATED

The Board of Directors recommends you vote FOR the following:

Nominee:	For	Against	Abstain
1a. Richard A. Meier	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2 and 3:

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be held on November 19, 2026:
The Notice and Proxy Statement and 2026 Annual Report are available at www.proxyvote.com.

T03843-P57053

ACCURAY INCORPORATED
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
FOR THE 2026 ANNUAL MEETING OF STOCKHOLDERS
NOVEMBER 19, 2026 11:00 AM (CT)

The undersigned stockholder of ACCURAY INCORPORATED, a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement and hereby appoints Steve La Neve, Ali Pervaiz, and David Shin, and each of them, jointly and severally, as proxies and attorneys-in-fact, with full power of substitution, on behalf and in name of the undersigned, to represent the undersigned at the 2026 Annual Meeting of Stockholders of Accuray Incorporated to be held on Thursday, November 19, 2026, at 11:00 AM (CT), and at any adjournment or postponement thereof, and to vote all shares of common stock which the undersigned would be entitled to vote on the matters set forth on the reverse side and, in accordance with their discretion, on any other business that may come before the meeting, and revokes all proxies previously given by the undersigned with respect to the shares covered hereby. The 2026 Annual Meeting of Stockholders will take place as a virtual meeting via the Internet at www.virtualshareholdermeeting.com/ARAY2026.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEE LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR PROPOSALS 2 AND 3.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

Continued and to be signed on reverse side